Exhibit 10.24

AMENDMENT AGREEMENT, dated as of December 27, 2018 (this “Amendment”), to the Credit Agreement (as defined below) among GCI, LLC (the “Borrower”), the Subsidiary Guarantors, Ventures Holdco, LLC, Credit Agricole Corporate and Investment Bank, as Administrative Agent (the “Administrative Agent”) and the Lenders party hereto.
RECITALS
A.    The Borrower, the Subsidiary Guarantors, the Lenders party thereto from time to time and the Administrative Agent are party to that certain Fifth Amended and Restated Credit and Guarantee Agreement, dated as of March 9, 2018 (“Credit Agreement”; capitalized terms used herein and not defined herein have the meaning ascribed to such terms in the Credit Agreement).
B.    The Borrower has requested that the Lenders consent to the amendment of the Credit Agreement to the extent and in the manner set forth in this Amendment, and the Lenders executing this Amendment have agreed to do so subject to the terms and conditions herein set forth.
C.    Credit Agricole Corporate and Investment Bank, SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., and TD Securities (USA) LLC are acting as joint lead arrangers for this Amendment (the “Arrangers”).
AGREEMENTS
In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent hereby agree as follows:
ARTICLE I.
AMENDMENTS, FEES AND EFFECTIVENESS

SECTION 1.01.    Conversion of Existing Term Loans. Effective as of the Closing Date, each Existing Term Loan of each Lender is hereby converted into a Revolving Loan of such Lender.

SECTION 1.02.    Amendment to Commitments.
(a)Effective as of the Closing Date, Schedule 1.1A to the Credit Agreement (the “Existing Schedule 1.1A”) is hereby amended and restated in its entirety in the form of Schedule 1.1A (the “New Schedule 1.1A”) to the Sixth Amended and Restated Credit Agreement (as defined below). Each Revolving Lender that is listed on the Existing Schedule 1.1A but is not listed on the New Schedule 1.1A is referred to herein as a “Departing Revolving Lender”. Each Revolving Lender that is not listed on Existing Schedule 1.1A, but is listed on the New Schedule 1.1A is referred to herein as a “New Revolving Lender”. Each Revolving Lender that is listed on both the New Schedule 1.1A and the Existing Schedule 1.1A is referred to herein as a “Continuing Revolving Lender”, and the New Revolving Lenders and the Continuing Revolving Lenders are collectively referred to as the “Amendment Lenders”.

(b)Each Departing Revolving Lender’s Revolving Loans shall be deemed assigned in full in accordance with Section 1.04 hereof. Effective as of the Closing Date, each Departing Revolving Lender is no longer a Lender.

(c)Each New Revolving Lender hereby becomes a party to the Amended and Restated Credit Agreement and shall for all purposes of the Loan Documents be deemed to be a “Lender” with the Commitment set forth next to such New Revolving Lender on New Schedule 1.1A. Each New Revolving Lender acknowledges and agrees that (x) it has received a copy of the Amended and Restated Credit Agreement and the other Loan Documents and (y) it shall be bound by the terms of the Amended and Restated Credit Agreement as fully and to the same extent as if it were an original Lender and will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 1.03.    Amendment and Restatement of Credit Agreement. Effective as of the Closing Date, the Credit Agreement (including Exhibit B-1 and Exhibit B-3, but not any other the Exhibit thereto) is hereby amended and restated in the form of Annex A hereto (the “Sixth Amended and Restated Credit Agreement”).

SECTION 1.04.    Rebalancing of Revolving Loans. On the Closing Date, (a) each Revolving Lender (including each New Revolving Lender) shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit A to the Credit Agreement, pursuant to which such Revolving Lender shall have assigned or accepted, as the case may be, a portion of the outstanding Revolving Loans necessary to reflect proportionately the Revolving Commitments under the Sixth Amended and Restated Credit Agreement, and (2) in connection with each such assignment and acceptance, such Revolving Lender shall pay to the Administrative Agent, for the account of the other Revolving Lenders, such amount as shall be necessary to appropriately reflect the assignment of Revolving Loans to it pursuant to this Section 1.04.

SECTION 1.05.    Consent Fee. In consideration of the Lenders’ agreement to amend the Credit Agreement as set forth herein, the Borrower shall pay a non-refundable consent fee (the “Consent Fee”), which Consent Fee shall be fully earned, non-refundable and payable on the Closing Date to each Lender (including each New Revolving Lender) that executes and delivers a signature page to this Amendment on or prior to the Closing Date, equal to 0.20% of the amount of the Revolving Commitment of such Lender as of the Closing Date. For the avoidance of doubt, no Consent Fee shall be payable if the Closing Date does not occur.

SECTION 1.06.    Amendment Effectiveness. This Amendment shall become effective as of the first date (the “Closing Date”) on which each of the following conditions have been satisfied:

(a)    The Administrative Agent (or its counsel) shall have received from (i) the Borrower, the Subsidiary Guarantors and Ventures Holdco (collectively, the “GCI Parties”), (ii) all Amendment Lenders and Required Lenders, (iii) the

Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment, and (iv) the Borrower, if requested by an Amendment Lender that the Loans made by such Lender be evidenced by a Note, an executed Note payable to such Lender.

(b)    Immediately before and after giving effect to, on, as of, and at the time of, the Closing Date (i) the representations and warranties of each GCI Party set forth in the Loan Documents shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects, (ii) no Default shall or would exist, and (iii) the Administrative Agent shall have received a certificate of the Borrower dated the Closing Date to such effect, signed by a Responsible Officer of the Borrower.

(c)    The Administrative Agent shall have received a certificate of each of the GCI Parties, dated the Closing Date, substantially in the form of Annex B hereto with appropriate insertions, executed by any officer (including the Secretary or any Assistant Secretary) of each such GCI Party.

(d)    The Parent shall have made an equity contribution to the Borrower, in cash, in an amount not less than $50,000,000 (the “Contribution”).

(e)    The Administrative Agent shall have received a certificate of the Senior Vice President/Finance of the Borrower, dated the Closing Date, in form and substance satisfactory to the Administrative Agent, certifying as to the pro forma compliance by the Borrower with the Financial Covenants under, and after giving effect to, the Contribution and the Sixth Amended and Restated Credit Agreement.

(f)    The Administrative Agent shall have received the Consent Fee on behalf of each Amendment Lender.

(g)    The Administrative Agent shall have received the following executed legal opinions: (i) the legal opinion of Sherman & Howard L.L.C., special counsel to the Borrower, (ii) the legal opinion of Stoel Rives LLP, special Alaska counsel to the Loan Parties, and (iii) the legal opinion of the Borrower by Mark Moderow, special internal Alaska regulatory counsel to the GCI Parties, and Christopher Nierman, special internal federal regulatory counsel to the GCI Parties, in each case, dated the Closing Date, in each case covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent. Each GCI Party hereby requests such counsel to deliver such opinions.

(h)    The LC Exposure shall not exceed $25,000,000.

(i)    The Borrower shall have paid (i) all accrued and unpaid interest on the Existing Term Loans, the Revolving Loans and the Swingline Loans, (ii) all accrued and unpaid commitment fees and letter of credit participation fees under Section 3.3 of the Credit Agreement, and (iii) all accrued and unpaid fronting fees owed to the Issuing Bank in respect of Letters of Credit.

(j)    To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in the Sixth Amended and Restated Credit Agreement), it shall deliver a Beneficial Ownership Certification (as defined in the Sixth Amended and Restated Credit Agreement), such Beneficial Ownership Certification to be in form and substance acceptable to the Administrative Agent.

(k)    The Administrative Agent shall have received, in immediately available funds, payment or reimbursement of all fees, out-of-pocket costs and expenses, compensation and other amounts then due and payable in connection with this Amendment, including, in the case of the Administrative Agent and the Arrangers, to the extent invoiced at least one Business Day prior to the Closing Date, the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and counsel for the Arrangers.

(l)    Without duplication of any payments pursuant to Section 1.04 and Section 1.06(i) hereof, each Departing Revolving Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it under the Credit Agreement (including any amounts due pursuant to Section 3.6 of the Credit Agreement).

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments effected hereby shall not become effective if each of the conditions set forth or referred to in this Section 1.06 shall not have been satisfied at or prior to 5:00 p.m., New York City time, on December 31, 2018.
ARTICLE II.
Miscellaneous

SECTION 2.01.    Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, each GCI Party represents and warrants to each of the Lenders (including the New Revolving Lenders) and the Administrative Agent that, as of the Closing Date, this Amendment has been duly authorized, executed and delivered by such GCI Party and constitutes, and the Sixth Amended and Restated Credit Agreement, will constitute, its legal, valid and binding obligation, enforceable against each of the GCI Parties party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing. As of the Closing Date, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.
(b)    The representations and warranties of each GCI Party set forth in the Loan Documents are, after giving effect to this Amendment, true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c)    After giving effect to this Amendment and the transactions contemplated hereby, no Default has occurred and is continuing on the Closing Date.

SECTION 2.02.    Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements set forth in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any GCI Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements set forth in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)    Each of the GCI Parties hereby (i) acknowledges its receipt of a copy of this Amendment Agreement and its review of the terms and conditions thereof and consents to the terms and conditions of the Amendment Agreement and the transactions contemplated thereby, (ii) affirms and confirms its guarantees, Liens, pledges, grants and other commitments under the Security Documents to which it is a party, and (iii) agrees that (x) each Security Document to which it is a party shall continue to be in full force and effect and (y) all guarantees, Liens, pledges, grants and other commitments thereunder shall continue to be in full force and effect to secure the Obligations (after giving effect to the Amendment Amendment) and shall accrue to the benefit of the Secured Parties (after giving effect to the Amendment Agreement).

(c)    On and after the Closing Date, each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Sixth Amended and Restated Credit Agreement. This Amendment shall constitute a Loan Document.

SECTION 2.03.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.9 and 10.10 of the Sixth Amended and Restated Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.05.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.
GCI, LLC

By: /s/ Peter J. Pounds
Name:    Peter J. Pounds
Title:    Senior Vice President/Finance

GCI HOLDINGS, LLC

By: /s/ Peter J. Pounds
Name:    Peter J. Pounds
Title:    Chief Financial Officer

GCI CABLE, INC.
GCI COMMUNICATION CORP.
GCI WIRELESS HOLDINGS, LLC

By: /s/ Peter J. Pounds
Name:    Peter J. Pounds
Title:    Chief Financial Officer

POTTER VIEW DEVELOPMENT CO., INC.
CYCLE 30, INC.
GCI NADC LLC
GCI SADC LLC
DENALI MEDIA HOLDINGS, CORP.
BBN, INC.
SUPERVISION, INC.

By: /s/ Peter J. Pounds
Name:    Peter J. Pounds
Title:    Treasurer

[Signature Page to Amendment Agreement]

GCI FIBER COMMUNICATION CO., INC.

By: /s/ Lynda Tarbath
Name:    Lynda Tarbath
Title:    Treasurer

INTEGRATED LOGIC LLC
BORTEK, LLC
KODIAK KENAI FIBER LINK, INC.
KODIAK-KENAI CABLE COMPANY, LLC

By: /s/ Lynda Tarbath
Name:    Lynda Tarbath
Title:    Chief Accounting Officer

THE ALASKA WIRELESS NETWORK, LLC

By: /s/ Lynda Tarbath
Name:    Lynda Tarbath
Title:    Chief Accounting Officer

ALASKA UNITED FIBER SYSTEM
PARTNERSHIP

By: GCI COMMUNICATION CORP., its general partner

By: /s/ Peter J. Pounds
     Name: Peter J. Pounds
     Title: Chief Financial Officer

By: GCI HOLDINGS, LLC, its general partner

By: /s/ Peter J. Pounds
     Name: Peter J. Pounds
     Title: Chief Financial Officer

[Signature Page to Amendment Agreement]

VENTURES HOLDCO, LLC

By: /s/ Craig Troyer
Name:    Craig Troyer
Title:    Senior Vice President and Assistant
        Secretary

[Signature Page to Amendment Agreement]

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as Administrative
Agent, Collateral Agent and an Arranger

By:/s/ Gary Herzog
Name:     Gary Herzog
Title:     Managing Director

By:/s/ Kestrina Budina
Name:     Kestrina Budina
Title:     Managing Director

[Signature Page to Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

CREDIT ARGICOLE CORPORATE AND
INVESTMENT BANK,
as a Lender

BY    /s/ Gary Herzog
NAME: Gary Herzog
TITLE: Managing Director

BY    /s/ Kestrina Budina
NAME: Kestrina Budina
TITLE: Managing Director

[Signature Page to Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

BANK OF AMERICA, N.A.
as a Lender

BY    /s/ Eric Ridgway
NAME: Eric Ridgway
TITLE: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

Citizens Bank, N.A.
as a Lender

BY    /s/ Andrew J. Meara
NAME: Andrew J. Meara
TITLE: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

CoBank, ACB,
as a Lender (type name of the legal entity)

BY    /s/ Jacqueline Bove
NAME: Jacqueline Bove
TITLE: Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

JPMORGAN CHASE BANK N.A.,
as a Lender

BY    /s/ Peter B. Thauer
NAME: Peter B. Thauer
TITLE: Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

MUFG UNION BANK, N.A.
as a Lender

BY    /s/ Matthew Antioco
NAME: Matthew Antioco
TITLE: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

SUNTRUST BANK
as a Lender

BY    /s/ Paige Scheper
NAME: Paige Scheper
TITLE: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

THE TORONOTO-DOMINION BANK,
NEW YORK BRANK, as a Lender

BY    /s/ Maria Macchiaroli
NAME: MARIA MACCHIAROLI
TITLE: AUTHORIZED SIGNATORY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

WEBSTER BANK, NATIONAL ASSOCIATION,
as a Lender (type name of the legal entity)

BY    /s/ Daniel Ponzio
NAME: Daniel Ponzio
TITLE: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

Wells Fargo Bank, N.A.,
as a Lender

BY    /s/ Chris Clifford
NAME: Chris Clifford
TITLE: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their officers as of the date first above written.

Northrim Bank
as a Lender (type name of the legal entity)

BY    /s/ Joe Schierhorn
NAME: Joe Schierhorn
TITLE: Chairman, President & CEO

ANNEX A TO AMENDMENT AGREEMENT

[see attached]

ANNEX A TO AMENDMENT AGREEMENT
SIXTH AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT
dated as of December __, 2018*
among
GCI, LLC,
as Borrower,
the Subsidiary Guarantors party hereto,
the Lenders party hereto,
MUFG UNION BANK, N.A.,
and
SUNTRUST BANK,
as Co-Syndication Agents,
BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A.,
and
THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as Co-Documentation Agents,
and
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent
______________________
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MUFG UNION BANK, N.A.,
SUNTRUST ROBINSON HUMPHREY, INC.,
and
TD SECURITIES (USA) LLC,
as Joint Lead Arrangers and Joint Book Runners
_____________________________________________________________________________________
Prepared by:
Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104

*
The parties intend this Sixth Amended and Restated Credit and Guarantee Agreement to be dated as of the Closing Date (as defined below). Each party hereto is hereby authorized and instructed to fill in such date in its copy(ies) hereof.

TABLE OF CONTENTS
Page
Article 1 DEFINITIONS                                            1
Section 1.1.        Defined Terms                                        1
Section 1.2.        Classification of Loans and Borrowings                      40
Section 1.3.        Terms Generally                                 40
Section 1.4.        Accounting Terms; GAAP                              41
Section 1.5.        Divisions                                     41
Article 2 THE CREDITS                                         42
Section 2.1.        Commitments and Loans                             42
Section 2.2.        Loans and Borrowings                             43
Section 2.3.        Requests for Borrowings                             44
Section 2.4.        Funding of Borrowings                             45
Section 2.5.        Termination, Reduction and Increase of Commitments             46
Section 2.6.        Repayment of Loans                                 48
Section 2.7.        Prepayment of Loans                                 48
Section 2.8.        Evidence of Debt                                 50
Section 2.9.        Letters of Credit                                 50
Section 2.10.    Swingline Loans                                 55
Section 2.11.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs         56
Section 2.12.    Defaulting Lenders                                 58
Section 2.13.    Incremental Term Facilities                             60
Section 2.14.    Refinancing Amendments.                             62
Section 2.15.    Extensions of Term Loans and Revolving Commitments.             62
Section 2.16.    MIRE Events.                                     65
Article 3 INTEREST, FEES, YIELD PROTECTION, ETC.                         66
Section 3.1.        Interest                                         66
Section 3.2.        Interest Elections                                 67
Section 3.3.        Fees                                         68
Section 3.4.        Alternate Rate of Interest                             69
Section 3.5.        Increased Costs; Illegality                             70
Section 3.6.        Break Funding Payments                             71
Section 3.7.        Taxes                                         72
Section 3.8.        Mitigation Obligations                             75
Section 3.9.        Replacement of Lenders                             75
Section 3.10.    Substituted Interest Rate                             76
Article 4 REPRESENTATIONS AND WARRANTIES                         77
Section 4.1.        Organization; Powers                                 77
Section 4.2.        Authorization; Enforceability                             77
Section 4.3.        Governmental Approvals; No Conflicts                     77
Section 4.4.        Financial Condition                                 78
Section 4.5.        Properties                                     79
Section 4.6.        Litigation and Environmental Matters                     79

(i)

Section 4.7.        Compliance with Laws and Agreements                     79
Section 4.8.        Franchises, FCC, State PUC and Certain Copyright Matters             79
Section 4.9.        Investment Company Status                             81
Section 4.10.    Taxes                                         81
Section 4.11.    ERISA                                         81
Section 4.12.    Disclosure                                     81
Section 4.13.    Subsidiaries                                     82
Section 4.14.    Insurance                                     82
Section 4.15.    Labor Matters                                     82
Section 4.16.    Solvency                                     82
Section 4.17.    Federal Reserve Regulations                             83
Section 4.18.    Use of Proceeds                                 83
Section 4.19.    Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws             83
Article 5 CONDITIONS                                         84
Section 5.1.    Initial Conditions.                                     84
Section 5.2.    Conditions to Future Credit Events                             84
Article 6 AFFIRMATIVE COVENANTS                                 84
Section 6.1.        Financial Statements and Other Information                     85
Section 6.2.        Notices of Material Events                             86
Section 6.3.        Existence; Conduct of Business                         87
Section 6.4.        Payment and Performance of Obligations                     87
Section 6.5.        Maintenance of Properties                             87
Section 6.6.        Books and Records; Inspection Rights                     88
Section 6.7.        Compliance with Laws                             88
Section 6.8.        Environmental Compliance                             88
Section 6.9.        Insurance                                     88
Section 6.10.    Casualty and Condemnation                             89
Section 6.11.    Additional Subsidiaries                             89
Section 6.12.    Information Regarding Collateral                         90
Section 6.13.    Further Assurances                                 90
Section 6.14.    Use of Proceeds                                 91
Section 6.15.    Maintenance of Ratings                             91
Article 7 NEGATIVE COVENANTS                                 91
Section 7.1.        Indebtedness                                     92
Section 7.2.        Liens                                         94
Section 7.3.        Fundamental Changes                                 95
Section 7.4.        Investments                                     96
Section 7.5.        Acquisitions                                     98
Section 7.6.        Sale and Lease-Back Transactions                         99
Section 7.7.        Dispositions                                     99
Section 7.8.        Restricted Payments                                 101
Section 7.9.        Prepayments                                     102
Section 7.10.    Transactions with Affiliates                              103
Section 7.11.    Restrictive Agreements                              103
Section 7.12.    Hedging Agreements                             104
Section 7.13.    Amendment of Material Documents                     104

(ii)

Section 7.14.    Ownership of Subsidiaries                         104
Section 7.15.    Sanctions; Anti-Corruption Laws                     104
Section 7.16.    [Reserved]                                 105
Section 7.17.    Total Leverage Ratio                             105
Section 7.18.    Secured Leverage Ratio                              105
Section 7.19.    Limitation on Activities of Liberty Subsidiaries                  105
Article 8 EVENTS OF DEFAULT                                      106
Article 9 THE ADMINISTRATIVE AGENT                                  109
Article 10 MISCELLANEOUS                                      112
Section 10.1.    Notices                                      112
Section 10.2.    Waivers; Amendments                              113
Section 10.3.    Expenses; Indemnity; Damage Waiver                      116
Section 10.4.    Successors and Assigns                              117
Section 10.5.    Survival                                      121
Section 10.6.    Counterparts; Integration; Effectiveness                      121
Section 10.7.    Severability                                      122
Section 10.8.    Right of Setoff                                      122
Section 10.9.    Governing Law; Waiver of Jury Trial                          122
Section 10.10.    Submission To Jurisdiction; Waivers                          123
Section 10.11.    Headings                                      123
Section 10.12.    Interest Rate Limitation                              123
Section 10.13.    Patriot Act                                      124
Section 10.14.    Confidentiality                                  124
Section 10.15.    Amendment and Restatement                              125
Section 10.16.    No Fiduciary Duty                                  125
Section 10.17.    Savings Clause                                  126
Section 10.18.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. 126
Section 10.19.    Certain ERISA Matters.                              126
Section 10.20.    CoBank Equity and Security                              128
Article 11 GUARANTEE                                         129
Section 11.1.    Guarantee; Fraudulent Transfer, Etc.; Contribution                  129
Section 11.2.    Obligations Not Waived                              131
Section 11.3.    Security                                      131
Section 11.4.    No Discharge or Diminishment of Guarantee                  131
Section 11.5.    Defenses of Borrower Waived                          132
Section 11.6.    Agreement to Pay; Subordination                          132
Section 11.7.    Information                                      133
Section 11.8.    Termination                                      133
Section 11.9.    Additional Guarantors                                  133
Section 11.10.    Keepwell                                      133

(iii)

EXHIBITS:
Exhibit A        Form of Assignment and Acceptance
Exhibit B-1        Form of Revolving Loan Note
Exhibit B-2        [Reserved]
Exhibit B-3        Form of Swingline Note
Exhibit B-4        Form of Term B Loan Note
Exhibit C        Form of Borrowing Request
Exhibit D        Form of Interest Election Request
Exhibit E-1        [Reserved]
Exhibit E-2        [Reserved]
Exhibit E-3        [Reserved]
Exhibit F        Form of Closing Certificate
Exhibit G        Form of Compliance Certificate
Exhibit H        [Reserved]
Exhibit I        Form of Guarantee Supplement
Exhibit J        Form of Revolving Increase Supplement

SCHEDULES:
Schedule 1.1A        Commitments
Schedule 4.6        Disclosed Matters
Schedule 4.8        List of Matters Affecting Authorizations
Schedule 4.13        List of Subsidiaries
Schedule 4.14        List of Insurance
Schedule 7.1        List of Existing Indebtedness
Schedule 7.2        List of Existing Liens
Schedule 7.4        List of Existing Investments
Schedule 7.10        List of Agreements with Affiliates
Schedule 7.11        List of Existing Restrictions

(iv)

SIXTH AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT, dated as of December __, 2018*, among GCI, LLC, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, MUFG UNION BANK, N.A., and SUNTRUST BANK, as Co-Syndication Agents, BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., and THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Co-Documentation Agents, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent.

RECITALS
This Sixth Amended and Restated Credit and Guarantee Agreement amends, restates, replaces and supersedes, in its entirety, without a breach in continuity and without constituting a novation, the Fifth Amended and Restated Credit and Guarantee Agreement, dated as of March 9, 2018 (the “Existing Credit Agreement”), among the Borrower, the subsidiary guarantors party thereto, the lenders party thereto, the other parties thereto and Credit Agricole CIB (as defined below), as the administrative agent.
For convenience, references to certain matters related to the period prior hereto have been deleted.
Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS
Section 1.1.    Defined Terms

As used in this Agreement, the following terms have the meanings specified below:

“2021 Senior Notes” means the 6 ¾% Senior Notes due 2021 of the Borrower.
“2025 Senior Notes” means the 6.875% Senior Notes due 2025 of the Borrower.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” has the meaning set forth in Section 7.5.
“ACS Wireless” means ACS Wireless, Inc., an Alaska corporation.

* The parties intend this Sixth Amended and Restated Credit and Guarantee Agreement to be dated as of the Closing Date (as defined below). Each party hereto is hereby authorized and instructed to fill in such date in its copy(ies) hereof.

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“Additional Refinancing Lender” shall mean, at any time, any bank, financial institution or other institutional lender or investor that agrees to provide any portion of Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.14; provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund, and (ii) the Borrower.
“Adjusted Operating Cash Flow” means, with respect to any Person, (a) Operating Cash Flow of such Person adjusted, on a consistent basis, to give effect to each acquisition, disposition and merger that occurred during the relevant period as if each had occurred on the first day of such period, plus (b) [Reserved], plus (c) costs and expenses of the Borrower and the Subsidiaries incurred during the relevant period in connection with, and cost savings and synergies to be realized within 12 months of the consummation of, Acquisitions consummated pursuant to Section 7.5(e), provided that the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer setting forth such Responsible Officer’s good faith estimate, in reasonable detail, of such reasonably anticipated costs, expenses, cost savings and synergies, plus (d) the aggregate amount of fees, expenses and premiums incurred or paid in connection with any refinancing permitted by this Agreement of any Indebtedness, including Indebtedness under this Agreement, plus (e) any severance payments paid by a Loan Party to any employee thereof during the period commencing on March 9, 2018 and ending 18 months thereafter, provided that in no event shall the amounts under clauses (c) and (e) of this defined term for the relevant period exceed, in the aggregate, 10% of Adjusted Operating Cash Flow for such period immediately prior to giving effect to any adjustments pursuant to such clauses.
“Administrative Agent” means Credit Agricole CIB, in its capacity as administrative agent for the Lenders hereunder, or any successor thereto appointed pursuant to Article 9.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Sale” has the meaning set forth in Section 2.7(d).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Persons” mean, with respect to any specified Person, (a) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a) of this defined term, and (c) any company, partnership, trust or

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other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) of this defined term or the holdings of which are for the primary benefit of any of such Persons.

“Agents” means, collectively, the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents.
“Aggregate Increased Revolving Amount” has the meaning set forth in Section 2.5(d)(B).
“Agreement” means this Sixth Amended and Restated Credit and Guarantee Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Alaska Plan” means the Universal Service Fund plan for Alaska as described in the FCC’s Report and Order and Further Notice of Proposed Rulemaking, as adopted on August 23, 2016 (Doc. No. FCC-16-115).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (iii) the One Month LIBO Rate plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the One Month LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the One Month LIBO Rate, respectively.
“Amendment Agreement” means the Amendment Agreement, dated as of December __, 2018, among the Borrower, the Subsidiary Guarantors, Ventures Holdco, the Lenders party thereto and the Administrative Agent.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, its Subsidiaries or the Liberty Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means:
(a)    (i) with respect to each ABR Borrowing and each Swingline Loan, the per annum rate equal to the percentage set forth below under the heading “ABR Margin” during the applicable periods set forth below, and (ii) with respect to each Eurodollar Borrowing and the fees payable under Section 3.3(b)(i), the per annum rate equal to the percentage set forth below under the heading “Eurodollar and LC Fee Margin” during the applicable periods set forth below, provided that until the delivery pursuant to Section 6.1(c) of the Compliance Certificate for the first full fiscal quarter after the Closing Date, the Total Leverage Ratio shall (solely for purposes of determining the Applicable Margin) be deemed to be at Level III (as set forth below):

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Level	When the Total Leverage Ratio is:		ABR Margin	Eurodollar and LC Fee Margin
	Less Than	Greater Than or Equal to
I		6.00:1.0	1.75%	2.75%
II	6.00:1.0	5.50:1.0	1.50%	2.50%
III	5.50:1.0	5.00:1.0	1.25%	2.25%
IV	5.00:1.0	4.50:1.0	1.00%	2.00%
V	4.50:1.0	4.00:1.0	0.75%	1.75%
VI	4.00:1.0		0.50%	1.50%

(b)    With respect to Borrowings consisting of Term B Loans (1) in the case of Eurodollar Borrowings, 2.25% per annum, and (2) in the case of ABR Borrowings, 1.25% per annum.
Changes in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(c) and shall become effective on the date such Compliance Certificate is received by the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, then solely for purposes of determining the “Applicable Margin”, the Total Leverage Ratio shall be deemed to be greater than or equal to 6.0:1.0 from and including such date to the date of receipt by the Administrative Agent of such certificate. In the event that any financial statement or certification delivered pursuant to Section 6.1 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, the Borrower shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.
“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
“Approved Debt” means Indebtedness incurred by the Borrower or any Subsidiary (a) having a final stated maturity date that is earlier than the Permitted Debt Maturity Date, and (b) in an aggregate principal amount at any one time outstanding not in excess of $10,000,000.
“Approved Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender

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or (c)(i) an entity or an Affiliate of an entity that administers or manages a Lender or (ii) an entity or an Affiliate of an entity that is the investment advisor to a Lender.
“Arrangers” means Credit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A., SunTrust Robinson Humphrey, Inc., and TD Securities (USA) LLC, in their capacities as Joint Lead Arrangers of the credit facility evidenced by this Agreement.
“Asset Sale” has the meaning set forth in Section 7.19(c).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)(iii)), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.
“Authorization” means, collectively, (a) any FCC License, (b) any Franchise, or (c) any other franchise, franchise application, ordinance, agreement, permit, license, order, certificate, registration, qualification, variance, license, approval, permit or other form of permission, consent or authority issued by the FCC, any State PUC, or any other Governmental Authority regulating the ownership or operation of the Communications Business.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership” or “Beneficially Owned” means, with respect to any securities, having beneficial ownership of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means GCI, LLC, a Delaware limited liability company.
“Borrowing” means Loans of the same Type and Class, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a Borrowing Request, substantially in the form of Exhibit C.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means:
(a)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year from the date of acquisition;
(b)    certificates of deposit, dollar time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Credit Party making such deposits available in the ordinary course of business, First National Bank of Alaska, Northrim Bank or any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of “P-2” or better from Moody’s or “A-2” or better from S&P;
(c)    repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(d)    commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “P-1” or higher from Moody’s or “A-1” or higher from S&P, and in each case maturing within one year after the date of acquisition;
(e)    securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, rated at least “A2” by Moody’s or at least “A” by S&P and in each case having maturities of not more than one year from the date of acquisition; and

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(f)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition or cash.
“Change in Control” means any Change in Control Transaction that is not a Permitted Change in Control Transaction.
“Change in Control Transaction” means the acquisition of Beneficial Ownership by any Person or group (such person or group, the “Transferee”) (excluding any Permitted Holder or group
Controlled by any Permitted Holder) of more than 30% of the aggregate voting power of all outstanding classes or series of either Parent’s or Borrower’s voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of Parent’s or Borrower’s, as applicable, voting stock Beneficially Owned by the Permitted Holders collectively. For purposes of the definition of “Change in Control Transaction”, “Person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.
“Change in Law” means (i) the adoption of any law, rule or regulation by any Governmental Authority after the Closing Date, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (iii) compliance by any Credit Party (or, for purposes of Section 3.5(b), by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Charter Exchangeable Debentures” means GCI’s 1.75% Exchangeable Senior Debentures due 2046 issued by GCI on June 18, 2018.
“Class” means (i) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans under the Existing Revolving Facility, Term B Loans, a tranche of Incremental Term Loans, a Refinancing Series of Refinancing Revolving Loans, a Refinancing Series of Refinancing Term Loans, Extended Term Loans from the same Extension, Extended Revolving Loans from the same Extension, or Swingline Loans and (ii) when used in reference to any Lender, refers to such Lender in its capacity as a holder of Revolving Loans under the Existing Revolving Facility, Term B Loans, Incremental Term Loans of a particular tranche, Refinancing Revolving Loans of a particular Refinancing Series, Refinancing Term Loans of a particular Refinancing Series, Extended Term Loans from a particular Extension or Revolving Term Loans from a particular Extension, as applicable.
“Closing Date” has the meaning assigned thereto in the Amendment Agreement.

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“Co-Documentation Agents” means Bank of America, N.A., JPMorgan Chase Bank, N.A., and The Toronto-Dominion Bank, New York Branch, each in its capacity as a co-documentation agent hereunder.
“Co-Syndication Agents” means MUFG Union Bank, N.A., and SunTrust Bank, each in its capacity as a co-syndication agent hereunder.
“CoBank” means CoBank, ACB.
“CoBank Equities” means, as of any date, any and all Equity Interests issued by CoBank and held by one or more of the Loan Parties.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any property of any Loan Party and the Equity Interests of GCI Holdings pledged by Ventures Holdco pursuant to the Ventures Holdco Pledge Agreement which, pursuant to any Security Document, secures any or all of the Obligations.
“Commitment Fee Rate” means at all times from and after the Closing Date, the per annum rate equal to the percentage set forth below under the heading “Commitment Fee Rate” during the applicable periods set forth below, provided that until the delivery pursuant to Section 6.1(c) of the Compliance Certificate for the first full fiscal quarter after the Closing Date, the Commitment Fee Rate shall be 0.375%:

When the Total Leverage Ratio is:		Commitment Fee Rate

	5.50:1.0	0.500%
5.50:1.0		0.375%
Changes in the Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(c) and shall become effective on the date such Compliance Certificate is received by the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required by Section 6.1(c), then solely for purposes of determining the “Commitment Fee Rate”, the Total Leverage Ratio shall be deemed to be equal to or greater than 5.5:1.0 from and including such date to the date of receipt by the Administrative Agent of such certificate.
“Commitments” means, collectively, the Revolving Commitments, the Term B Loan Commitments and, if existing, the Incremental Term Commitments, the Refinancing Revolving Commitments, the Refinancing Term Commitments, the Extended Revolving Commitments and commitments with respect to Extended Term Loans.
“Communications Act” means the Federal Communications Act of 1934, and the rules and regulations issued thereunder.

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“Communications Business” means the cable (including without limitation cable television), local access, wireline and wireless (whether fixed or mobile) communications systems and other businesses (including long distance, data and internet services) of the Borrower and the Subsidiaries generally.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), and the rules and regulations issued thereunder.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit G.
“Compliance Certificate Delivery Date” means the date on which a Compliance Certificate is delivered to the Administrative Agent in accordance with Section 6.1(c).
“Compliance Certificate Reference Date” means, with respect to each Compliance Certificate delivered to the Administrative Agent in accordance with Section 6.1(c), the end date of the fiscal period for the financial statements to which such Compliance Certificate relates.
“Consolidated Net Asset Test” means (a) the Fair Market Value of the consolidated assets of the Liberty Subsidiaries (other than any Subsidiaries) minus (b) the consolidated Indebtedness of the Liberty Subsidiaries (other than any Subsidiaries) (the result of (a) minus (b), the “Consolidated Net Assets”) equals at least $3.0 billion.
“Contributed Ventures Assets” means any property or assets owned by one or more of the Liberty Subsidiaries and all income, proceeds, distributions or collections received from, or cash proceeds from borrowings of Liberty Subsidiaries secured by, such property or assets.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Copyright Act” means The Copyright Act of 1976.
“Credit Agreement Refinancing Debt” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, Revolving Loans, Term B Loans, Incremental Term Loans, Extended Term Loans or any then existing Credit Agreement Refinancing Debt (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the related Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) such Indebtedness shall not be secured by any assets that do not constitute Collateral, (iv) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiary Guarantors, (v) such Indebtedness shall rank pari passu or junior in right of payment and of security (if any) with the other Loans, (vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if

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any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained, (vii) such Indebtedness shall have such pricing (including interest rate margins, rate floors, fees, premiums and funding discounts) and optional prepayment terms as may be agreed by the Borrower and the Additional Refinancing Lenders thereof, and (viii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (vii) above and with respect to pricing (including interest rate margin, rate floors, fees, premiums and funding discounts) and optional prepayment or redemption terms) are substantially identical to, or are not materially more favorable, taken as a whole, to the lenders or holders providing such Indebtedness (in the good faith determination of the Borrower and the Administrative Agent) than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness).
“Credit Agricole CIB” means Credit Agricole Corporate and Investment Bank and its successors.
“Credit Parties” means the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under Article 8.
“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent (and the Administrative Agent shall promptly notify the parties hereto after making such determination), that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified any Loan Party or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, three Business Days after written request by the Administrative Agent or the Borrower (at any time the Administrative Agent or the Borrower) shall have reasonably determined that such Lender may fail to comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in then outstanding Letters of Credit or Swingline Loans), to confirm it will comply with the terms of this Agreement relating to such obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (e) become, or has any direct or indirect parent company that has become, the subject of a Bail-in Action, or (f)(i) become or is insolvent or has a direct or indirect parent

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company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. For the avoidance of doubt, the mere acquisition or maintenance by a Governmental Authority of a Lender in and of itself will not cause a Lender to be a “Defaulting Lender” as long as it does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets, or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.6.
“Disqualified Equity” means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires or mandates payments or distributions, on or prior to the date that is one year after the Term B Maturity Date; provided, however, that an Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of one or more certain events shall not constitute Disqualified Equity if the terms of such Equity Interest provide that such Person may not repurchase or redeem any such Equity Interest unless such repurchase or redemption complies with Section 7.8. The term “Disqualified Equity” shall also include any option, warrant or other right that is convertible into Disqualified Equity or that is redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the Term B Maturity Date.
“Division” means a division or plan of division of the assets or other property and/or liabilities or other obligations of any Person into one or more other Persons under Delaware law (or any comparable event under a different jurisdiction’s laws).
“dollars” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, as of any date of determination (a) with respect to the Term B Loans, the sum of (i) the LIBO Rate on such date for a deposit in Dollars with a maturity of one month, (ii) the Applicable Margin for Term B Eurodollar Borrowings, and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, structuring, underwriting and syndication fees and other fees payable in connection therewith that are not shared with and generally paid to Term B Lenders, and (b) with respect to any other Indebtedness, the sum of (i)(A) the fixed rate of interest therefor, or (B) if the rate of interest applicable thereto is not a fixed rate, the sum of (I) the higher of (x) any eurodollar base rate (or, if no eurodollar base rate, any other base rate then applicable) for the calculation of interest thereon, and (y) any floor on such base rate, and (II) any margin for the calculation of interest thereon based on the applicable base rate, and (ii) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, structuring, underwriting and syndication fees and other fees payable in connection therewith that are not shared with and generally paid to the lenders with respect to such Indebtedness.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority having the force or effect of law or regulation, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.
“Environmental Liability” means, as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interest” means (a) a share of corporate stock, a partnership interest, a membership interest in a limited liability company, any interest that confers on a Person the right to receive a share of the profits and losses of the issuing Person and any other interest (other than to the extent constituting a debt) that confers on a Person the right to receive a share of the distribution of assets upon the liquidation of the issuing Person and (b) all warrants, options or other rights to acquire any Equity Interest set forth in clause (a) of this defined term (but excluding any debt security that is convertible into, or exchangeable for, any such Equity Interest).
“ERISA” means the Employee Retirement Income Security Act of 1974.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the distress termination of any Plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (vi) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article 8.
“Excluded Collateral” means interests of the Borrower and the Subsidiary Guarantors in (a) the following interests in Real Property (except to the extent that a lien thereon may be perfected by the filing of a uniform commercial code financing statement): (i) interests in Real Property owned or held by the Borrower or any Subsidiary Guarantor on the Closing Date, (ii) fee interests in Real Property acquired after the Closing Date not in excess of $20,000,0000 in respect of any individual parcel (or contiguous parcels) of Real Property, or $40,000,000 in the aggregate, and (iii) leasehold interests in Real Property, (b) patents, trademarks and copyrights (other than any patents, trademarks and copyrights constituting Collateral immediately prior to the Closing Date) not in excess of $10,000,000 in the aggregate, (c) joint ventures (other than any joint ventures constituting Collateral immediately prior to the Closing Date) not in excess of $10,000,000 individually or $20,000,000 in the aggregate, (d) any Liberty Subsidiary and (e) personal property acquired after the Closing Date not included in the definition of “Collateral” as defined in the Security Agreement.
“Excluded Subsidiary” means United Utilities, Inc., an Alaska corporation, Unicom, Inc., an Alaska corporation, United-KUC, Inc., an Alaska corporation, GCI Community Development, LLC, an Alaska limited liability company, United2, LLC, an Alaska limited liability company, Denali

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Media Juneau, Corp., an Alaska corporation, Denali Media Southeast, Corp., an Alaska corporation, Denali Media Anchorage, Corp., an Alaska corporation, each Securitization Entity, any future Subsidiary designated as an “Excluded Subsidiary” by the Borrower in a written notice delivered to the Administrative Agent in accordance with Section 6.11, and each existing and future subsidiary of each of the foregoing.
“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application of or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (i) net income or net profits, net worth, capital and franchise Taxes imposed in lieu of net income Taxes imposed (A) by the United States of America or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient (or, in the case of a pass through entity, any of its beneficial owners) is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located or (B) as a result of a present or former connection between such recipient or such beneficial owner thereof and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which such Loan Party is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located, (iii) in the case of a Foreign Lender, United States federal withholding Taxes, including backup withholding Taxes, imposed on amounts payable to such Foreign Lender unless such Taxes are imposed as a result of a change in the applicable statute, regulation or treaty occurring after such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such Taxes pursuant to Section 3.7, (iv) Taxes resulting from a Lender’s (or, in the case of a pass-through entity, any of its beneficial owners’) failure to comply with Section 3.7(e) or (f), and (v) any United States federal withholding taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the Recitals.
“Existing Facility Loan” means a Revolving Loan under the Existing Revolving Facility.

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“Existing Facility Maturity Date” means the earliest to occur of (a) the fifth anniversary of the date of this Agreement, (b) if the 2021 Senior Notes are not refinanced or repaid in full prior to the date that is 180 days prior to the stated maturity date of the 2021 Senior Notes, such date, and (c) if the Term B Loans are not refinanced or repaid in full prior to August 6, 2021, such date.
“Existing Letter of Credit” means each letter of credit outstanding on the Closing Date under the Existing Credit Agreement.
“Existing Revolving Facility” means the Revolving Commitments other than Extended Revolving Commitments and Refinancing Revolving Commitments and the Revolving Loans other than Extended Revolving Loans and Refinancing Revolving Loans.
“Extended Revolving Commitment” has the meaning given to such term in Section 2.15(a).
“Extended Revolving Loans” means Loans made to the Borrower pursuant to Extended Revolving Commitments.
“Extended Term Loans” has the meaning given to such term in Section 2.15(a).
“Extending Revolving Lender” has the meaning given to such term in Section 2.15(a).
“Extending Term Lender” has the meaning given to such term in Section 2.15(a).
“Extension” has the meaning given to such term in Section 2.15(a).
“Extension Amendment” means an amendment to this Agreement in connection with an Extension as described in Section 2.15(c).
“Extension Offer” has the meaning given to such term in Section 2.15(a).
“Facilities” means, collectively, the following facilities: (a) the Term B Commitments and the Term B Loans, (b) Incremental Term Commitments and Incremental Term Loans of the same Class, (c) the Existing Revolving Facility, and (d) any other Class of Loans and any related Commitments.
“Facility Amendment” means an Incremental Term Facility Amendment, a Revolving Increase Supplement, a Refinancing Amendment or an Extension Amendment.
“Fair Market Value” means, with respect to any property or assets, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code,

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any intergovernmental agreement entered into to implement such Sections of the Internal Revenue Code, and any laws rules and practices adopted by a non-US jurisdiction to effect any such intergovernmental agreement.
“FCC” means the Federal Communications Commission, or any Governmental Authority succeeding to the functions thereof.
“FCC License” means any governmental approval or authorization issued by the FCC pursuant to the Communications Act or otherwise that authorizes a Person to transmit or receive radio waves, microwaves or other signals (whether terrestrial or otherwise).
“Federal Funds Effective Rate” means, for any day, the higher of (a) 0.00% and (b) a rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.
“Financial Covenant Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Credit Exposure and Term Loans for all Financial Covenant Facilities.
“Financial Covenant Facility” means any Loan or Commitment under any Facility other than a Non-Financial Covenant Facility.
“Financial Covenant Lender” means a Lender with a Commitment, or that holds a Loan, under a Financial Covenant Facility.
“Financial Covenants” means the covenants set forth in Sections 7.17 and 7.18.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller, senior vice president-finance or vice president-finance of such Person.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012.
“Forecasts” has the meaning assigned to such term in Section 4.4(b).
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Loan Party is located. For purposes of this definition, the United

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States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fourth Restatement Closing Date” means February 2, 2015.
“Franchises” means all franchises and franchise applications required in connection with the Communications Business, other than FCC Licenses.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“GCI” means GCI Liberty, Inc. (f/k/a General Communication, Inc.), an Alaska corporation.
“GCI Holdings” means GCI Holdings, LLC, a Delaware limited liability company.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof; (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee in accordance with GAAP. The term “guarantee” or “guaranteed” as a verb has a correlative meaning thereto.
“Guarantee Supplement” means a Guarantee Supplement in the form of Exhibit I.
“Guarantors” means the Subsidiary Guarantors and any other Person that executes this Agreement (other than the Borrower) and delivers the applicable Security Documents.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates,

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asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap, cap, collar, hedging or other like arrangement.
“Incremental Amount” means, as of the date of any increase of the Revolving Commitments pursuant to Section 2.5(d) or the making of any Incremental Term Loan, the greater of (x) $250,000,000 and (y) an amount which, after giving effect to such increase of the Revolving Commitments or making of such Incremental Term Loan would not cause the Secured Leverage Ratio to be more than 3.75:1.00 as of the last day of the most recently ended period of four fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.1, determined on the date of such increase in the Revolving Commitments or the making of such Incremental Term Loans, as the case may be, after giving effect to any such increase and incurrence on a pro forma basis, and, in each case, (x) excluding, for purposes of determining the Secured Leverage Ratio, the cash proceeds of any such Incremental Term Loans and the cash proceeds of any substantially contemporaneous Revolving Loan, and (y) assuming that the Revolving Commitments are fully drawn.
“Incremental Term Commitments” means commitments of one or more Incremental Term Lenders to a tranche of an Incremental Term Facility as set forth in the relevant Incremental Term Facility Amendment.
“Incremental Term Facilities” has the meaning specified in Section 2.13(a).
“Incremental Term Facility Amendment” has the meaning specified in Section 2.13(d).
“Incremental Term Lender” has the meaning specified in Section 2.13(d).
“Incremental Term Loan Maturity Date” means, with respect to any Incremental Term Loan Facility, the final maturity date applicable to the Incremental Term Loans thereunder.
“Incremental Term Loans” has the meaning specified in Section 2.13(a).
“Indebtedness” of any Person means (subject to Section 1.4), without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property (excluding accounts payable incurred in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’

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acceptances, (x) Disqualified Equity, and (xi) all obligations of such Person incurred under or in connection with a Securitization. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.3(b).
“Initial Capital Contribution” means the capital contribution to the Borrower required under the Amendment Agreement as a condition precedent to the Closing Date.
“Interest Election Request” means an Interest Election Request, substantially in the form of Exhibit D.
“Interest Expense” means, for any Person for any period, the interest expense (including, without limitation, the interest component of Capital Lease Obligations) of such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means (i) with respect to each ABR Loan, the last day of each March, June, September and December, (ii) with respect to each Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months duration, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period, (iii) with respect to each Existing Facility Loan, the Existing Facility Maturity Date, (iv) with respect to each Term B Loan, the Term B Maturity Date, and (v) with respect to each Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.6(a), and (vi) with respect to each Incremental Term Loan, Refinancing Revolving Loan, Refinancing Term Loan, Extended Revolving Loan and Extended Term Loan, the Maturity Date with respect to such Loan.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending one month, two months, three months or six months thereafter, as the Borrower may elect, or such other period as each Lender affected thereby may agree in each such Lender’s sole discretion, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of any Interest Period of at least one month, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period of at least one month that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Rate Derivative” means any interest rate swap, cap or collar agreement or other similar agreement.

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“Investments” has the meaning assigned to such term in Section 7.4.
“IRU” shall mean any agreement whereby one Person grants the exclusive and irrevocable right to use conduit, dark fiber, lit fiber (including associated electronic and/or optical components) or other telecommunications network facilities owned by such Person to another Person for such other Person’s own network use, but not the right to physical possession and control of such facilities, and without regard to whether such agreement should be characterized as a lease or as a conveyance of an ownership interest.
“Issuing Bank” means Credit Agricole CIB, in its capacity as the issuer of Letters of Credit.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum, without duplication, of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Termination Date” means the Existing Facility Maturity Date, unless extended pursuant to a Facility Amendment signed by the Issuing Bank.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Term Loan hereunder at such time, including the latest maturity date of any Term B Loan, any Incremental Term Loan, or any Refinancing Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Lenders” means the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to the terms and provisions of Section 10.4, pursuant to an Assignment and Acceptance or pursuant to a Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to the terms and provisions of Section 10.4 pursuant to an Assignment and Acceptance or upon payment in full of such Lender’s Loans and all other sums owing to such Lender under the Loan Documents (whether or not then due) and the termination of such Lender’s Commitments. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means (i) any letter of credit (and any successive renewals thereof) issued pursuant to this Agreement and (ii) any Existing Letter of Credit.
“Liberty Subsidiary” means (i) the following entities contributed to the Borrower pursuant to the Reorganization Agreement: Broadband Holdco, LLC, a Delaware limited liability company; BCY Holdings, Inc., a Delaware corporation; Celebrate Interactive LLC, a Delaware limited liability company; Centennial Rural Development, Inc., a Delaware corporation; Cool Kicks Media, LLC, a Delaware limited liability company; Evite, Inc., a Delaware corporation; Liberty Digital

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Commerce, LLC, a Delaware limited liability company; Liberty Interactive Advertising, LLC, a Delaware limited liability company; LIC Tree, LLC, a Delaware limited liability company; LIC Tree 2, LLC, a Delaware limited liability company; LIC Ventures Marginco, LLC, a Delaware limited liability company; LMC Lockerz, LLC, a Delaware limited liability company; LMC Social, LLC, a Delaware limited liability company; LV Basket Marginco, LLC, a Delaware limited liability company; LV Bridge; Provide Gifts, Inc., a Delaware corporation; Ventures Holdco, in each case including the successor of any of the foregoing Persons, and (ii) any subsidiary of the Borrower designated as a New Liberty Subsidiary in accordance with Section 6.11.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the higher of (a) 0.00% and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits in the London interbank market with a maturity comparable to such Interest Period, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBO Rate” with respect to such Eurodollar Borrowing during such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Administrative Agent (the rate determined under this clause (b), the “LIBO Screen Rate”), provided further that in the absence of such availability, the “LIBO Rate” shall be determined by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Interest Period are offered by the principal office of the Administrative Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, provided further that in the event the principal office of the Administrative Agent is not making such offers, “LIBO Rate” shall mean such other rate reflecting the Lenders’ cost of funds as determined by the Administrative Agent using any reasonable or prevailing method.
“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Notes, the documentation in respect of each Letter of Credit, each Facility Amendment, the Security Documents and the Amendment Agreement.
“Loan Parties” means the Borrower and the Subsidiary Guarantors and any other Person that becomes a Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“LV Bridge” means LV Bridge, LLC, a Delaware limited liability company.

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“Majority Facility Lenders” means, with respect to (a) the Term B Commitments and the Term B Loans, the holders of more than 50% of the aggregate unpaid principal amount of the Term B Loans, (b) the Incremental Term Commitments and Incremental Term Loans of the same Class, the holders of more than 50% of the aggregate unpaid principal amount of the Incremental Term Loans of such Class, (c) the Revolving Commitments and the Revolving Loans of the same Class, the holders of more than 50% of the aggregate Revolving Commitments of such Class, and (d) any other Class of Term Loans, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans of such Class.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets, properties, operations, or financial condition of the Borrower and the Subsidiaries, taken as a whole, or (ii) the rights of, or remedies available to, any Credit Party, under the Loan Documents.
“Material Obligations” means Indebtedness (other than Indebtedness under the Loan Documents) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Obligations, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) such Person would be required to pay if such Hedging Agreement were terminated at such time. For purposes of determining Material Obligations, the “principal amount” in respect of any Securitization shall be determined as set forth in the definition of such term.
“Materials” has the meaning assigned to such term in Section 10.1.
“Maturity Date” means (a) with respect to the Term B Loans, the Term B Maturity Date, (b) with respect to any Class of Incremental Term Loans, the Incremental Term Loan Maturity Date applicable to such Class, (c) with respect to the Revolving Commitments under the Existing Revolving Facility, the Existing Facility Maturity Date, (d) with respect to any Class of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Amendment, and (e) with respect to any Class of Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment.
“Minimum Extension Condition” has the meaning given to such term in Section 2.15(b).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgages” means the mortgages, deeds of trust, assignments of leases and rents and other security documents (if any) delivered pursuant to this Agreement with respect to Real Property, each in form and substance reasonably satisfactory to the Administrative Agent.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and to which the Borrower or an ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

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“Net Income” means, with respect to any Person for any period, the net income of such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP (without deduction for minority interests); provided that the Borrower’s equity in the net income of any Liberty Subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by any such Liberty Subsidiary during such period to the Borrower or a Subsidiary as a dividend or other distribution.
“Net Proceeds” shall mean (X) with respect to any sale or other disposition of assets or any casualty event or condemnation, the aggregate amount of cash received by the Borrower or any Subsidiary Guarantor, including, (a) any cash received in respect of any non-cash proceeds, but only as and when received, (b) in the case of a casualty, insurance proceeds, and (c) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (i) amounts reserved, if any, for taxes payable with respect to the transaction, (ii) transaction fees, commissions, discounts, costs and out-of-pocket expenses properly attributable to the transaction, (iii) the principal amount of any Indebtedness (other than the Loans) that is secured by assets subject to the transaction and that is repaid in connection therewith, and (iv) any reserve for adjustments in respect to the transaction established in accordance with GAAP, and (Y) in connection with any incurrence of Indebtedness, the cash proceeds received from such incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Excluded Subsidiary” has the meaning assigned to such term in Section 6.11.
“New Included Subsidiary” has the meaning assigned to such term in Section 6.11.
“New Liberty Subsidiary” has the meaning assigned to such term in Section 6.11.
“New Subsidiary” has the meaning assigned to such term in Section 6.11.
“NMTC Subsidiaries” means Terra GCI Investment Fund, LLC, a Missouri limited liability company, Terra GCI 2 Investment Fund, LLC, a Missouri limited liability company, Terra GCI 2-USB Investment Fund, LLC, a Missouri limited liability company, Terra GCI 3 Investment Fund, LLC, a Missouri limited liability company, Twain Investment Fund 210, LLC, a Missouri limited liability company, Terra GCI 5 Investment Fund 1, LLC, a Missouri limited liability company, Terra GCI 5 Investment Fund 2, LLC, a Missouri limited liability company, and each investment fund that becomes a subsidiary of the Borrower after the Closing Date in connection with a Permitted NMTC Transaction, and each subsidiary of each of the foregoing.
“Non-Consenting Lender” has the meaning assigned to such term in Section 10.2(c).
“Non-Financial Covenant Facility” means (a) the Term B Loans, and (b) any Loan or Commitment under any other Facility that, pursuant to its Facility Amendment, does not contain the Financial Covenants, provided that any such Facility (including the Term B Loans) that is amended to contain the Financial Covenants shall cease to be a Non-Financial Covenant Facility on the date that such amendment becomes effective and such Facility becomes subject to the Financial Covenants.

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“Non‑Financial Covenant Lender” means a Lender with a Commitment, or that holds a Loan, under a Non‑Financial Covenant Facility.
“Non-US Lender” has the meaning assigned to such term in Section 3.7(f).
“Notes” means, to the extent issued pursuant to Section 2.8(d), promissory notes evidencing the Loans substantially in the form of (a) Exhibit B-1, in the case of any Revolving Loan, (b) Exhibit B-3, in the case of any Swingline Loan, (c) Exhibit B-4 in the case of any Term B Loan, or (d) the appropriate exhibit attached to the relevant Facility Amendment.
“Obligations” has the meaning assigned to such term in the Security Agreement.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“One Month LIBO Rate” means as of any date, the higher of (a) 0.00% and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two Business Days prior to such date, as the rate for one month Dollar deposits in the London interbank market, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “One Month LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying one month interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Administrative Agent (the rate determined under this clause (b), the “One Month Screen Rate”), provided further that in the absence of such availability, the “One Month LIBO Rate” shall be determined by reference to the rate at which one month Dollar deposits of $1,000,000 in immediately available funds are offered by the principal office of the Administrative Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to such date, provided further that in the event the principal office of the Administrative Agent is not making such offers, “One Month LIBO Rate” shall mean such other rate reflecting the Lenders’ cost of funds as reasonably determined by the Administrative Agent using any reasonable or prevailing method.
“Operating Cash Flow” means, for any Person for any period, (a) Net Income of such Person for such period, plus (b) without duplication and to the extent deducted in determining such Net Income, the sum of (i) Interest Expense for such period, (ii) provision for income taxes for such period, (iii) the aggregate amount attributable to depreciation and amortization for such period, (iv) the aggregate amount of other non‑cash charges for such period attributable to the adoption of the Alaska Plan, but not in excess of $45.0 million in the aggregate for all periods, (v) the aggregate amount of all other non‑cash charges for such period (other than any non‑cash charges attributable to the adoption of the Alaska Plan), (vi) the aggregate amount of all non-cash compensation paid to directors, officers and employees, (vii) the aggregate amount of extraordinary or non-recurring charges during such period and (viii) the aggregate amount of fees and expenses incurred or paid in connection with the negotiation and consummation of the Reorganization Transactions and the other transactions contemplated by the Reorganization Agreement, including consent solicitations to noteholders, amendments to credit facilities, the issuance of the Charter Exchangeable Debentures and replacement financings, minus (c) without duplication and to the extent added in determining such Net Income, the aggregate amount of extraordinary, non-operating and non-recurring additions to income during such period (including IRUs

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that do not provide for periodic payments to be made at least semi-annually during the term of such transaction in proportion to the availability of capacity), plus (d) without duplication, cash received in excess of revenue recognized under Roaming Contracts in accordance with the Projections, minus (e) without duplication, revenue recognized in excess of cash received under Roaming Contracts in accordance with the Projections.
“Other Refinancing Condition” means, in connection with any issuance of Other Replacement Debt in respect of any of the Senior Notes, the following condition shall be required to be satisfied substantially simultaneously with the incurrence of such Other Replacement Debt: such Senior Notes shall have been (a) paid in full, (b) defeased in accordance with the terms of the indenture for such Senior Notes, (c) called for redemption in accordance with the indenture for such Senior Notes and an amount (in the form required, if any) as shall be sufficient to pay the entire principal of, premium, if any, and interest on such Senior Notes on the applicable redemption date (the “Segregated Funds”) shall have been (i) irrevocably deposited with the trustee for such Senior Notes, in trust, for the benefit of the holders of the Senior Notes, (ii) irrevocably deposited into an escrow with the Administrative Agent or its designee, such escrow to be on terms and conditions reasonably satisfactory to the Administrative Agent, such escrowed amounts to be used only for the purpose of paying the principal of, premium, if any, and interest on such Senior Notes on the applicable redemption date, or (iii) any combination of clauses (i) and (ii) immediately above, or (d) any combination of clauses (a), (b) or (c) immediately above.
“Other Refinancing Indebtedness” means, with respect to any Indebtedness, any other Indebtedness that renews, refinances or replaces such Indebtedness; provided that (1) the only obligors under such renewal, refinancing or replacement Indebtedness are Persons that were obligors under the Indebtedness being renewed, refinanced or replaced, (2) if the Indebtedness being renewed, refinanced or replaced is subordinated in right of payment to the Obligations, such renewal, refinancing or replacement Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refinanced or replaced, (3) such renewal, refinancing or replacement shall not increase the principal amount of such Indebtedness (other than with respect to any accrued interest, premiums, fees or expenses payable in connection with such renewal, refinancing or replacement, and any original issue discount in connection therewith, provided that the aggregate sum of all such accrued interest, premiums, fees, expenses and original issue discount shall not exceed in the aggregate an amount equal to 10% of the Indebtedness being renewed, refinanced or replaced), provided that in connection with any prepayment of interest or principal owing under the Senior Notes or Other Replacement Debt pursuant to clause (y) of Section 7.9, such principal amount may be also increased by any fees and expenses relating to a consent solicitation with respect to the 2025 Senior Notes, (4) such renewal, refinancing or replacement Indebtedness has a final stated maturity date equal to or later than the final stated maturity date of the Indebtedness being renewed, refinanced or replaced and (5) such renewal, refinancing or replacement Indebtedness has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Indebtedness being renewed, refinanced or replaced.
“Other Replacement Debt” means senior unsecured debt of the Borrower that meets the following criteria: (i) such debt constitutes Other Refinancing Indebtedness, (ii) such debt does not require any payment or prepayment (including without limitation any sinking fund or similar payment)

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of principal prior to the Permitted Debt Maturity Date other than pursuant to mandatory prepayment requirements not materially more restrictive than those applicable to the Senior Notes, with such changes thereto as shall be reasonably acceptable to the Administrative Agent, and (iii) the affirmative covenants, negative covenants and events of default applicable thereto shall not be materially more restrictive in substance, when taken as a whole, than those applicable to the Indebtedness being refinanced, unless reasonably acceptable to the Administrative Agent.
“Other Taxes” means any and all current or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.
“Parent” means GCI and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; and any subsequent successor (by merger, consolidation, transfer or otherwise) to all or substantially all of a successor’s assets, provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of Borrower then Beneficially Owned by Parent as to which Parent has dispositive power, the term “Parent” shall also mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that, no Person shall be deemed “Parent” until satisfaction of the requirements of clauses (b), (c) and (d) of the definition of “Permitted Change in Control Transaction” as if such Person were a Transferee. “Transferee Parent” for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Parent of a Person or Persons (a “Transferred Person”) that hold equity securities of Borrower Beneficially Owned by Parent, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are Beneficially Owned by any combination of Parent, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Parent (or of any publicly traded class or series of voting securities of Parent designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series. “Control Person” for this purpose means each of (a) the Chairman of the Board of Parent, (b) the President, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Chief Corporate Development Officer of Parent, (c) any Senior Vice President of Parent, (d) each of the directors of Parent and (e) the respective Affiliated Persons of the Persons referred to in clauses (a) through (d).
“Participant” has the meaning assigned to such term in Section 10.4(d).
“Participant Register” has the meaning assigned to such term in Section 10.4(d).
“Patriot Act” has the meaning assigned to such term in Section 10.13.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

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“Permitted Cash” means, as of any date, cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors to the extent not subject to a Lien (other than Permitted Encumbrances within the meaning of clauses (a), (e) and/or (i) of such defined term and/or any Lien permitted pursuant to Section 7.2(a)).
“Permitted Change in Control Transaction” means any Change in Control Transaction in which the following conditions are satisfied:
(a)    the applicable Transferee has on the date of such Change in Control Transaction or within 45 days thereafter either (i) an investment grade corporate family rating by Moody’s or S&P’s or (ii) a corporate family rating equal to or better than the Parent’s rating with Moody’s or S&P’s on the date of such Change in Control Transaction;
(b)    the applicable Transferee is not a Sanctioned Person;
(c)    such transaction does not violate any Anti-Corruption Laws applicable to the applicable Transferee or Sanctions applicable to the applicable Transferee or to any party hereto; and
(d)    each of the Administrative Agent and each Lender shall have received all documentation and other information reasonably requested by such Person in writing and that such Person reasonably determines is required by United States bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;
provided that no Change in Control Transaction shall be a Permitted Change in Control Transaction if on any day prior to the date that is six months after the date of such Change in Control Transaction, the Borrower does not have either (i) an investment grade corporate family rating by Moody’s or S&P’s or (ii) a corporate family rating equal to or better than the Borrower’s rating with Moody’s or S&P’s on the date of such Change in Control Transaction.
“Permitted Debt Maturity Date” means the date that is 180 days after the Latest Maturity Date.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.4;
(b)    landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 6.4;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

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(d)    pledges and deposits to secure the performance of bids, government, trade and other similar contracts (other than contracts for the payment of money), leases, subleases, statutory obligations and surety, stay, appeal, indemnity, performance or other similar bonds or obligations and other obligations of a like nature, and deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations, in each case in the ordinary course of business;
(e)    judgment and attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 8;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on, and other imperfections of title with respect to, real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and the Subsidiaries;
(g)    Liens on the assets of any Subsidiary in favor of the Borrower or any other Subsidiary Guarantor, Liens on assets of the Borrower in favor of any Subsidiary Guarantor, and Liens on assets of any Excluded Subsidiary in favor of any other Excluded Subsidiary;
(h)    Liens on Margin Stock to the extent that a prohibition on such Liens would violate Regulation U;
(i)    Liens in favor of collecting or payor banks or securities intermediaries having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in possession of such bank or in a security account of such security intermediary, or arising under or pursuant to general banking conditions;
(j)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;
(k)    Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases;
(l)    (i) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (ii) Liens relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Subsidiary in the ordinary course of business;
(m)    Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with an Investment permitted by Section 7.4;
(n)    Liens deemed to exist in connection with Investments permitted by Section 7.4(a) that constitute repurchase obligations;

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(o)    (i) deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, liability, director and officer or other insurance to the Borrower or any Subsidiary;
(p)    Liens securing obligations (other than obligations representing Indebtedness for money borrowed) under reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower or any Subsidiary;
(q)    Liens arising out of conditional sale, title retention, consignment or similar arrangements entered into by the Borrower or any Subsidiary in the ordinary course of business; and
(r)    statutory Liens on the CoBank Equities in favor of CoBank.
“Permitted Holders” means any one or more of (a) Parent, (b) John C. Malone or Gregory B. Maffei, (c) each of the respective Affiliated Persons of the Persons referred to in clause (b), (d) any publicly traded Person in which any of the Persons referred to in clauses (b) and (c) (whether individually or together with the other Persons in clause (b) and (c)) is the largest beneficial owner of (x) the Equity Interests of such Person or (y) the aggregate voting power of all the outstanding classes or series of the Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, and (e) any Person a majority of the aggregate voting power of all the outstanding classes or series of the Equity Interests of which are Beneficially Owned by any one or more of the Persons referred to in clauses (a), (b), (c) or (d). For purposes of the definition of “Permitted Holders”, “Person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.
“Permitted Liberty Indebtedness” means any and all of the following: (i) Indebtedness of a Liberty Subsidiary owing to and held by any other Liberty Subsidiary, provided that any event that results in a Liberty Subsidiary ceasing to be a Liberty Subsidiary or any subsequent transfer of any such Indebtedness (except to a different Liberty Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof, (ii) Indebtedness constituting Guarantees by a Liberty Subsidiary of Indebtedness of another Liberty Subsidiary, (iii) Indebtedness constituting Guarantees by a Liberty Subsidiary of Indebtedness of the Borrower or a Subsidiary to the extent such Guarantee is permitted to be incurred in accordance with the provisions of this Agreement and subject to the limitations on the granting of such Guarantees set forth in Section 7.19, (iv) Indebtedness by LV Bridge constituting Guarantees or any contingent obligation in respect of the Charter Exchangeable Debentures and (v) Indebtedness under Interest Rate Derivatives entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of Section 7.19(a) (including by reference to this definition).
“Permitted NMTC Debt” means Indebtedness incurred pursuant to Section 7.1(h).

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“Permitted NMTC Transactions” means (a) the New Markets Tax Credit transactions consummated by GCI and its subsidiaries prior to the Closing Date (the “Existing NMTC Transactions”) and (b) additional New Markets Tax Credit transactions consummated after the Closing Date on terms and conditions substantially similar to those relating to the Existing NMTC Transactions (except that all debt owed by the relevant investment funds thereunder shall be payable to the Borrower or a Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor, as the case may be, may guarantee or indemnify tax indemnification obligations of the project borrower and Excluded Subsidiaries may invest in such transactions) or otherwise reasonably acceptable to the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall mean Intralinks or another similar electronic system.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Credit Agricole CIB as its prime commercial lending rate at its principal office in New York City; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by Credit Agricole CIB in connection with extensions of credit to borrowers.
“Projections” means the projections set forth in the Borrower’s October 13, 2016 Pro Rata Lenders’ Presentation.
“Proposed Change” has the meaning assigned to such term in Section 10.2(c).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall have the meaning assigned to such term in Section 10.1.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate Collateral Requirement” means the requirement that, with respect to each owned Real Property required to be subject to a Mortgage hereunder, the Administrative Agent shall have received (each in form and substance satisfactory to the Administrative Agent):

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(a) a Mortgage duly executed and delivered by the relevant Loan Party that is the record owner of such Real Property, in form for recording in the recording office of the jurisdiction where such Real Property to be encumbered thereby is situated, in favor of the Administrative Agent for the benefit of the Secured Parties (in such number of copies as the Administrative Agent shall have requested), together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Administrative Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create and/or maintain a Lien on such Real Property, subject to no Liens other than Liens permitted under Section 7.2 applicable to such Real Property;
(b) to the extent that Lenders would be required by federal law and regulations regarding flood insurance (including the National Flood Insurance Reform Act of 1994) to obtain the same in connection with obtaining such Mortgage: (i) a ‘life of loan’ flood hazard determination, and (ii) as applicable, evidence of flood insurance and an acknowledged borrower notice, for such Real Property;
(c) a fully paid policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) in the form reasonably approved by the Administrative Agent insuring the Lien of the Mortgage encumbering such Real Property as a valid Lien (subject to this clause (c)) on such Real Property and fixtures described therein, which policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) shall be in an amount reasonably satisfactory to the Administrative Agent and shall (i) be issued by a title insurance company selected by the Borrower and reasonably satisfactory to the Administrative Agent, (ii) include such coinsurance and reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent, (iii) have been supplemented by such endorsements or affirmative insurance, if available, as shall be reasonably requested by the Administrative Agent, and (iv) contain no exceptions to title other than exceptions for Liens permitted under Section 7.2 and other exceptions reasonably acceptable to the Administrative Agent;
(d) evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title insurance premiums, search and examination charges, mortgage, filing and recording taxes, fees and related charges required for the recording of such Mortgage;
(e) if the Administrative Agent or Lenders holding more than 50% of the Total Credit Exposure of all Lenders of all Classes that are beneficiaries of such Real Property Collateral, taken as a whole, reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any such Real Property, the Borrower will cooperate with the Administrative Agent in obtaining appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other law or regulation and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall pay all reasonable fees and expenses incurred by the Administrative Agent in connection therewith;

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(f) all such other documents, instruments or items (including UCC fixture filings) as shall be reasonably necessary in the opinion of the Administrative Agent (or its counsel) to create a valid and perfected mortgage Lien on such Real Property subject only to Liens permitted under Section 7.2, including such affidavits and instruments of indemnifications by the Borrower and the relevant Subsidiary as shall be reasonably required to induce such title company to issue the policy or policies (or commitment) and endorsements contemplated in clause (c) above; and
(g) customary opinions (addressed to the Administrative Agent and the Lenders) of local counsel for the relevant Loan Party (i) in the state in which such Real Property is located, with respect to the enforceability and perfection of the Mortgage covering such Real Property and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent and (ii) if requested by the Administrative Agent, in the state in which such Loan Party is organized and formed, with respect to, among other matters, the valid existence, corporate power and authority of such Loan Party in the granting of such Mortgage.
“Real Property” means, collectively, all right, title and interest of the Borrower or any Subsidiary in and to any and all parcels of real property owned by the Borrower or any Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.
“Refinanced Debt” has the meaning set forth in the defined term Credit Agreement Refinancing Debt.
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, and (c) each Additional Refinancing Lender thereunder.
“Refinancing Revolving Commitments” shall mean one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Loans” shall mean one or more revolving loans hereunder that result from a Refinancing Amendment.
“Refinancing Series” shall mean all Refinancing Revolving Commitments, Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Revolving Commitments, Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same effective yield and amortization schedule.
“Refinancing Term Commitments” shall mean one or more term loan commitments hereunder that fund Refinancing Term Loans of the same Class pursuant to a Refinancing Amendment.
“Refinancing Term Lender” shall mean each Lender with a Refinancing Term Commitment.

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“Refinancing Term Loans” shall mean one or more term loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning assigned to such term in Section 10.4(c).
“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.
“Reorganization Agreement” means the Agreement and Plan of Reorganization, dated as of April 4, 2017, among Qurate Retail, Inc. (f/k/a Liberty Interactive Corporation), Liberty Interactive LLC and GCI, as amended pursuant to Amendment No. 1 to Reorganization Agreement dated as of July 19, 2017 and Amendment No. 2. to Reorganization Agreement dated as of November 8, 2017.
“Reorganization Transactions” means the term “Transactions” as defined in the Reorganization Agreement, together with the Reincorporation Merger (as defined in the Reorganization Agreement).
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing greater than 50% of the sum of the aggregate Total Credit Exposures of all Lenders. Notwithstanding anything to the contrary herein contained, each Non-Financial Covenant Lender, solely in its capacity as a Non-Financial Covenant Lender, with respect to any matter requiring the vote of Lenders pursuant to the exercise of any remedy under Article 8 arising from an Event of Default under any Financial Covenant, shall, automatically and without further action on the part of such Non‑Financial Covenant Lender, the Borrower or the Administrative Agent, be deemed to have voted its Total Credit Exposure (other than its Financial Covenant Credit Exposure), and each such Non-Financial Covenant Lender irrevocably instructs the Borrower, each other Lender and the Administrative Agent to treat as voted, in the same proportion as the allocation of voting with respect to such matter by Financial Covenant Lenders (other than in their capacity as Non‑Financial Covenant Lenders) so long as such Non‑Financial Covenant Lender is treated in connection with the exercise of such right or taking of such action on the same basis as, and in a manner no less favorable to such Non‑Financial Covenant Lender than, the Financial Covenant Lenders.

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“Required Revolving Lenders” means, at any time, Lenders having Total Revolving Credit Exposures representing greater than 50% of the sum of the aggregate Total Revolving Credit Exposures of all Lenders.
“Responsible Officer” means, with respect to any Person, any of the chief executive officer, president, chief financial officer (or similar title) or treasurer (or similar title) of such Person.

“Restricted Payment” means, as to any Person, (i) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interest issued by such Person (other than any such dividend or distribution made solely by a Liberty Subsidiary to another Liberty Subsidiary), (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by such Person on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or any option, warrant or other right to acquire any such Equity Interest, (iii) any payment of any management, consulting, administrative or other similar fee by such Person to any Affiliate thereof to the extent that such fee is in excess of the amount that such Person could have obtained for similar service on an “arm’s length” basis from an unrelated third party, and (iv) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance of or with respect to any Indebtedness of any Affiliate of such Person.
“Revolving Availability Period” means (i) for the Existing Revolving Facility, the period from and including the Closing Date to but excluding the earlier of the Existing Facility Maturity Date and the date of termination of the Revolving Commitments therefor, and (ii) with respect to Refinancing Revolving Loans and Extended Revolving Loans, as set forth in the applicable Facility Amendment or such earlier date that the Revolving Commitments therefor are terminated.
“Revolving Commitment” means, with respect to each Lender having a Revolving Commitment under a Facility, the commitment of such Lender to make or maintain Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans thereunder in an aggregate outstanding amount not exceeding the amount of such Lender’s Revolving Commitment as set forth, with respect to the Existing Revolving Facility, on Schedule 1.1A, in the Facility Amendments executed and delivered by such Lender, the Borrower and the Administrative Agent, and in each Assignment and Acceptance pursuant to which such Lender shall have assumed such Revolving Commitment, as applicable, as such commitment may be reduced or increased from time to time pursuant to Section 2.5, pursuant to assignments by or to such Lender pursuant to Section 10.4 or upon the expiration thereof. The amount of each Lender’s Revolving Commitment under the Existing Revolving Facility on the Closing Date is set forth on such Schedule 1.1A. The aggregate amount of the Revolving Commitments under the Existing Revolving Facility on the Closing Date is $550,000,000.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans plus its LC Exposure and Swingline Exposure at such time.

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“Revolving Increase Supplement” means an increase supplement in substantially the form of Exhibit J.
“Revolving Lender” means a Lender with a Revolving Commitment.
“Revolving Loan” means a Loan referred to in Section 2.1(a) and made pursuant to Section 2.4.

“Roaming Contracts” means long-term fixed roaming arrangements entered into in calendar year 2016 pursuant to which the Borrower or any Subsidiary shall have agreed to provide roaming services to other wireless carriers.
“S&P” means Standard & Poor’s Financial Services, LLC.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, at the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate” means the LIBO Screen Rate or the One Month Screen Rate.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Debt” means, as of any date, (a) the aggregate principal amount of all Indebtedness of the Borrower and the Subsidiaries that would be reflected as liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries as of such date prepared in accordance with GAAP (other than Indebtedness that is not secured by any Liens on the property or assets of the Borrower or any of its Subsidiaries), minus (b) Permitted NMTC Debt to the extent included therein, minus (c) Permitted Cash minus (d) Indebtedness permitted by Section 7.1(n) to the extent that annual payments of principal on such Indebtedness due prior to the Permitted Debt Maturity Date do not exceed 1% of the original principal amount, plus (e) without duplication of the amounts included in clause (a) immediately above, the aggregate principal amount of all Securitizations of the Borrower and the Subsidiaries.

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“Secured Leverage Ratio” means, as of any date, the ratio of (i) Secured Debt on such date to (ii) Adjusted Operating Cash Flow of the Borrower and its Subsidiaries for the most recently completed four fiscal quarters in respect of which a Compliance Certificate has been delivered in accordance with Section 6.1(c).
“Secured Parties” means the “Secured Parties” as defined in the Security Agreement.
“Securitization” means any transfer by the Borrower or any Subsidiary of accounts receivable and proceeds thereof or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.
“Securitization Entity” means any wholly‑owned limited purpose Subsidiary that purchases accounts receivable of the Borrower or any Subsidiary pursuant to a Securitization.
“Security Agreement” means the Second Amended and Restated Security Agreement, dated as April 30, 2013, among the Borrower, the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Secured Parties.
“Security Documents” means (a) the Security Agreement, (b) the Ventures Holdco Pledge Agreement, and (c) each other security agreement, instrument or other document executed or delivered pursuant to this Agreement or any agreement referred to in clauses (a) or (b) above to secure any of the Obligations.
“Segregated Funds” has the meaning set forth in the defined term Other Refinancing Condition.
“Senior Notes” means the 2021 Senior Notes and the 2025 Senior Notes.
“Significant Transaction” means each of the following, regardless of whether any requirement under Section 6.1(e) with respect thereto shall have been satisfied:
(a)     any transaction referred to in Section 7.3(a)(i),
(b)     [Reserved],

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(c)     any Acquisition by the Borrower or any of its Subsidiaries other than from the Borrower or any of its subsidiaries for which the aggregate consideration payable by the Borrower and its Subsidiaries is in excess of $100,000,000,
(d)     any transaction (i) referred to in Section 7.5(e) which is not otherwise permitted by Section 7.5, and (ii) for which the aggregate consideration payable by the Borrower and the Subsidiaries is in excess of $50,000,000,
(e)     any sale, transfer, lease or other disposition of assets by the Borrower or any of its Subsidiaries other than to the Borrower or any of its subsidiaries for which the aggregate fair market value of the property of the Borrower and its Subsidiaries subject thereto is in excess of $100,000,000, or
(f)     any transaction by a Liberty Subsidiary referred to in (x) Section 7.19(a)(i) involving Indebtedness incurred by such Liberty Subsidiary in excess of $100,000,000 or (y) Section 7.19(c)(i) involving an Asset Sale by such Liberty Subsidiary for which the aggregate fair market value of the property subject thereto is in excess of $100,000,000.
“State Law” means any state law pertaining to or regulating intrastate and local telecommunications services, or any successor statute or statutes thereto, and all State Regulations pursuant to such State Law.
“State PUC” means any state public utility commission or any other state commission, agency, department board or authority with responsibility for regulating intrastate and local telecommunications services.
“State Regulations” means all rules, regulations, written policies, orders and decisions of any State PUC.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower other than any Liberty Subsidiary or any NMTC Subsidiary.
“Subsidiary Guarantor” means any Subsidiary that is a party to this Agreement and executes and delivers the applicable Security Documents.

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“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total principal amount of Swingline Loans outstanding at such time.
“Swingline Interest Period” means, subject to the provisions of Section 2.6(a), with respect to any Swingline Loan requested by the Borrower, the period commencing on the date of Borrowing with respect to such Swingline Loan and ending not in excess of ten days thereafter, as selected by the Borrower in its irrevocable Borrowing Request, provided, however, that (i) if any Swingline Interest Period would otherwise end on a day that is not a Business Day, such Swingline Interest Period shall be extended to the next succeeding Business Day, and (ii) the Borrower shall select Swingline Interest Periods so as not to have more than three different Swingline Interest Periods outstanding at any one time.
“Swingline Lender” means Credit Agricole CIB, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.10.
“Swingline Termination Date” means the Existing Facility Maturity Date, unless extended pursuant to a Facility Amendment signed by the Swingline Lender.
“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority including any interest, additions to, tax or penalties applicable thereto.
“Term B Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make (by conversion or funding) a Term B Loan. The Term B Loan Commitments terminated upon the making of the Term B Loans on February 2, 2015.
“Term B Lender” means a Lender with a Term B Loan Commitment or that holds a Term B Loan.
“Term B Loan” means a Term Loan made (by conversion or funding) on February 2, 2015. The aggregate principal amount of the Term B Loans on the Closing Date is $240,739,062.50.
“Term B Maturity Date” means the earlier to occur of (i) February 2, 2022 and (ii) if the 2021 Senior Notes are not refinanced or repaid in full prior to the date that is 180 days prior to the stated maturity date of the 2021 Senior Notes, such date.

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“Term Loan” means a Term B Loan, an Incremental Term Loan, a Refinancing Term Loan or an Extended Term Loan.
“Total Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Credit Exposure, unused Commitments and outstanding Term Loans.
“Total Debt” means, (a) as of any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries that would be reflected as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date prepared in accordance with GAAP, minus (b) Permitted NMTC Debt to the extent included therein, minus (c) Permitted Cash, plus (without duplication) (d) the aggregate principal amount of all Securitizations of the Borrower and the Subsidiaries. Notwithstanding anything to the contrary contained in this defined term, for any period of 45 consecutive days, the Borrower may elect, upon prior written notice to the Administrative Agent, to subtract from Total Debt on any date of calculation thereof during such period an amount equal to the principal portion of the Segregated Funds that, as of such date of calculation, has not been applied to the repayment of the Senior Notes.
“Total Leverage Ratio” means, as of any date, the ratio of (i) Total Debt as of such date to (ii) Adjusted Operating Cash Flow of the Borrower and its Subsidiaries for the most recently completed four fiscal quarters in respect of which a Compliance Certificate has been delivered in accordance with Section 6.1(c).
“Total Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Credit Exposure and unused Revolving Commitment.
“Towers” means cellular telephone sites (including rooftops) owned, leased or operated by any of the Loan Parties and antennae, electronic communications equipment and other related equipment located on such sites.
“Transactions” means (i) the execution and delivery by each Loan Party of each Loan Document to which it is a party on the Closing Date, (ii) the initial borrowing of the Loans and the issuance of any Letters of Credit on the Closing Date, and (iii) the payment of premiums, fees, interest, commissions and expenses in connection with each of the foregoing.
“Transferee” has the meaning set forth in the defined term “Change in Control Transaction”.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to, in the case of (i) a Borrowing other than a Swingline Borrowing, the LIBO Rate or the Alternate Base Rate or (ii) a Swingline Borrowing, the Alternate Base Rate.
“Ventures Holdco” means Ventures Holdco, LLC, a Delaware limited liability company.

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“Ventures Holdco Pledge Agreement” means the Pledge Agreement, dated as of March 9, 2018, between Ventures Holdco and the Administrative Agent, for the benefit of the Secured Parties, pursuant to which Ventures Holdco pledges its interest in the Equity Interests of GCI Holdings.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2.    Classification of Loans and Borrowings
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term B Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Term B Loan”). Borrowings may also be classified and referred to by Class (e.g., a “Term B Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Term B Borrowing”).

Section 1.3.    Terms Generally
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference to an “applicable Lender” shall mean, in the case of any Class of Borrowings, Lenders with

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that particular Class of Loans or Commitments or, in the case of Swingline Loans and Letters of Credit, Revolving Lenders with respect to the Facility pursuant to which Swingline Loans were made or Letters of Credit Issued.
Section 1.4.    Accounting Terms; GAAP
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Lenders required therefor request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless the context otherwise requires, any reference to a fiscal period shall refer to the relevant fiscal period of the Borrower. Notwithstanding the foregoing, any obligation under any existing or future operating lease that, following the effectiveness of FASB ASC 842 with respect to the Borrower, would be identified as a liability on a consolidated balance sheet of the Borrower, shall be conclusively deemed not to constitute “Indebtedness”.

Section 1.5.    Divisions
For all purposes under the Loan Documents, in connection with any Division of any Person (the “Original Person”) that is a Loan Party into one or more other Persons: (a) if any asset, property, liability or obligation of such Original Person becomes the asset, property, liability or obligation of a different Person, then it shall be deemed to have been transferred from the Original Person to such different Person at the time of such Division, and (b) if any new Person comes into existence as a result of such Division, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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ARTICLE 2
THE CREDITS

Section 2.1.    Commitments and Loans

(a)    Revolving Loans. Subject to the terms and conditions set forth herein, each Lender having a Revolving Commitment with respect to a Facility agrees to make Revolving Loans with respect to such Facility to the Borrower in dollars from time to time during the Revolving Availability Period for such Facility in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure with respect to such Facility exceeding such Lender’s Revolving Commitment for such Facility. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)    [Reserved]

(c)    [Reserved]

(d)    [Reserved]

(e)    MFN Applicable Margin. If as of any date the interest rate margin then applicable to any ABR Incremental Term Loan (other than an Incremental Term Loan constituting an increase in the Term B Loans or an Incremental Term Loan having terms substantially identical to the Term B Loans except with respect to currency, pricing (including interest rate margins, rate floors, fees, premiums and funding discounts) and, subject to not maturing prior to the Term B Loans or having a greater rate of amortization than the Term B Loans, the maturity and amortization schedule) (the “ABR MFN Margin”) would, without giving effect to this Section 2.1(e), exceed the Applicable Margin applicable to ABR Revolving Borrowings under the Existing Revolving Facility by 0.50% or more, then notwithstanding anything to the contrary contained in the defined term “Applicable Margin”, the Applicable Margin for each ABR Revolving Borrowing under the Existing Revolving Facility and each Swingline Loan shall instead be equal to the ABR MFN Margin. If as of any date the interest rate margin then applicable to any Eurodollar Incremental Term Loan (other than an Incremental Term Loan constituting an increase in the Term B Loans or an Incremental Term Loan having terms substantially identical to the Term B Loans except with respect to currency, pricing (including interest rate margins, rate floors, fees, premiums and funding discounts) and, subject to not maturing prior to the Term B Loans or having a greater rate of amortization than the Term B Loans, the maturity and amortization schedule) (the “Eurodollar MFN Margin”) would, without giving effect to this Section 2.1(e), exceed the Applicable Margin applicable to Eurodollar Revolving Borrowings under the Existing Revolving Facility by 0.50% or more, then notwithstanding anything to the contrary contained in the defined term “Applicable Margin”, the Applicable Margin for each Eurodollar Revolving Borrowing under the Existing Revolving Facility and for any fee payable under Section 3.3(b)(i) shall instead be equal to the Eurodollar MFN Margin. Notwithstanding anything to the contrary herein contained, no amendment, modification or waiver of any provision of this Section 2.1(e) shall be permitted without

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the written consent of the Required Revolving Lenders, and this Section 2.1(e) may be amended, modified or waived without the consent of any Lenders other than the Required Revolving Lenders.

(f)    Term B Loans. Term B Loans repaid or prepaid in whole or in part may not be reborrowed.
(g)    Other Term Loans. Subject to the terms and conditions set forth herein, each Incremental Term Lender agrees, severally and not jointly, if such Incremental Term Lender has so committed pursuant to Section 2.13, to make Incremental Term Loans to the Borrower in an aggregate principal amount not to exceed its Incremental Term Commitment and otherwise on the terms and subject to the conditions set forth in the Incremental Term Facility Amendment to which such Lender is a party. Subject to the terms and conditions set forth herein, each Refinancing Term Lender agrees, severally and not jointly, if such Refinancing Term Lender has so committed pursuant to Section 2.14, to make Refinancing Term Loans to the Borrower in an aggregate principal amount not to exceed its Refinancing Term Commitment and otherwise on the terms and subject to the conditions set forth in the Refinancing Amendment to which such Lender is a party. Subject to the terms and conditions set forth herein, each Extending Term Lender agrees, severally and not jointly, if such Extending Term Lender has so committed pursuant to Section 2.15, to make Extended Term Loans to the Borrower in an aggregate principal amount not to exceed its Commitment with respect thereto and otherwise on the terms and subject to the conditions set forth in the Extension Amendment to which such Lender is a party. Term Loans which are prepaid or repaid in whole or in part may not be reborrowed.

Section 2.2.    Loans and Borrowings

(a)    Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans from the same Facility made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments under such Facility, and each Term Loan shall be made as part of a Borrowing consisting of Term Loans from the same Facility made by the Term Lenders ratably in accordance with their respective Commitments to make Term Loans under such Facility. The failure of any applicable Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the applicable Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 3.4, each Borrowing shall be comprised entirely of Loans of the same Class and Type, in each case as the Borrower may request in accordance herewith; provided that each Swingline Loan shall be an ABR Loan. Each applicable Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not (i) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) increase any cost or expense to the Borrower or impose any additional withholding requirement on the Borrower.

(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments

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for a Facility, in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.9(e) or in an aggregate amount that is required to finance the reimbursement of a Swingline Loan as contemplated by Section 2.10(c), and an ABR Term Borrowing may be in an aggregate amount that is equal to the entire unused Commitments to make Term Loans under a Facility. Each Swingline Loan shall be in an amount that is agreed upon by the Borrower, the Administrative Agent and the Swingline Lender. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of 12 Eurodollar Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for the Loans comprising such Borrowing.

Section 2.3.    Requests for Borrowings

(a)    To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or e-mail (i) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic or e-mail borrowing request shall be irrevocable and shall be confirmed by no later than 3:00 p.m., New York City time, on the date of such request by hand delivery, e-mail or facsimile to the Administrative Agent of a copy of a written Borrowing Request signed by the Borrower. Each such telephonic or e‑mail borrowing request and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)the aggregate amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)the Facility under which such Borrowing is to be made;
(iv)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(v)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4.

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(b)    If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4.    Funding of Borrowings

(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.10. Subject to Section 5.2, the Administrative Agent will make such Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.9(e) shall be remitted by the Administrative Agent to the Issuing Bank. Notwithstanding anything contained in this Section 2.4(a), Borrower, Administrative Agent, and the Term B Lenders may agree that the Term B Loans be funded in such other manner as such parties may agree.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to 3:00 p.m., New York City time, on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4(a) or Section 2.9(e) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the date of such Borrowing, the Administrative Agent shall give notice of such fact to the Borrower and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum otherwise applicable to such Borrowing, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent or the Borrower against any Defaulting Lender.

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Section 2.5.    Termination, Reduction and Increase of Commitments

(a)    Unless previously terminated, (i) the Revolving Commitments under the Existing Revolving Facility shall terminate on the Existing Facility Maturity Date, and the Term B Loan Commitments terminated upon the making of the Term B Loans on February 2, 2015, (ii) any Incremental Term Commitments of a Class shall terminate on the making of the Incremental Term Loans of such Class, (iii) any Refinancing Term Commitments of a Class shall terminate on the making of the Refinancing Term Loans of such Class, (iv) each Class of Refinancing Revolving Commitments shall terminate on the date specified in the Refinancing Amendment for such Class, (v) each Class of Extended Revolving Commitments shall terminate on the date specified in the Extension Amendment for such Class, and (vi) any Commitments for Extended Term Loans of a Class shall terminate on the making of the Extended Term Loans of such Class.

(b)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments under a Facility, provided that (i) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans under such Facility in accordance with Section 2.7, the sum of the Revolving Credit Exposures for such Facility would exceed the total Revolving Commitments for such Facility, and (ii) each such reduction of the Revolving Commitments shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction, and any termination, of Revolving Commitments shall be permanent, and each such reduction shall be made ratably among the applicable Lenders (other than a Defaulting Lender) in accordance with their respective applicable Revolving Commitments.

(d)    The Borrower may at any time and from time to time, at its sole cost, expense and effort, request any one or more of the Lenders (other than a Defaulting Lender), an Affiliate of a Lender (other than a Defaulting Lender) or an Approved Fund of a Lender (other than a Defaulting Lender) to increase its Revolving Commitment or to provide a new Revolving Commitment, as the case may be (the decision to be within the sole and absolute discretion of such Lender, Affiliate or Approved Fund) under a Facility, or any other Person reasonably satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender to provide a new Revolving Commitment, by submitting a Revolving Increase Supplement duly executed by the Borrower and each such Lender, Affiliate, Approved Fund or other Person, as the case may be, to the Administrative Agent. If such Revolving Increase Supplement is in all respects reasonably satisfactory to the Administrative Agent,

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the Administrative Agent shall execute such Revolving Increase Supplement and deliver a copy thereof to the Borrower and each such Lender, Affiliate, Approved Fund or other Person, as the case may be. Upon execution and delivery of such Revolving Increase Supplement by the Administrative Agent, (i) in the case of each such Lender, such Lender’s Revolving Commitment under such Facility shall be increased to the amount set forth in such Revolving Increase Supplement, (ii) in the case of each such Affiliate, Approved Fund or other Person, such Affiliate, Approved Fund or other Person shall thereupon become a party hereto and shall for all purposes of the Loan Documents be deemed a “Lender” having a Revolving Commitment under such Facility as set forth in such Revolving Increase Supplement, and (iii) in each case, the Revolving Commitment under such Facility of such Lender, Affiliate, Approved Fund or such other Person, as the case may be, shall be as set forth in the applicable Revolving Increase Supplement; provided, however, that:
(A)[Reserved];

(B)immediately after giving effect thereto, the sum of the increases to the Revolving Commitments pursuant to this Section 2.5(d) after the Closing Date (the “Aggregate Increased Revolving Amount”) plus the amount of the Incremental Term Loans made to the Borrower after the Closing Date shall not exceed the Incremental Amount;

(C)[Reserved];

(D)each such increase when aggregated with any contemporaneous Incremental Term Loans or Incremental Term Commitments made pursuant to Section 2.13 shall be in an amount not less than $25,000,000 and in an integral multiple of $1,000,000;

(E)if Revolving Loans would be outstanding under the applicable Facility immediately after giving effect to each such increase, then simultaneously with such increase (1) each such Lender, each such Affiliate, Approved Fund or other Person and each other Lender under such Facility shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit A, pursuant to which each such other Lender shall have assigned to each such Lender and each such Affiliate, Approved Fund or other Person a portion of its Revolving Loans necessary to reflect proportionately the Revolving Commitments as adjusted in accordance with this Section 2.5(d), and (2) in connection with such assignment, each such Lender and each such Affiliate, Approved Fund or other Person shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Loans, and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Borrowings as a prepayment of such Eurodollar Borrowings for purposes of Section 3.6; and
(F)each such Affiliate, Approved Fund or other Person shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such Affiliate, Approved Fund or other Person pursuant to Section 3.7.

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Section 2.6.    Repayment of Loans

(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the unpaid principal amount of each Existing Facility Loan (other than each Swingline Loan) on the Existing Facility Maturity Date, and (ii) the unpaid principal amount of each Swingline Loan on the earliest to occur of the last day of the Swingline Interest Period applicable thereto, the tenth Business Day immediately preceding the Swingline Termination Date, and the date on which the Swingline Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)    The unpaid principal amount of each Term B Loan shall continue to be payable (1) in an amount equal to 0.25% of the original principal amount of such Term B Loan on the last Business Day of each March, June, September and December of each year, and (2) in full on the Term B Maturity Date.

(c)    The unpaid principal amount of each Incremental Term Loan, Refinancing Term Loan and Extended Term Loan shall be payable in such amounts and on such dates, if any, as shall be set forth in the applicable Facility Amendment.

Section 2.7.    Prepayment of Loans

(a)    The Borrower shall have the right at any time and from time to time to prepay any Revolving Borrowing in whole or in part, or prepay Term B Loans, in whole or in part, subject to the requirements of this Section. The Borrower shall have the right at any time and from time to time to prepay Incremental Term Loans, Refinancing Term Loans and/or Extended Term Loans of any Class in whole or in part subject to any restrictions set forth in the Facility Amendment applicable to such Class. Each voluntary or mandatory prepayment of Term B Loans under this Section 2.7 shall be applied (i) pro rata among each Term B Loan then outstanding, and (ii) for each Term B Loan, to reduce the remaining installments payable thereon pro rata. Subject to the provisions of any Facility Amendment, each voluntary and mandatory prepayment of any other Class of Term Loans under this Section 2.7 shall be applied (i) pro rata among each Term Loan in such Class then outstanding, and (ii) for each such Term Loan, to reduce the remaining installments payable thereon pro rata.

(b)    In the event of any partial reduction or termination of Revolving Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the applicable Lenders of the sum of the Revolving Credit Exposures under the applicable Facility after giving effect thereto and (ii) if such sum would exceed the total Revolving Commitments for such Facility after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay Revolving Borrowings in an amount sufficient to eliminate such excess. To the extent that the Revolving Borrowings have been prepaid in full and the Revolving Credit Exposure for the applicable Facility still exceeds the Revolving Commitments as a result of the LC Exposure, the Borrower shall cash collateralize, on terms and conditions in accordance

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with the provisions set forth in Section 2.9(i) of this Agreement, outstanding Letters of Credit in a principal amount sufficient to eliminate the excess Revolving Credit Exposure.

(c)    [Reserved]

(d)    The Borrower shall prepay the Term Loans pro rata in an amount equal to 100% of the Net Proceeds in excess of $25,000,000 in the aggregate during any fiscal year in respect of Affected Sales; provided that, no such prepayment shall be required to the extent that such Net Proceeds are used within 12 months of receipt thereof to purchase assets to be used in the business of the Borrower or any of its Subsidiaries. “Affected Sale” means any sale or other disposition of assets (other than cash) or any casualty event or condemnation of property of the Borrower or any Subsidiary (other than sales and dispositions to the Borrower or a Subsidiary Guarantor or in the ordinary course of business of the Borrower or such Subsidiary) in each case occurring at any time that the Secured Leverage Ratio, as set forth in the Compliance Certificate most recently delivered, is greater than 2.75:1.00.

(e)    If any Indebtedness shall be incurred by the Borrower or any Subsidiary (excluding any Indebtedness incurred in accordance with Section 7.1) an amount equal to 100% of the Net Proceeds thereof shall be applied on the date of such incurrence as follows: (i) first, to the pro rata prepayment of the Term Loans and (ii) thereafter, to the pro rata prepayment of the Revolving Loans. If any Credit Agreement Refinancing Debt shall be incurred by the Borrower, an amount equal to 100% of the Net Proceeds thereof shall be applied on the date of such incurrence to the pro rata prepayment of the Refinanced Debt being refinanced.

(f)    [Reserved]

(g)    The Borrower shall notify the Administrative Agent (and, in the case of the prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing (other than a Swingline Loan), not later than 2:00 p.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 3:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing under Section 2.7(a) shall (i) with respect to Eurodollar Borrowings, be in a minimum amount of $1,000,000 and in integral multiples of $100,000, and (ii) with respect to ABR Borrowings, be in a minimum amount of $500,000 and in integral multiples of $100,000. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1 together with any amounts required by Section 3.6.

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Section 2.8.    Evidence of Debt

(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)    The entries made in the accounts maintained pursuant to paragraphs (a) or (b) of this Section shall be, absent demonstrable error, prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)    Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender, a Note payable to such Lender. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the payee named therein and its registered assigns.

Section 2.9.    Letters of Credit

(a)    General. Subject to the terms and conditions set forth herein and in Section 2.12(d), the Borrower may request the issuance of Letters of Credit denominated in dollars for its own account (or for the account of any Subsidiary), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Closing Date to the third day prior to the LC Termination Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank, the terms and conditions of this Agreement shall control. On and as of the Closing Date, in each case automatically and without further action on the part of any Person, (i) each Existing Letter of Credit will be deemed to be a Letter of Credit issued hereunder for all purposes of the Loan Documents and (ii) each Lender that has issued an Existing Letter of Credit shall be deemed to have granted to each other Lender with a Revolving Commitment, and each other such Lender shall be deemed to have acquired from such issuer, a participation in each Existing Letter of Credit equal to

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such other Lender’s Applicable Percentage of (A) the aggregate amount available to be drawn under such Existing Letter of Credit and (B) the aggregate amount of any reimbursement obligation in respect of any LC Disbursement in respect thereof.

(b)    Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or send by facsimile (or transmit by e‑mail, with attachments thereto, if any, in .pdf format) to the Issuing Bank and the Administrative Agent (not later than two Business Days before the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is three days prior to the LC Termination Date, provided that any Letter of Credit may provide for the automatic renewal thereof for additional periods of lengths not to exceed one year (which shall in no event extend beyond the date that is three days prior to the LC Termination Date).

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the applicable Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each such Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction

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or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that no Revolving Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Issuing Bank shall notify the Borrower to reimburse the Issuing Bank therefor, in which case the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement and any accrued interest thereon not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 1:00 p.m., New York City time, on such date, or if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (A) the Business Day that the Borrower receives such notice, if such notice is received prior to 1:00 p.m., New York City time, on the day of receipt or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that, if the LC Disbursement is equal to or greater than $1,000,000, the Borrower may, subject to the conditions of borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due (or if any such reimbursement payment is required to be refunded to the Borrower for any reason), the Issuing Bank may notify the Administrative Agent that the Issuing Bank is requesting that the applicable Lenders make an ABR Revolving Borrowing in an amount equal to such LC Disbursement and any accrued interest thereon, in which case (1) the Administrative Agent shall notify each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of such ABR Revolving Borrowing, and (2) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) on such date, in the event that such Lender shall have received notice of such ABR Revolving Borrowing prior to 1:00 p.m., New York City time, or (B) if such notice has not been received by such Lender prior to such time on such date, then not later than 2:00 p.m., New York City time, on (x) the Business Day that such Lender receives such notice, if such notice is received prior to 1:00 p.m., New York City time, on the day of receipt or (y) the Business Day immediately following the day that such Lender receives such notice, if such notice is not received prior to such time on the day of receipt. Such Loans shall, for all purposes hereof, be deemed to be an ABR Revolving Borrowing referred to in Section 2.1(a) and made pursuant to Section 2.4, and the Lenders’ obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans available to the Issuing Bank by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Issuing Bank for the purpose of repaying in full the LC Disbursement and all accrued interest thereon. An ABR Borrowing pursuant

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to this Section 2.9(e) made when the conditions to an ABR Borrowing are not satisfied under Section 5.2 shall not be deemed to have satisfied the Borrower’s reimbursement obligation with respect to an LC Disbursement for purposes of determining whether or not an Event of Default exists under clause (a) of Article 8.

(f)    Obligations Absolute. Except as provided below, to the fullest extent permitted by law, the Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither any Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the Issuing Bank shall be liable to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower or any Subsidiary that are caused by the Issuing Bank’s failure to exercise care when determining whether (x) drafts and other documents presented under a Letter of Credit issued by it comply with the terms thereof, or (y) to pay under any Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

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(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.1(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (d) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Cash Collateral. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or Lenders holding more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, or (y) the maturity of the Revolving Loans has been accelerated, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Article 8. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Section 2.9. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same, provided, however, that, at the request of the Borrower, such deposit shall be invested by the Administrative Agent in direct short-term obligations of, or short-term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent as follows: first, to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed, second, if there be any excess, to be held for the satisfaction of the reimbursement obligations (contingent or otherwise) of the Borrower for the LC Exposure at such time, third, if there be any excess, to reduce the Revolving Credit Exposure of all of the Lenders pro rata, and fourth, if there be any excess and if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount and any interest thereon (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

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Section 2.10.    Swingline Loans

(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time in dollars until the Swingline Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Notwithstanding the foregoing, the Swingline Lender shall not be required to make a Swingline Loan if (i) any Revolving Lender shall be a Defaulting Lender, or (ii) any Revolving Lender shall have notified the Swingline Lender and the Borrower in writing at least one Business Day prior to the date of Borrowing with respect to such Swingline Loan that the conditions set forth in Section 5.2 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)    To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount to be borrowed, (ii) the requested date of such Borrowing, and (iii) the amount of, and the length of the Swingline Interest Period for, each Swingline Loan, provided, however, that no such Swingline Interest Period shall end after the Business Day immediately preceding the Swingline Termination Date. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.9(e), by remittance to the Issuing Bank) by 3:30 p.m., New York City time, on the requested date of such Swingline Loan.

(a)The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day notify the Administrative Agent that the Swingline Lender is requesting that each Lender, and the Administrative Agent may (with the consent of Lenders holding more than 50% of the total Swingline Exposure) or shall (at the request of Lenders holding more than 50% of the total Swingline Exposure) by written notice given to the Swingline Lender not later than 11:00 a.m., New York City time, on any Business Day require that each Lender, at the option of the Borrower, (i) make a Revolving Loan in an amount equal to its pro rata Revolving Commitment with respect to the outstanding principal balance of, and accrued and unpaid interest on, the Swingline Loans, or (ii) acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. In either such case (i) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender’s Revolving Loan or participation interest, as the case may be, and (ii) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any Loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Revolving Loan required

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to be made by it, or purchase the participation required to be purchased by it, under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) in the event that such Lender receives such notice prior to 12:00 noon, New York City time, on any Business Day, by no later than 3:00 p.m., New York City time, on such Business Day, or (B) in the event that such Lender receives such notice at or after 12:00 noon, New York City time, on any Business Day, by no later than 1:00 p.m. New York City time on the immediately succeeding Business Day. Any Loans made pursuant to this paragraph (c) shall, for all purposes hereof, be deemed to be Revolving Loans referred to in Section 2.1 and made pursuant to Section 2.4(a), and the Lenders’ obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans, or the amount of such participations, as the case may be, available to the Swingline Lender by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Swingline Lender. Each Lender shall also be liable for an amount equal to the product of its pro rata Revolving Commitment and any amounts paid by the Borrower pursuant to this Section 2.10 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be absolute and unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents. Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Swingline Lender, for any payment in connection with Swingline Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section, the Administrative Agent will promptly pay over such payment to such Lender. The purchase of participations in a Swingline Loan or the making by the Lenders of a Revolving Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.11.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs

(a)    Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, LC Disbursements, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 2:00 p.m., New York City time (or, in the case of Swingline Loans, 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at 1301 Avenue of the Americas, New York, New York, or such other office as to which the Administrative Agent may notify the other parties hereto, except payments to be made to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.5, 3.6, 3.7 and 10.3 shall be made directly to the Persons entitled thereto and payments made pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

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(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, unreimbursed LC Disbursements, interest, fees and commissions then due hereunder (after giving effect to all applicable grace periods and/or cure periods, if any), such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed LC Disbursements then due to such parties.

(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other applicable Lender, then the applicable Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. This Section 2.11(c) shall not apply to any action taken by CoBank with respect to any CoBank Equities held by the Borrower.

(d)    Unless the Administrative Agent shall have received notice from a Loan Party prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Loan Party will not make such payment, the Administrative Agent may assume that such Loan Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if such Loan Party has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(e)    If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.9(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)    Notwithstanding anything to the contrary herein contained, no amendment, modification or waiver of any provision of Sections 2.11(b) or 2.11(c) shall be permitted without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby.

Section 2.12.    Defaulting Lenders

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of any Revolving Commitment of such Defaulting Lender pursuant to Section 3.3(a);

(b)    the Commitments and Total Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders, the Majority Facility Lenders, Required Revolving Lenders, or any other group of Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, and (ii) any waiver, amendment or modification that would increase the Commitments of such Lender, or postpone the final maturity date of any payment of principal owed to such Lender, shall require the consent of such Defaulting Lender;

(c)    if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i)all of such Swingline Exposure and LC Exposure shall be reallocated among the non‑Defaulting Lenders in accordance with their respective Applicable Percentages to the extent (A) immediately after giving effect thereto, the sum of all non‑Defaulting Lenders’ Revolving Credit Exposure would not exceed the total of all non‑Defaulting Lenders’ Revolving Commitments and (B) the conditions set forth in Section 5.2 are satisfied at such time (for the avoidance of doubt, no Lender’s Revolving Commitment shall be changed as a result of such reallocation);
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, within one Business Day following notice by the Administrative Agent, the Borrower shall, after giving effect to any partial

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reallocation pursuant to clause (i) above, (A) first, prepay such Swingline Exposure and (B) second, cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.9(i) for so long as such LC Exposure is outstanding;
(iii)to the extent the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.12(c), the Borrower shall not be required to pay any fees for the account of such Defaulting Lender pursuant to Section 3.3(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if the LC Exposure of such non‑Defaulting Lender is reallocated pursuant to this Section 2.12(c), then the fees payable to the Lenders pursuant to Section 3.3(b) shall be adjusted in accordance with such non‑Defaulting Lenders’ Applicable Percentages; and
(v)the Administrative Agent shall promptly notify the Lenders of any reallocation described in this Section 2.12(c);
(b)so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non‑Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.12(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non‑Defaulting Lenders in a manner consistent with Section 2.12(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.11(c) but excluding Section 3.9) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be reasonably determined by the Administrative Agent (i) first, to the payment of any amounts then owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts then owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, to the extent requested by the Issuing Bank or Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment

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of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non‑Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

Section 2.13.    Incremental Term Facilities

(a)    At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy thereof to each Lender), request to add one or more additional tranches of term loans (all such additional tranches of term loans, the “Incremental Term Loans”; and all such incremental facilities therefor, the “Incremental Term Facilities”); provided that (X) the sum of the aggregate principal amount of all Incremental Term Loans (determined at the time of incurrence) plus the Aggregate Increased Revolving Amount shall not exceed the Incremental Amount, and (Y) at the time of each such request and upon the effectiveness of each Incremental Term Facility Amendment, (i) no Event of Default (or, solely in connection with Acquisitions permitted by Section 7.5 and Investments permitted by Section 7.4 and provided that the applicable Incremental Term Lenders have agreed thereto, no Event of Default under Sections 8.1(a), (b), (h) or (i)) has occurred and is continuing or would exist after giving effect thereto, (ii) the Borrower shall be in pro forma compliance with the Financial Covenants (as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1) after giving effect to the incurrence of such Incremental Term Facility and all transactions consummated in connection therewith, and (iii) the representations and warranties of the Loan Parties and the Liberty Subsidiaries set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of the making of the Incremental Term Loans pursuant to such Incremental Term Facility Amendment (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects without further qualification); provided that, customary “Sungard” or “certain funds” conditionality shall, to the extent agreed by such Incremental Lenders, apply to any Incremental Term Facilities entered into in order to finance Acquisitions permitted by Section 7.5 or Investments permitted by Section 7.4.

(b)    Each Incremental Term Facility shall not be guaranteed by any subsidiary of the Borrower that is not a Guarantor and will rank pari passu or junior in right of payment and of security (if any) with the other Loans and Commitments.

(c)    Any Incremental Term Loans (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term B Loans, and (ii) other

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than currency, amortization, pricing (including interest rate margins, rate floors, fees, premiums and funding discounts) and maturity date, shall have the same terms as the Term B Loans or (except for covenants or other provisions applicable only to the periods after the Term B Maturity Date) such terms as are reasonably satisfactory to the Administrative Agent (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of all of the Term B Loans), provided that (A) any Incremental Term Loan shall not have a final maturity date earlier than the Latest Maturity Date and (B) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-existing Term B Loans.

(d)    Each notice from the Borrower pursuant to this Section 2.13 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Any bank, financial institution or other Person that agrees with the Borrower to extend Incremental Term Loans (each an “Incremental Term Lender”), shall (i) if not already a Lender or a Person to whom a Lender may assign one or more Loans without the consent of the Administrative Agent hereunder, be reasonably satisfactory to the Administrative Agent and (ii) if not already a Lender, become a Lender under this Agreement pursuant to an amendment (each an “Incremental Term Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each such Incremental Term Lender and the Administrative Agent. No Incremental Term Facility Amendment shall require the consent of any Lender other than the Incremental Term Lenders with respect to such Incremental Term Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees in its sole and absolute discretion. An Incremental Term Facility Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.13. The effectiveness of any Incremental Term Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Incremental Term Lenders (and subject to the proviso in the first sentence of Section 2.13(a)), be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2.

(e)    If the Effective Yield applicable to any Incremental Term Loan exceeds the Effective Yield of the Term B Loans by more than 0.50%, the rate of interest per annum applicable to the Term B Loans shall be increased by an amount equal to the amount of such excess minus 0.50%. Notwithstanding anything to the contrary herein contained, no amendment, modification or waiver of any provision of this Agreement which would reduce the amount of any payment required as a result of the operation of this Section 2.13(e) shall be permitted without the written consent of Majority Facility Lenders with respect to the Term B Facility, and this Section 2.13(e) may be amended, modified or waived without the consent of any Lenders other than Majority Facility Lenders with respect to the Term B Facility.

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Section 2.14.    Refinancing Amendments.

(a)    At any time after the Closing Date, the Borrower may obtain Credit Agreement Refinancing Debt from any Additional Refinancing Lender, in each case pursuant to a Refinancing Amendment.

(b)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2 and, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsels’ forms of opinions reasonably satisfactory to the Administrative Agent, and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Debt is provided with the benefit of the applicable Loan Documents.

(c)    Each issuance of Credit Agreement Refinancing Debt shall be in an aggregate principal amount that is (x) not less than $25,000,000, and (y) an integral multiple of $1,000,000.

(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto, and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. Unless the Swingline Lender enters into the Refinancing Amendment for a Refinancing Revolving Facility, the Swingline Termination Date will not be extended to reflect the Refinancing Revolving Commitments in such Facility, the Refinancing Revolving Lenders with such Refinancing Revolving Commitments shall not participate in Swingline Loans, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Swingline Loans shall be deemed to exclude such Refinancing Revolving Commitments and Refinancing Revolving Loans. Unless the Issuing Bank enters into the Refinancing Amendment for a Refinancing Revolving Facility, the LC Termination Date will not be extended to reflect the Refinancing Revolving Commitments in such Facility, the Refinancing Revolving Lenders with such Refinancing Revolving Commitments shall not participate in Letters of Credit, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Letters of Credit shall be deemed to exclude such Refinancing Revolving Commitments and Refinancing Revolving Loans.

Section 2.15    Extensions of Term Loans and Revolving Commitments.

(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving Commitments with a like Maturity Date, in each

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case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower may from time to time offer to extend the maturity date of any Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Term Loans and/or such Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Commitments (in each case not so extended), being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders, (ii) except as to pricing (including interest rate margins, rate floors, fees, premiums and funding discounts) and final maturity, the Revolving Commitment of any Revolving Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the applicable original Revolving Commitments (and related outstandings); provided that at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates, (iii) except as to pricing (including interest rate margin, rate floors, fees, premiums and funding discounts), amortization, final maturity date, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall be not materially more favorable, taken as a whole, including with respect to covenants and events of default, to the Extending Term Lender, in the good faith determination of the Borrower and the Administrative Agent, as the Class of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Existing Facility Maturity Date, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans and Extended Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof) or applicable Revolving Commitments, as the case may be, in respect of which applicable Term Lenders or applicable Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer (as hereinafter provided) shall exceed the maximum aggregate principal amount of applicable Term Loans or applicable Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the applicable Term Loans or applicable Revolving Loans, as the case may be, of the applicable Term Lenders or applicable Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or such Revolving Lenders, as the case may be, have accepted such Extension Offer (as hereinafter provided), (viii) any

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Extended Term Loans and Extended Revolving Loans may be secured by the Collateral securing the Loans being extended thereby and with the same priority as the Loans being extended thereby, (ix) all documentation in respect of such Extension shall be consistent with the foregoing, and (x) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. Following any such Extension Offer, the Administrative Agent shall notify the applicable Lenders thereof, each of whom shall, in its sole discretion, determine whether or not to accept such Extension Offer.

(b)    With respect to all Extensions accepted by the relevant Lenders and consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.6 or 2.7, and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.6, 2.7 and 2.11) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.15. Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.15(c) and, if the Administrative Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by the Administrative Agent from Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least fifteen (15) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established

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by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

(e)    Notwithstanding the foregoing provisions of this Section 2.15 and, for the avoidance of doubt, no Lender shall have such Lender’s Commitment or Loans extended without the written consent of such Lender. Unless the Swingline Lender enters into the Extension Amendment for an Extended Revolving Facility, the Swingline Termination Date will not be extended to reflect the Extended Revolving Commitments in such Facility, the Extending Revolving Lenders with such Extended Revolving Commitments shall not participate in Swingline Loans, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Swingline Loans shall be deemed to exclude such Extended Revolving Commitments and Extended Revolving Loans. Unless the Issuing Bank enters into the Extension Amendment for an Extended Revolving Facility, the LC Termination Date will not be extended to reflect the Extended Revolving Commitments in such Facility, the Extending Revolving Lenders with such Extended Revolving Commitments shall not participate in Letters of Credit, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Letters of Credit shall be deemed to exclude such Extended Revolving Commitments and Extended Revolving Loans.

Section 2.16.    MIRE Events.

Notwithstanding anything to the contrary contained herein, the Borrower and each Subsidiary Guarantor acknowledges and agrees that, if there is any Real Property subject to a Mortgage, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Term Loans or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or Swingline Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Real Property as required by Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent (collectively, the “Flood Insurance Information”), (2) the Administrative Agent shall have made available to each Lender all Flood Insurance Information no less than ten (10) Business Days prior to the effectiveness of such increase, extension or renewal, as the case may be, and (3) the Administrative Agent shall not have received written notice from any Lender within five (5) Business Days thereafter that such Lender has not completed its flood insurance due diligence and flood insurance compliance with respect thereto.

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ARTICLE 3

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1.    Interest

(a)    The Existing Facility Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Existing Facility Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans comprising each Swingline Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for the Swingline Interest Period in effect for such Borrowing. Subject to Section 2.13(e), the Term B Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to (i) the Applicable Margin plus (ii) the Alternate Base Rate. Subject to Section 2.13(e), the Term B Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) the Applicable Margin plus (ii) the LIBO Rate. Each Incremental Term Loan, Refinancing Revolving Loan, Refinancing Term Loan, Extended Revolving Loan and Extended Term Loan shall bear interest at the rate set forth in the applicable Facility Amendment.

(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Borrowings of the applicable Loans as provided in the preceding paragraph of this Section. In addition, notwithstanding the foregoing, if an Event of Default under Sections 8(a), (b), (h), (i) or (j) has occurred and is continuing, then, so long as such Event of Default is continuing, all outstanding principal of each Loan and all unreimbursed reimbursement obligations in respect of all LC Disbursements shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan or LC Disbursement, as the case may be, as provided in the preceding paragraph of this Section. In addition, notwithstanding the foregoing, if an Event of Default (other than an Event of Default under Sections 8(a), (b), (h), (i) or (j)) has occurred and is continuing, then, if the Administrative Agent or Lenders holding more than 50% of the Total Credit Exposure of all Lenders of all Classes affected thereby, taken as a whole, request, so long as such Event of Default is continuing, all outstanding principal of each Loan and all unreimbursed reimbursement obligations in respect of all LC Disbursements shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan or LC Disbursement, as the case may be, as provided in the preceding paragraph of this Section.

(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the

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current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and the applicable LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

Section 3.2.    Interest Elections

(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.3 and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.3. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or e-mail by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic or e-mail Interest Election Request shall be irrevocable and shall be confirmed by no later than 3:00 p.m., New York City time, on the date of such request by hand delivery, e‑mail or facsimile to the Administrative Agent of a copy of a written Interest Election Request signed by the Borrower.

(c)    Each telephonic, e-mail and written Interest Election Request shall specify the following information:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

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(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Lenders holding more than 50% of the Total Credit Exposure of all Classes affected thereby, taken as a whole, so notifies the Borrower, then, with respect to each such Class, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 3.3.    Fees

(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Revolving Commitment under the Existing Revolving Facility, a commitment fee, which shall accrue at a rate per annum equal to the Commitment Fee Rate on the daily amount of such unused Revolving Commitment (provided that Swingline Loans shall not be deemed to be a use of the Revolving Commitments for the purpose of the calculation of such commitment fee) during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates (it being understood that LC Exposure constitutes a use of the Revolving Commitment). Accrued commitment fees and undrawn fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the applicable Commitments are permanently reduced and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees and undrawn fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    The Borrower agrees to pay to (i) the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at rate per annum equal to the Applicable Margin (with respect to Eurodollar Borrowings) on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum equal to 0.25% on the daily amount of the LC

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Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    The Borrower agrees to pay to each Credit Party, for its own account, the fees and other amounts payable in connection herewith in the amounts and at the times separately agreed upon between the Borrower and such Credit Party.

(d)    All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds to the Administrative Agent for distribution, in the case of commitment fees, undrawn fees, and participation fees, to the Lenders. Fees paid hereunder shall not be refundable under any circumstances.

Section 3.4.    Alternate Rate of Interest

If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b)    the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining its Loan included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (and the Administrative Agent shall give such notice promptly upon having actual knowledge that such circumstances no longer exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

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Section 3.5.    Increased Costs; Illegality

(a)    If any Change in Law shall:
(i)    subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Eurodollar Loans made by such Credit Party or any Letter of Credit or participations therein, or change the basis of taxation of payments to such Lender in respect thereof (other than relating to Taxes, which shall be governed exclusively by Section 3.7, or the imposition of, or any change in the rate of, any Excluded Taxes payable by a Credit Party);

(ii)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party; or

(iii)    impose on any Credit Party or the London interbank market any other condition affecting this Agreement, any Eurodollar Loans made by such Credit Party or any Letter of Credit or participations therein, and the result of any of the foregoing shall be to increase the cost to such Credit Party, by an amount which such Credit Party reasonably deems to be material, of making or maintaining any Eurodollar Loan or the cost to such Credit Party, by an amount which such Credit Party reasonably deems to be material, of issuing, participating in or maintaining any Letter of Credit hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party, by an amount which such Credit Party reasonably deems to be material, hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.
(b)    If any Credit Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such Credit Party’s holding company, if any, as a consequence of this Agreement or the Loans made, the Letters of Credit issued or the participations therein held, by such Credit Party to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Change in Law (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to liquidity or capital adequacy), by an amount reasonably deemed by such Credit Party to be material, then from time to time the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party’s holding company for any such reduction suffered.

(c)    A certificate of a Credit Party setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)    Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation;

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provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Credit Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof.

(e)    Notwithstanding any other provision of this Agreement, if, after the Closing Date any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)    such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

(ii)    such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
Section 3.6.    Break Funding Payments

In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(g) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate each applicable Lender in an amount equal to

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the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) excluding, however, the Applicable Margin included therein, if any, over (ii) the amount of interest (as reasonably determined by such Lender) that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the calculations of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 3.7.    Taxes

(a)    Any and all payments by or on account of any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if such Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Borrower shall indemnify each Credit Party, within ten days after written demand therefor (which demand shall set forth the amount and the reasons therefor in reasonable detail), for the full amount of any Indemnified Taxes or Other Taxes (whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) paid by such Credit Party on or with respect to any payment by or on account of any obligation of any Loan Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto (in the event that the Borrower is not in default of its obligations under this Section 3.7, excluding penalties and interest to the extent attributable to the actions or omissions of such Credit Party), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability and the reasons therefor in reasonable detail delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error. If the Borrower reasonably believes that Indemnified Taxes or Other Taxes were not correctly or legally asserted, the applicable Credit Party or Transferee will reasonably cooperate with the Borrower to obtain a refund of such Indemnified Taxes

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or Other Taxes for the benefit of the Borrower, provided that the Borrower shall reimburse the applicable Credit Party for reasonable out-of-pocket expenses arising from such cooperation. Each Credit Party agrees that promptly after it receives written notice of any Indemnified Taxes or Other Taxes imposed or asserted on it, it shall endeavor to give notice thereof to the Borrower, provided that such Credit Party shall have no liability to the Borrower for the failure to give any such notice.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Loan Party is located, or under any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Borrower from time to time as will permit such payments to be made without withholding or at a reduced rate.

(f)    Without limiting the generality of the foregoing, (i) each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non‑US Lender”) shall to the extent it is legally able to do so deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Borrower and to the Lender from which the related participation shall have been purchased) (A) two accurate and complete copies of IRS Form W‑8BEN or IRS Form W-8BEN-E, as applicable, (B) two accurate and complete copies of IRS Form W‑8ECI, (C) in the case of a Non‑US Lender claiming exemption from United States federal withholding Tax under Section 881(c) of the Code with respect to payments of “portfolio interest,” (x) a certificate to the effect that such Non-US Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”), and (y) duly completed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (D) to the extent a Non-US Lender is not the beneficial owner, two duly executed originals of IRS Form W-8IMY, accompanied by IRS Forms W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exception, such Non-US Lender shall provide a US Tax Compliance Certificate on behalf of each such direct and indirect partner, or (E) any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, United States federal withholding Tax on all payments by the Borrower or any Loan Party under any Loan Document, and (ii) each Lender (and, in the case of a non-United States pass-through entity, each of its beneficial owners) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent two accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form. The forms referred to in clauses (i) and (ii) shall be delivered by each Lender on or before the date it becomes a party to

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this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).

(g)    If a Credit Party determines, in its sole discretion, that it has received a refund of or credit against any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 3.7, it shall pay to the Loan Party an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 3.7 with respect to Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that the Loan Party, upon the request of the Credit Party agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Credit Party in the event the Credit Party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Credit Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Party or any other Person.

(h)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (h), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(i)    Solely for purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Term B Lenders hereby authorize the Administrative Agent and Loan Parties to treat) the Term B Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)    Solely for purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Revolving Lenders hereby authorize the Administrative Agent and Loan Parties to treat) the Revolving Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

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Section 3.8.    Mitigation Obligations

If any Credit Party requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Credit Party pursuant to Section 3.7, then such Credit Party shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Credit Party, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.5 or 3.7, as applicable, in the future and (ii) would not subject such Credit Party to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Credit Party. The Borrower hereby agrees to pay all reasonable costs and out of pocket expenses incurred by any Credit Party in connection with any such designation or assignment.
Section 3.9.    Replacement of Lenders

If (i) any Credit Party requests compensation under Section 3.5, or the Borrower is required to pay any additional amount to any Credit Party or any Governmental Authority for the account of any Credit Party pursuant to Section 3.7, (ii) any Lender with an unused Commitment is a Defaulting Lender, or (iii) any Lender notifies the Borrower pursuant to Section 3.5(e) that it is unlawful for such Lender to make or maintain Eurodollar Loans, then the Borrower may, at its sole expense and effort, upon notice to such Credit Party and the Administrative Agent, require such Credit Party to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Credit Party, if a Credit Party accepts such assignment); provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Bank), which consents shall not unreasonably be withheld, conditioned or delayed, (b) such Credit Party shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (c) unless the Administrative Agent otherwise agrees, the Borrower, the Defaulting Lender (if any) or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.4(b), and (d) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments. A Credit Party shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Credit Party or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Section 3.10.    Substituted Interest Rate

(a)    [Reserved]

(b)    In the event that the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower and the Swingline Lender absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the One Month LIBO Rate, the Administrative Agent shall promptly notify the Borrower, the Swingline Lender and the Revolving Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination. If the Administrative Agent shall give such notice, the Alternate Base Rate solely with respect to Revolving Loans and Swingline Loans shall be determined without giving effect to clause (iii) thereof until such time, if any, as such notice shall have been withdrawn by the Administrative Agent (by notice to the Borrower, the Swingline Lender and the Revolving Lenders) promptly upon the Administrative Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the One Month LIBO Rate.

(c)    If at any time the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (i) the circumstances under Section 3.4(a) or under Section 3.4(b) have arisen and such circumstances are unlikely to be temporary, or (ii) the circumstances set forth in clause (i) of this Section 3.10(c) have not arisen but the supervisor for the administrator of either Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish with respect to Revolving Loans and Swingline Loans an alternate rate of interest to the LIBO Rate and the One Month LIBO Rate that gives due consideration to the then prevailing market convention for determining rates of interest for syndicated dollar loans in the United States at such time, and shall enter into a mutually acceptable amendment to this Agreement to reflect such alternate rates of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin or any other change requiring the separate approval of the Term B Lenders); provided that, if any such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that after the occurrence of the circumstances described in clause (i) or (ii) above, the Borrower may revoke any pending request for a conversion or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loan or Interest Period). Notwithstanding anything to the contrary in Section 10.2, (A) with respect to Revolving Loans, such amendment shall become effective without any further action or consent of any other party to this Agreement (other than the Borrower, whose prior written consent for such amendment shall be required) so long as the Administrative Agent shall not have received, within five (5) Business Days of the date any notice of such alternate rates of interest is provided to the Lenders, a written notice from the Required Revolving Lenders stating that such Lenders object to such amendment (it being understood that, if the Required Revolving Lenders object to any such amendment,

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the Administrative Agent and the Borrower shall be permitted to continue to establish alternate rates of interest and provide one or more additional notices hereunder until an amendment pursuant to this Section 3.10(c)(A) has become effective), and (B) with respect to Swingline Loans, such amendment shall become effective without any further action or consent of any other party to this Agreement (other than the Borrower, whose prior written consent for such amendment shall be required) so long as the Administrative Agent shall not have received, within five (5) Business Days of the date any notice of such alternate rates of interest is provided to the Swingline Lender, a written notice from the Swingline Lender stating that the Swingline Lender objects to such amendment (it being understood that, if the Swingline Lender objects to any such amendment, the Administrative Agent and the Borrower shall be permitted to continue to establish alternate rates of interest and provide one or more additional notices hereunder until an amendment pursuant to this Section 3.10(c)(B) has become effective).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Credit Parties that:
Section 4.1.    Organization; Powers

Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required by applicable law. No Loan Party is an EEA Financial Institution.
Section 4.2.    Authorization; Enforceability

The Transactions to be entered into by each Loan Party are within the corporate, partnership or other analogous powers of such Loan Party to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership or other analogous and, if required, equity holder action. Each Loan Document has been duly executed and delivered by each Loan Party and Liberty Subsidiary to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable against such Loan Party or Liberty Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.
Section 4.3.    Governmental Approvals; No Conflicts

The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (a) such as have been or prior to or

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concurrently with the consummation of the Transactions will be obtained or made and are or prior to or concurrently with the consummation of the Transactions will be in full force and effect (except such consents, approvals, registrations or filings which will be required at the time, if any, of the exercise of remedies under the Loan Documents by the Administrative Agent and the Lenders), (b) notices, if any, required to be filed with the FCC or any applicable State PUC after the consummation of the Transactions and (c) consents, approvals, registrations, filings or actions which the failure to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority (subject to compliance with any applicable law or regulation which, upon the exercise of remedies hereunder by the Administrative Agent and the Lenders, requires filing with or approval of a Governmental Authority), except, in the case of any such applicable law or regulation, for such violations that would not reasonably be expected to result in a Material Adverse Effect, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its assets (other than the Loan Documents), or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, or result in a default under any indenture for the Senior Notes, except for such violations, defaults and payments that would not reasonably be expected to result in a Material Adverse Effect and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, other than, with respect to each Loan Party, Liens permitted by Section 7.2 and each Security Document to which such Loan Party is a party.

Section 4.4.    Financial Condition

The Borrower has heretofore furnished to the Administrative Agent and the Lenders the following:
(a)    the consolidated balance sheets and related consolidated statements of income, cash flows and shareholders’ equity of the Borrower and its subsidiaries as of and for the fiscal quarter ended September 30, 2018, certified by the chief financial officer of the Borrower; and

(b)    with respect to the Borrower and its Subsidiaries, forecasts of financial performance through the end of 2022 (the “Forecasts”).

The financial statements referred to above (other than the Forecasts) present fairly, in all material respects, the financial position and results of operations and cash flows of such Persons as of such dates and for the indicated periods in accordance with GAAP, subject in the case of the quarter-end statements to year-end audit adjustments and the absence of footnotes. The Forecasts have been prepared in good faith by the Borrower and based on assumptions believed to be reasonable at the time they were made, it being understood that forecasts by their nature are uncertain and no assurance is being given that the results reflected in such forecasted financial information will be achieved. Since September 30, 2018, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole except as disclosed in the financial statements described in clause (a) above.

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Section 4.5.    Properties

(a)    Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and tangible personal property, except as would not reasonably be expected to have a Material Adverse Effect.

(b)    Each of the Borrower and the Subsidiaries owns, or is entitled to use, all United States trademarks, trade names, copyrights, patents and trade secrets material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such failure to own or be entitled to use or infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.6.    Litigation and Environmental Matters

(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against (i) the Borrower, any of its Subsidiaries or any Liberty Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) the Borrower, any of its Subsidiaries or any Liberty Subsidiary that relate to the execution, delivery, validity or enforceability of any Loan Document or the performance of any of the Transactions by any of the parties thereto.

(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower, any of its Subsidiaries nor any Liberty Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 4.7.    Compliance with Laws and Agreements
Each of the Borrower, its Subsidiaries and the Liberty Subsidiaries is in compliance with all laws, regulations (including the Communications Act and State Law) and orders of any Governmental Authority (including the FCC and State PUCs) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
Section 4.8.    Franchises, FCC, State PUC and Certain Copyright Matters

(a)    The Borrower and each of its Subsidiaries possesses, or has the right to use, all Authorizations, and possesses, or has rights under, agreements with public utilities and microwave transmission companies, satellite communications companies, pole attachment, use access or rental agreements and utility easements, including all licenses and permits, to: (i) operate the Communications Business, except to the extent the absence thereof or failure to be in compliance therewith would not

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reasonably be expected to have a Material Adverse Effect, and (ii) consummate the Transactions. The Borrower and each of its Subsidiaries are in compliance with all such Authorizations, agreements, easements, licenses and permits with no known conflict with the valid rights of others, except to the extent such noncompliance or conflict would not reasonably be expected to have a Material Adverse Effect. No event has occurred which would permit the revocation or termination of any such Authorization, right, agreement, easement, license or permit which would reasonably be expected to have a Material Adverse Effect.

(b)    The Borrower and each Subsidiary thereof (i) have each duly and timely filed or caused to be filed (A) all registration statements for the operation of the Communications Business and other filings which are required to be filed under the Communications Act and under State Law applicable to them and the Transactions, and (B) all reports, applications, documents, instruments and information required to be filed (1) with the FCC and State PUCs, as applicable, pursuant to all FCC rules, regulations and requests and State Law applicable to them, or (2) pursuant to any Authorization, in each case, the failure of which to file would reasonably be expected to have a Material Adverse Effect, and (ii) is in compliance with the Communications Act and State Law (including, the rules and regulations of the FCC and State PUCs) and all Authorizations, the failure with which to comply would reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary has recorded or deposited with and paid to the United States Copyright Office and the Register of Copyrights all notices, statements of account, royalty fees and other documents and instruments required under the Copyright Act, the failure of which to record, deposit or pay would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, as of the Closing Date neither the Borrower nor any Subsidiary has any material liability to any Person for copyright infringement under the Copyright Act as a result of its business operations.

(c)    The Borrower and the Subsidiaries own or lease all of the property, plant and equipment necessary to operate the Communications Business.

(d)    As of the Closing Date, the Borrower and its Subsidiaries, collectively, hold all material Authorizations required in connection with the Transactions and with the operation of the Communications Business and each such Authorization is validly issued and in full force and effect, unimpaired in any material respect by any act or omission by the Borrower or any of its Subsidiaries. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to (i) comply with any special qualification procedures not otherwise generally applicable to providers of one or more services similar to the Communications Business in the State of Alaska, or (ii) to pay any amounts other than immaterial amounts, routine fees, and amounts in respect of rebuild obligations, except to the extent such renewal would not reasonably be expected to have a Material Adverse Effect.

(e)    To the best of the Borrower’s knowledge, except as set forth in Schedule 4.8, neither the Borrower nor any Subsidiary thereof is a party to any investigation, notice of violation, order or complaint issued by or before the FCC, any State PUC or any Franchise authority which would reasonably be expected to have a Material Adverse Effect. Except for such proceedings that affect the communications industry or the other businesses of the Borrower and its Subsidiaries generally or as set forth in Schedule 4.8, there are no proceedings by or before the FCC, any State PUC or any Franchise

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authority which would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.8, the Borrower has no knowledge of (i) any impending or threatened investigation, notice of violation, order, complaint or proceeding before the FCC, any State PUC or any Franchise authority that would reasonably be expected to have a Material Adverse Effect, (ii) any pending or threatened non‑renewal, expiration, termination or revocation of any Authorization that would reasonably be expected to have a Material Adverse Effect, or (iii) has any reasonable basis to expect that any Authorization the absence of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, will not be renewed in the ordinary course.

Section 4.9.    Investment Company Status

Neither the Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 4.10.    Taxes

Each of the Borrower, its Subsidiaries and the Liberty Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 4.11.    ERISA

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.
Section 4.12.    Disclosure
As of the Closing Date, the Borrower has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information concerning the Borrower, any Subsidiary or any Liberty Subsidiary (other than the projections, budgets or other estimates, or information of a general economic or industry nature) furnished by or on behalf of the Borrower, any Subsidiary or any Liberty Subsidiary to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or

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supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time they were made, it being understood that projections by their nature are uncertain and no assurance is being given that the results reflected in such projected financial information will be achieved. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 4.13.    Subsidiaries

Schedule 4.13 sets forth, as of the Closing Date, the name of, the chief executive office of, and the ownership interest of (i) the Borrower in GCI Holdings, and (ii) GCI Holdings in each of its subsidiaries (other than the NMTC Subsidiaries) and identifies each Subsidiary that is a Subsidiary Guarantor or an NMTC Subsidiary.
Section 4.14.    Insurance

Schedule 4.14 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries on the Closing Date. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.
Section 4.15.    Labor Matters

Except for the Disclosed Matters and except as would not be reasonably likely to result in a Material Adverse Effect, (i) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, (ii) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (iii) all material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.
Section 4.16.    Solvency

Immediately after the consummation of each Transaction on the Closing Date, (i) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair salable value of the property of the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Borrower and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated,

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contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Borrower and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.
Section 4.17.    Federal Reserve Regulations

Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Immediately before and immediately after giving effect to the making of each Loan and the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of the Borrower’s assets as determined in accordance with Regulation U.
Section 4.18.    Use of Proceeds

It will use the proceeds of (a) the Revolving Loans, the Term B Loans and the Letters of Credit for purposes permitted by Section 6.14 and (b) each Incremental Term Loan, if any, in accordance with the Incremental Term Facility Amendment applicable thereto. No part of the proceeds of any Loan or any Letter of Credit has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase, acquire or carry any Margin Stock, or (ii) for any other purpose, in either case that entails a violation of any of the regulations of the Board, including Regulations T, U and X.
Section 4.19.    Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws

(a)    The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and the Liberty Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and the Liberty Subsidiaries, and to the knowledge of the Borrower, its directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and no Loan Party or Liberty Subsidiary is knowingly engaged in any activity that could reasonably be expected to result in such Loan Party or Liberty Subsidiary being designated as a Sanctioned Person. None of (a) the Borrower, any of its Subsidiaries or any of the Liberty Subsidiaries, or to the knowledge of the Borrower, such Subsidiary or such Liberty Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower, any Subsidiary or any Liberty Subsidiary that will in each case act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transactions contemplated by the Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

(b)    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.

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Each Loan Party and each of its Subsidiaries and the Liberty Subsidiaries are in compliance in all material respects with the Patriot Act.

ARTICLE 5

CONDITIONS
Section 5.1.    Initial Conditions.

This Agreement shall not become effective, and the Existing Credit Agreement shall remain in full force and effect, until the Closing Date.
Section 5.2.    Conditions to Future Credit Events

The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a continuation or conversion of an existing Borrowing), and of the Issuing Bank to issue, amend, renew or extend a Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Loan Parties and the Liberty Subsidiaries set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of such issuance, amendment, renewal or extension, as applicable (except (i) to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects without further qualification); and

(b)    at the time of and immediately after giving effect to such Borrowing or such issuance, amendment, renewal or extension, as applicable, no Default shall or would exist.
Each such Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE 6
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder (other than contingent or indemnification obligations not then due) shall have been paid in full in cash and all Letters of Credit have expired (or have been cash collateralized or otherwise provided for in full in a manner reasonably satisfactory to the Issuing Bank) and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

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Section 6.1.    Financial Statements and Other Information

The Borrower will furnish or cause to be furnished to the Administrative Agent:
(a)    within 120 days after the end of each fiscal year, the Borrower’s audited consolidated balance sheet and related consolidated statements of income, cash flows and shareholders’ equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

(b)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth (A) reasonably detailed calculations demonstrating compliance with the Financial Covenants as of the most recent fiscal quarter end contemplated by such financial statements, (B) the Subsidiary Guarantors as of the date of such Compliance Certificate, (C) the Excluded Subsidiaries as of the date of such Compliance Certificate, and (D) the Liberty Subsidiaries as of the date of such Compliance Certificate and (iii) containing either a certification that there has been no change to the information about the Loan Parties and their property disclosed in the schedules to the Security Documents or, after the delivery of the first certification delivered pursuant to this subsection, as previously certified, or, if so, specifying all such changes;

(d)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, as the case may be;

(e)    at least 5 Business Days prior to the consummation of each transaction constituting a Significant Transaction (other than a Significant Transaction set forth in clause (f) of the definition thereof), the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Financial Officer thereof describing such transaction in reasonable detail and certifying that such Significant Transaction complies with each Section hereof under which such

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transaction constitutes a Significant Transaction (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);

(f)    promptly (but in no event later than 2 Business Days) following the consummation of each transaction constituting a Significant Transaction set forth in clause (f) of the definition thereof, a notice of the Borrower signed by a Financial Officer thereof describing such transaction in reasonable detail;

(g)    within 30 days after the beginning of each fiscal year, an annual consolidated forecast for the Borrower and the Subsidiaries for such fiscal year, including projected consolidated statements of income of the Borrower and the Subsidiaries, all in reasonable detail acceptable to the Administrative Agent;
(h)    promptly such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Administrative Agent or such Lender; and

(i)    promptly following any request therefor, any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(j)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, any Subsidiary or any Liberty Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, provided, however, that the Borrower shall not be required to provide pro forma financial statements and information in connection with a Borrowing Request of $50,000,000 or less.

If there are any Liberty Subsidiaries, then the annual and quarterly financial information required by this Section 6.1 will include a reasonably detailed presentation, either on the face of the financial statements or the footnotes thereto, of the financial condition and results of operations of the Borrower and its subsidiaries separate from the financial condition and results of operations of the Liberty Subsidiaries.
Section 6.2.    Notices of Material Events

The Borrower will furnish to the Administrative Agent prompt written notice of the following:
(a)    the occurrence of any Default;

(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate that, in either case, would reasonably be expected to result in a Material Adverse Effect;

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(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d)    as soon as possible and in no event later than five (5) Business Days after the receipt thereof by the Borrower or any Subsidiary, a copy of any notice, summons, citation or other written communication concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any Environmental Liability of the Borrower or any such Subsidiary, in each case, which would reasonably be expected to have a Material Adverse Effect;

(e)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.2; and

(f)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section (other than paragraph (e)) shall be accompanied by a statement of a Financial Officer or other Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 6.3.    Existence; Conduct of Business

The Borrower will, and will cause each Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except, in each case, as otherwise permitted by Section 7.3.
Section 6.4.    Payment and Performance of Obligations

The Borrower will, and will cause each Subsidiary to, pay or perform (before the same shall become delinquent or in default) its obligations, including Tax liabilities, that, if not paid or performed, would reasonably be expected to result in a Material Adverse Effect, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
Section 6.5.    Maintenance of Properties

The Borrower will, and will cause each Subsidiary to, keep and maintain all tangible property material to the conduct of their businesses, taken as a whole, in good working order and condition, ordinary wear and tear (and damage caused by casualty) excepted.

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Section 6.6.    Books and Records; Inspection Rights

The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times as reasonably requested.
Section 6.7.    Compliance with Laws

The Borrower will, and will cause each Subsidiary and each Liberty Subsidiary to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, the Liberty Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
Section 6.8.    Environmental Compliance

The Borrower will, and will cause each Subsidiary to, use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing would not reasonably be expected to have a Material Adverse Effect.
Section 6.9.    Insurance

(a)    The Borrower will, and will cause each Subsidiary to, self‑insure or maintain, with financially sound and reputable insurance companies, (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (ii) such other insurance as is required pursuant to the terms of any Security Document.

(b)    with respect to any Real Property subject to a Mortgage and that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Real Property of the applicable Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, the applicable Loan Party shall promptly replace such insurance company with a financially sound

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and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Required Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

Section 6.10.    Casualty and Condemnation

The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any property owned or held by or on behalf of the Borrower or any Subsidiary with a fair market value immediately prior to such casualty or insured damage of at least $5,000,000, or the commencement of any action or proceeding for the taking of any property or interest therein with a fair market value immediately prior to such taking of at least $5,000,000, under power of eminent domain or by condemnation or similar proceeding.
Section 6.11    Additional Subsidiaries

If any subsidiary (other than a NMTC Subsidiary or a subsidiary of an Excluded Subsidiary) of the Borrower is formed or acquired (including as the result of a Division) after the Closing Date (each a “New Subsidiary”), and remains a subsidiary for not less than ten Business Days, not later than the tenth Business Day after the date on which such New Subsidiary is formed or acquired, the Borrower will (a) provide written notice thereof, in reasonable detail, to the Administrative Agent, (b) designate in such notice whether such New Subsidiary is an “Excluded Subsidiary” (in which event such New Subsidiary shall be a “New Excluded Subsidiary”) or a “Liberty Subsidiary” (in which event such New Subsidiary shall be a “New Liberty Subsidiary”), provided that in the event the Borrower designates such New Subsidiary as not a New Excluded Subsidiary or New Liberty Subsidiary or fails to make any such designation, such New Subsidiary shall irrevocably be deemed not to be an “Excluded Subsidiary” or a “Liberty Subsidiary” (in which event such New Subsidiary shall be a Subsidiary that is a “New Included Subsidiary”), provided, further, that the Borrower may only designate a New Subsidiary as a New Liberty Subsidiary if (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) such New Subsidiary is owned by the Borrower, a Subsidiary or a Liberty Subsidiary and its assets (x) consist of, or were purchased with the proceeds of, Contributed Ventures Assets or (y) are purchased with the proceeds of borrowings made by a Liberty Subsidiary or secured solely by Contributed Ventures Assets, (c) if such New Subsidiary is a New Included Subsidiary, (i) cause such New Included Subsidiary to execute and deliver a completed Guarantee Supplement and become a party to each applicable Security Document in the manner provided therein, and (ii) promptly take or cause such New Included Subsidiary to take such actions to create and perfect Liens on such New Included Subsidiary’s assets (other than Excluded Collateral) to secure the Obligations as the Administrative Agent or the Lenders holding more than 50% of the Total Credit Exposure of all Classes that are the beneficiaries of such Collateral, taken as a whole, shall reasonably request, and (d) if any Equity Interests issued by such New Included Subsidiary are owned or held by or on behalf of the Borrower or any Subsidiary (other than an Excluded Subsidiary) or any loans, advances or other debt is owed or owing by such New Included Subsidiary to the Borrower

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or any Subsidiary (other than an Excluded Subsidiary), the Borrower will cause such Equity Interests and promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to the Security Documents.
Section 6.12.    Information Regarding Collateral

The Borrower will furnish to the Administrative Agent prompt written notice of any (A) Division of any Loan Party, or (B) change in (i) the legal name or jurisdiction of incorporation or formation of any Loan Party, (ii) the location of the chief executive office of any Loan Party or its principal place of business, (iii) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading, or (iv) the Federal Taxpayer Identification Number or company organizational number of any Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
Section 6.13.    Further Assurances

(a)    The Borrower will, and will cause each Subsidiary Guarantor to, execute any and all further documents, mortgages, deeds of trust, financing statements, agreements (including guarantee agreements and security agreements) and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that the Administrative Agent may reasonably request, to grant, preserve, protect or perfect (including as a result of any change in applicable law) Liens on all Collateral (other than Excluded Collateral) of the Borrower and each Subsidiary Guarantor, including the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower or any Subsidiary Guarantor, and in that connection the Borrower will, and will cause each Subsidiary Guarantor to, grant to the Administrative Agent security interests and Mortgages in all of its owned Real Property (except to the extent constituting Excluded Collateral) acquired after the Closing Date and satisfy the Real Estate Collateral Requirement with respect to each such Real Property within 90 days after the date such Real Property is so acquired. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. For the avoidance of doubt, the Loan Parties will not be required to register any trademarks or copyrights.

(b)    Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by the Borrower or any Subsidiary Guarantor after the Closing Date until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property (such date, the “Target Diligence Completion Date”): (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower (or applicable Loan Party) of that fact and (if applicable) notification to the Borrower (or applicable Loan Party) that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower (or applicable Loan Party) of such notice; and (iii) if such notice is required to be provided to the Borrower (or applicable Loan Party) and flood insurance

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is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall not have received, within five (5) Business Days prior to such Target Diligence Completion Date, written notice from any Lender that such Lender has not completed its flood insurance due diligence and flood insurance compliance with respect thereto.

Section 6.14.    Use of Proceeds

(a)    The proceeds of the Loans and the Letters of Credit will be used only as follows: (i) to reimburse the Issuing Bank in respect of amounts drawn under Letters of Credit, (ii) to pay transaction fees and expenses and (iii) for general corporate purposes not inconsistent with the terms hereof, including the making of Investments permitted by Section 7.4, Acquisitions permitted by Section 7.5 and Restricted Payments permitted by Section 7.8.

(b)    No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (i) purchase, acquire or carry any Margin Stock, (ii) for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X, or (iii) to make a loan to any director or executive officer of the Borrower or any Subsidiary. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.15.    Maintenance of Ratings

Use commercially reasonable efforts to cause (a) each of S&P and Moody’s to maintain a rating for the Term B Loans, (b) Moody’s to maintain a corporate family rating (or the equivalent thereof), and (c) S&P to maintain a corporate credit rating (or the equivalent thereof), in each case with respect to the Borrower, it being understood, in each case, that such obligation shall not require the Borrower to maintain any specific rating.
ARTICLE 7

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder (other than contingent or indemnification obligations not then due) shall have been paid in full in cash and all Letters of Credit have expired (or have been cash collateralized or otherwise provided for in full in a manner reasonably satisfactory to the Issuing Bank) and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

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Section 7.1.    Indebtedness

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except each of the following:
(a)    Indebtedness under the Loan Documents;

(b)    Indebtedness existing on the Closing Date and set forth in Schedule 7.1, and Other Refinancing Indebtedness with respect thereto;

(c)    Indebtedness (i) of the Borrower owed to any Subsidiary Guarantor, (ii) of any Subsidiary owed to the Borrower or any Subsidiary Guarantor, and (iii) of any Excluded Subsidiary owed to any Subsidiary;

(d)    Guarantees (i) by the Borrower of Indebtedness of any Subsidiary Guarantor, (ii) by any Subsidiary Guarantor of Indebtedness of the Borrower or any other Subsidiary Guarantor, and (iii) by any Excluded Subsidiary of Indebtedness of the Borrower or any Subsidiary;

(e)    Indebtedness (whether secured or unsecured) of the Borrower or any Subsidiary under Hedging Agreements permitted by Section 7.12;

(f)    unsecured Indebtedness of the Borrower not in excess of $775,000,000 in aggregate principal amount in respect of the Senior Notes;

(g)    unsecured Indebtedness of the Borrower that constitutes Other Replacement Debt in respect of the Senior Notes (the principal amount of which may be increased in the same transaction to the extent permitted by Section 7.1(p)), provided that (i) the Other Refinancing Condition shall have been satisfied, and (ii) immediately before and immediately after the incurrence thereof, no Default shall or would exist;

(h)    Indebtedness (whether secured or unsecured) of Excluded Subsidiaries in an aggregate principal amount not to exceed $300,000,000 at any one time outstanding in connection with Permitted NMTC Transactions, provided that (i) immediately before and immediately after the incurrence thereof, no Default shall or would exist, and (ii) all such Indebtedness incurred after the Closing Date shall have a final stated maturity date that is no earlier than the Permitted Debt Maturity Date;

(i)    Indebtedness consisting of unsecured guaranties by the Borrower and/or the Subsidiary Guarantors of Indebtedness permitted under Section 7.1(f), Section 7.1(g), or Section 7.1(p);

(j)    Indebtedness (whether secured or unsecured) of one or more of the Excluded Subsidiaries not in excess of $100,000,000 in aggregate principal amount at any one time outstanding, provided that (i) immediately before and immediately after the incurrence thereof, no Default shall or would exist, and (ii) all such Indebtedness incurred after the Closing Date shall (X) be Approved Debt, or (Y) have a final stated maturity date that is no earlier than the Permitted Debt Maturity Date;

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(k)    Indebtedness of a Person who becomes a Subsidiary in connection with an Acquisition permitted by Section 7.5(e) or assumed by the Borrower or any Subsidiary in connection with an Acquisition permitted by Section 7.5(e), provided that (i) such Indebtedness is not incurred in contemplation of such Acquisition, and (ii) the aggregate principal amount of all such Indebtedness under this Section 7.1(k) shall not exceed $25,000,000 at any one time outstanding;

(l)    Capital Lease Obligations pursuant to transponder leases in an aggregate principal amount not to exceed $80,000,000 at any one time outstanding, provided that immediately before and immediately after the incurrence thereof, no Default shall or would exist;

(m)    Capital Lease Obligations of the Borrower or any one or more of the Subsidiary Guarantors to any one or more of the Excluded Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding, provided that (i) each such Capital Lease Obligation shall be on an “arm’s length” basis, and (ii) immediately before and immediately after giving effect to the incurrence of each such Capital Lease Obligation, no Default shall or would exist;

(n)    Indebtedness incurred in connection with sales and lease-backs of Towers (excluding antennae and electronic communications equipment), which, to the extent secured by Liens, is secured solely by one or more Towers and the proceeds thereof, provided that (i) immediately before and immediately after the incurrence thereof, no Default shall or would exist, (ii) the aggregate principal amount of all such Indebtedness shall not exceed $120,000,000 at any one time outstanding and (iii) such Indebtedness has a final stated maturity date that is no earlier than the Permitted Debt Maturity Date;

(o)    Indebtedness (whether secured or unsecured) of the Borrower or any of the Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding, provided that immediately before and immediately after the incurrence thereof, no Default shall or would exist;

(p)    unsecured Indebtedness of the Borrower or any of the Subsidiaries, provided that (i) immediately before and immediately after the incurrence thereof, no Default shall or would exist, (ii) all such Indebtedness incurred after the Closing Date shall have a final stated maturity date that is no earlier than the Existing Facility Maturity Date, (iii) unless otherwise agreed to in writing by the Administrative Agent (the decision to be within the sole and absolute discretion of the Administrative Agent), such Indebtedness (other than Indebtedness incurred by Excluded Subsidiaries) is on terms and conditions, taken as a whole, that are not materially more restrictive than those governing the Indebtedness incurred under the Loan Documents (as certified by a Financial Officer pursuant to a certificate in form reasonably acceptable to the Administrative Agent, which certificate shall be conclusive as to compliance with this clause (iii)), and (iv) immediately after giving effect thereto, the Total Leverage Ratio would not exceed 6.50:1.00;

(q)    Indebtedness of the Borrower and the Subsidiaries incurred after the Closing Date in respect of Investments made after the Closing Date and permitted by Section 7.4(h);

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(r)    obligations of the Borrower or any of the Subsidiaries owed to the Borrower or any of the Subsidiaries under services agreements for the provision of network capacity to the extent characterized as Capital Lease Obligations;

(s)    Indebtedness of any one or more Securitization Entities in connection with one or more Securitizations with an aggregate principal amount not in excess of $150,000,000 at any one time outstanding; and
(t)    secured Indebtedness of the Borrower or any of the Subsidiaries, provided that (i) immediately before and immediately after the incurrence thereof, no Default shall or would exist, (ii) all such Indebtedness incurred after the Closing Date shall have a final stated maturity date that is no earlier than the Existing Facility Maturity Date, (iii) unless otherwise agreed to in writing by the Administrative Agent (the decision to be within the sole and absolute discretion of the Administrative Agent), such Indebtedness (other than Indebtedness incurred by Excluded Subsidiaries) is on terms and conditions, taken as a whole, that are not materially more restrictive than those governing the Indebtedness incurred under the Loan Documents (as certified by a Financial Officer pursuant to a certificate in form reasonably acceptable to the Administrative Agent, which certificate shall be conclusive as to compliance with this clause (iii)), and (iv) immediately after giving effect thereto, the Secured Leverage Ratio would not exceed 4.00:1.00.

Section 7.2.    Liens

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)    Liens created under the Loan Documents;

(b)    Permitted Encumbrances;

(c)    any Lien on any property or asset of the Borrower or any Subsidiary to the extent existing on the Closing Date and set forth in Schedule 7.2, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any extensions, renewals and replacements thereof that do not increase the amount thereof;

(d)    (i) Liens to secure the Indebtedness permitted by Section 7.1(e), (l), (m), (n), (o), (r) or (t) and (ii) Liens (other than Liens on Collateral) to secure the Indebtedness permitted by Section 7.1(h) or (j);

(e)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person became or becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, and (iii) such Lien shall secure only the Indebtedness and other

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obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any Other Refinancing Indebtedness in respect of such Indebtedness;

(f)    any encumbrance or restriction (including, without limitation, put and call agreements and transfer restrictions, but not other Liens) with respect to the Equity Interest of any joint venture or similar arrangement created pursuant to the joint venture or similar agreements with respect to such joint venture or similar arrangement;

(g)    other Liens securing obligations in an aggregate amount not exceeding $5,000,000 at any one time outstanding;

(h)    [Reserved]; and
(i)    Liens on the property of any Securitization Entity pursuant to a Securitization, the sale of accounts receivable pursuant to a Securitization, and Liens resulting from the characterization of such sale as secured indebtedness.

Section 7.3.    Fundamental Changes

(a)    The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, provided that both immediately before and after giving effect thereto, no Event of Default shall or would exist:

(i)    the Borrower may merge or consolidate with any Person, provided that (A) the Borrower shall be the surviving entity thereof, (B) the Borrower shall have satisfied the notice requirements in Section 6.1(e) with respect thereto, and (C) immediately after giving effect thereto, the Loan Parties shall be in compliance on a pro forma basis with all Financial Covenants as of the most recent fiscal quarter end (assuming, for purposes of the Financial Covenants, that all mergers, acquisitions and dispositions consummated since the first day of such fiscal quarter, had occurred on the first day of such fiscal quarter);
(ii)    the Borrower may merge or consolidate with any Subsidiary Guarantor, provided that the Borrower shall be the surviving entity;
(iii)    [Reserved];
(iv)    (A) any Subsidiary may merge or consolidate with or into the Borrower in a transaction in which the Borrower is the surviving Person, (B) any Subsidiary Guarantor may merge or consolidate with or into any Subsidiary in a transaction in which a Subsidiary Guarantor is the surviving Person, and (C) any Excluded Subsidiary may merge or consolidate with or into any other Subsidiary (including another Excluded Subsidiary) in a transaction in which such other Subsidiary is the surviving Person;

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(v)any Subsidiary may merge or consolidate with any other Person, provided that (A) immediately after giving effect thereto, no Default shall or would exist, and (B) either (1)(a) such Subsidiary is the surviving Person, and (b) such merger or consolidation is not prohibited by Section 7.5, or (2)(a) such other Person is the surviving Person, and (b)(i) such merger or consolidation is not prohibited by Section 7.7, or (ii) such merger or consolidation is not prohibited by Section 7.5 and such other Person shall become a Subsidiary Guarantor in accordance with Section 6.11;
(vi)(A) the Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Subsidiary Guarantor, (B) any Subsidiary Guarantor may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to any other Subsidiary Guarantor (upon voluntary liquidation or dissolution or otherwise), and (C) any Excluded Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or any Subsidiary (upon voluntary liquidation or dissolution or otherwise);
(vii)any Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not otherwise permitted by this Section 7.3(a), provided that such sale, transfer, lease or other disposition is permitted by Section 7.7; and
(viii)any Subsidiary may liquidate, wind up or dissolve so long as (A) the assets of any such Subsidiary that is a Subsidiary Guarantor are transferred to the Borrower or another Subsidiary Guarantor, or (B) the assets of any such Subsidiary that is an Excluded Subsidiary are transferred to the Borrower or a Subsidiary.
(b)    The Borrower will not, and will not permit any Subsidiary thereof to, engage in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date, the ownership of the Equity Interests of any Liberty Subsidiary or the Contributed Ventures Assets, and businesses which are now, or which in the future shall have become, reasonably related thereto or a reasonable extension thereof.

Section 7.4.    Investments

The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger) any Equity Interest, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any Guarantee of any obligations of, any other Person (all of the foregoing, “Investments”), except:
(a)    Investments in Cash Equivalents;

(b)    Investments existing on the Closing Date and set forth on Schedule 7.4, and Investments in CoBank Equities;

(c)    Investments by any Person in existence at the time such Person becomes a
Subsidiary, provided such Investment was not made in connection with or anticipation of such Person

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becoming a Subsidiary;

(d)    Investments permitted by Section 7.3 or 7.5;

(c)Investments (i) made by the Borrower in any Subsidiary Guarantor, (ii) made by any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor, or (iii) made by any Excluded Subsidiary in any other Excluded Subsidiary;

(d)loans, advances and Guarantees of Indebtedness permitted by Section 7.1;

(e)Guarantees by the Borrower or any Subsidiary to the extent that, immediately before and immediately after giving effect thereto (i) no Default shall or will exist, and (ii) the Secured Leverage Ratio would not be greater than 3.75:1.00;

(f)Investments (other than Guarantees) by the Borrower and the Subsidiaries to the extent that immediately before and immediately after giving effect thereto no Default shall or would exist, and
(i)    immediately before and immediately after giving effect thereto the Secured Leverage Ratio would not be greater than 3.75:1.00, or

(i)immediately after giving effect thereto (1) the aggregate outstanding principal balance of all debt Investments made pursuant to this Section 7.4(h)(ii) since the Closing Date would not exceed $10,000,000, and (2) the aggregate amount of all other Investments made pursuant to this Section 7.4(h)(ii) since the Closing Date would not exceed $10,000,000;

(g)Investments under Hedging Agreements permitted hereunder;

(h)Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for any sale of assets permitted under Section 7.7;

(i)Investments arising out of the receipt by the Borrower or any Subsidiary of Restricted Payments permitted under Section 7.8 or Section 7.19;

(j)[Reserved];

(k)Investments pursuant to Permitted NMTC Transactions;

(l)Investments received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower or any Subsidiary in settlement of obligations and disputes;

(m)Investments in Excluded Subsidiaries to the extent funded with the proceeds of a concurrent distribution from one or more Excluded Subsidiaries;

(n)loans and advances to employees in the ordinary course of business not in excess of $5,000,000 in aggregate principal amount outstanding at any one time;

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(o)[Reserved];

(p)Investments between or among the Borrower, the Subsidiaries and the Liberty Subsidiaries for cash management purposes in the ordinary course of business; and

(q)Investments by the Borrower or any Subsidiary in a Liberty Subsidiary (x) with the proceeds of any contribution to the common equity capital of the Borrower or the sale of Equity Interests of the Borrower permitted under Section 7.7 or (y) that consists of a capital contribution (by means of any transfer of cash or other property) by the Borrower or any Subsidiary, the proceeds of which are then promptly used to make a capital contribution, dividend or distribution to a Subsidiary.

Section 7.5.    Acquisitions

The Borrower will not, and will not permit any Subsidiary to (i) purchase or otherwise acquire (in any one transaction or any series of related transactions and, including by merger, consolidation or otherwise) (1) all or substantially all of the property of any Person or (2) any business or division of any Person, or (ii) cause any Person to become a Subsidiary thereof (each of the transactions described in clauses (i) and (ii) immediately above, an “Acquisition”), except:
(a)    Acquisitions by (i) the Borrower from any Subsidiary Guarantor, (ii) any Subsidiary Guarantor from the Borrower or any other Subsidiary, and (iii) the Borrower or any Subsidiary Guarantor (at no cost to the Borrower or any Subsidiary Guarantor) from any Subsidiary or NMTC Subsidiary;

(b)    Acquisitions by any Excluded Subsidiary from any other Excluded Subsidiary;

(c)    [Reserved];

(d)    [Reserved];

(e)    other Acquisitions by the Borrower or any Subsidiary, if each of the following conditions is met:

(i)immediately before and immediately after giving effect thereto no Default shall or would exist;

(ii)immediately after giving effect thereto the Borrower shall have satisfied the requirements in Section 6.1(e) with respect thereto, if any;

(iii)the Board of Directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such transaction (which opposition has not been publicly withdrawn);

(iv)all transactions in connection therewith shall be consummated in accordance with all applicable requirements of law (including, without limitation, all State Law and State

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Regulations);

(v)with respect to any such transaction involving consideration to be paid by the Borrower and the Subsidiaries in excess of $50,000,000, unless the Administrative Agent shall otherwise agree, the Borrower shall have provided the Administrative Agent and the Lenders with historical financial statements of the Person or business to be acquired to the extent available;

(vi)immediately after giving effect thereto, the Loan Parties shall be in compliance on a pro forma basis with all Financial Covenants as of the most recent fiscal quarter end (assuming, for purposes of the Financial Covenants, that all mergers, acquisitions and dispositions consummated since the first day of such fiscal quarter, had occurred on the first day of such fiscal quarter); and

(vii)(A) immediately before and immediately after giving effect to such transaction, the Secured Leverage Ratio would not be greater than 3.75:1.00, or (B) immediately after giving effect thereto, the aggregate consideration paid by the Borrower and the Subsidiaries pursuant to this Section 7.5(e)(vii)(B) since the Closing Date would not exceed $10,000,000; and

(f)    Acquisitions arising out of the receipt by the Borrower or any Subsidiary of property or assets pursuant to an Asset Sale permitted by Section 7.19(c).

Section 7.6.    Sale and Lease-Back Transactions

The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (a) the sale or transfer of such property is permitted by Section 7.7, and (b) any Liens arising in connection with its use of such property are permitted by Section 7.2.
Section 7.7.    Dispositions
The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose (including pursuant to a merger or a Division) of any asset (other than cash and Cash Equivalents), including any Equity Interest, and the Borrower will not and will not permit any Subsidiary to, issue any Equity Interest, except:

(a)    (i) sales, transfers, leases and other dispositions of used or surplus equipment or other obsolete or, in the reasonable judgment of Borrower, unnecessary assets, (ii) the licensing of intellectual property by the Borrower to any Subsidiary Guarantor, (iii) the substantially contemporaneous exchange of equipment by any Subsidiary for property of a like kind, to the extent that the equipment received by such Subsidiary in such exchange is of a value equivalent to the value of the equipment exchanged (provided, that after giving effect to such exchange, the value of the property

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subject to perfected first priority Liens in favor of the Administrative Agent under the Security Documents is not materially reduced), and (iv) the sale, transfer or other disposition of property and inventory in the ordinary course of business;

(b)    sales, transfers, leases and other dispositions (i) made by the Borrower to any Subsidiary Guarantor, (ii) made by any Subsidiary to the Borrower or any Subsidiary Guarantor, and (iii) made by any Excluded Subsidiary to any other Excluded Subsidiary;

(c)    Liens permitted by Section 7.2, sales, transfers, leases and other dispositions permitted by Section 7.3, Investments permitted by Section 7.4, sale and leaseback transactions permitted by Section 7.6, and Restricted Payments permitted by Section 7.8;

(d)    the sale, transfer, lease and other disposition or abandonment of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and the Subsidiary Guarantors taken as a whole;

(e)    the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not part of any bulk sale or financing of receivables);

(f)    sales of accounts receivable, proceeds thereof and interests therein under any Securitization;

(g)    issuances of Equity Interests (i) by the Borrower to its parent, (ii) by any Subsidiary to the Borrower or any Subsidiary Guarantor, (iii) by any Excluded Subsidiary to the Borrower or any Subsidiary and (iv) by GCI Holdings to Ventures Holdco or any other Liberty Subsidiary (provided that such other Liberty Subsidiary pledges such Equity Interests pursuant to the Ventures Holdco Pledge Agreement or another pledge agreement in form and substance substantially similar to the Ventures Holdco Pledge Agreement);

(h)    [Reserved];

(i)    other issuances of Equity Interests by any Subsidiary to the extent arising out of (i) an Investment by the Borrower or any other Subsidiary permitted by Section 7.4, (ii) a sale, transfer or other disposition by the Borrower or any Subsidiary permitted by Section 7.7(j), or (iii) a Restricted Payment made by the Borrower or any Subsidiary permitted by Section 7.8;

(j)    other sales, transfers, leases and other dispositions of assets by the Borrower or any Subsidiary and issuances of Equity Interests by a Subsidiary, if each of the following conditions is met:
(i)    immediately before and immediately after giving effect thereto, no Default shall exist or would occur;

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(ii)    immediately after giving effect thereto, the Borrower shall have satisfied the requirements in Section 6.1(e) with respect thereto, if any;

(iii)    the aggregate consideration received by the Borrower and the Subsidiaries in connection therewith shall not be less than the fair market value of the property transferred by the Borrower and the Subsidiaries in connection therewith;

(iv)    the terms thereof shall be “arm’s length”; and

(v)    immediately before and immediately after giving effect thereto, the Secured Leverage Ratio would not be greater than 3.75:1.00;

(k)    sales, transfers, leases and other dispositions of real estate owned by the Borrower or any Subsidiary as of the Closing Date or Towers in a sale and lease‑back transaction to the extent that the incurrence of Indebtedness and Liens with respect to such transaction are permitted by Section 7.1 and Section 7.2; and

(l)    sales, transfers, leases and other dispositions of Equity Interests of any Liberty Subsidiary by the Borrower or any Subsidiary permitted by the last paragraph of Section 7.19.

Section 7.8.    Restricted Payments

The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, except:
(a)    the Borrower may declare and pay dividends and other distributions with respect to its Equity Interests payable solely in perpetual common Equity Interests;

(b)    (i) any Subsidiary may declare and make Restricted Payments to the Borrower or any Subsidiary Guarantor, and (ii) any Excluded Subsidiary may declare and pay Restricted Payments to the Borrower or any Subsidiary;

(c)    any Subsidiary that is not a wholly-owned Subsidiary may declare and pay cash dividends to its equity holders generally so long as the Borrower (or a Subsidiary thereof which owns the equity interests in the Subsidiary paying such dividend) receives at least its proportional share thereof (based upon its relative holding of the equity interests in the Subsidiary paying such dividend and taking into account the relative preferences, if any, of the various classes of Equity Interests issued by such Subsidiary);

(d)    the Borrower or any Subsidiary may declare and pay Restricted Payments from the proceeds of dividends or distributions received by the Borrower or a Subsidiary from LV Bridge (including indirectly through other Liberty Subsidiaries) to satisfy GCI’s obligations under, or with respect to, the Charter Exchangeable Debentures;

(e)    the Borrower may declare and pay Restricted Payments in cash in an amount that, during any fiscal year, would not exceed the portion of the income taxes payable by its parent

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companies in such fiscal year attributable to the Borrower, its Subsidiaries and the Liberty Subsidiaries;

(f)    [Reserved];

(g)    the Borrower or any Subsidiary may declare and pay other Restricted Payments in cash, provided that (i) immediately before and immediately after giving effect thereto no Default shall or would exist, and (ii)(A) immediately before and after giving effect thereto the Secured Leverage Ratio would not exceed 3.75:1.00, or (B) immediately after giving effect thereto, the amount of all Restricted Payments made pursuant to this Section 7.8(g)(ii)(B) would not exceed $5,000,000 in the aggregate since the Closing Date;

(h)    [Reserved];

(i)    the Borrower or any Subsidiary may declare or pay Restricted Payments between or among the Borrower, any Subsidiary or any Liberty Subsidiary for cash management purposes in the ordinary course of business;

(j)    any Subsidiary may declare or pay Restricted Payments to a Liberty Subsidiary the proceeds of which are then promptly used to declare or pay, as applicable, a Restricted Payment to the Borrower or any Subsidiary Guarantor;

(k)    the Borrower or any Subsidiary may declare or pay other Restricted Payments with the proceeds of any dividend, distribution or capital contribution received by the Borrower or such Subsidiary from a Liberty Subsidiary, provided that at the time of such dividend, distribution or capital contribution from such Liberty Subsidiary and after giving effect thereto, (x) the Consolidated Net Asset Test would be satisfied, (y) no Default or Event of Default shall have occurred and be continuing and (z) the Total Leverage Ratio shall not exceed 6.50:1.00; and

(l)    the Borrower may declare or pay any Restricted Payment in cash, provided that (x) immediately before and immediately after giving effect to such Restricted Payment no Default shall exist or would occur, and (y) the proceeds thereof are used substantially simultaneously therewith solely for the payment of principal and interest payments then due and owing in respect of Indebtedness of its parent companies.

Section 7.9.    Prepayments

The Borrower will not, and will not allow any Subsidiary to,
(a)    prepay any interest owing under the Senior Notes or Other Replacement Debt, or
(b)    voluntarily prepay any principal in respect of the Senior Notes or Other Replacement Debt,

in each case other than (x) with the proceeds of one or more Loans and/or cash on hand, provided that, (i) immediately before and immediately after giving effect to each such prepayment, the Secured

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Leverage Ratio would not be greater than 3.75:1.00, and (ii) in connection with all such prepayments (in whole or in part) of the 2021 Senior Notes, the first $200,000,000 of such prepayments in the aggregate shall have been derived from the cash proceeds of the following (collectively, “Eligible Sources”): (A) Other Replacement Debt, (B) equity contributions to the Borrower (other than in respect of Disqualified Equity) from sources other than the Loan Parties, or (C) a combination of (A) and (B) immediately above, or (y) in connection with the prepayment of such Indebtedness with cash proceeds from Eligible Sources.
Section 7.10.    Transactions with Affiliates

The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any Affiliate thereof (including any Liberty Subsidiary), except (a) as set forth on Schedule 7.10, (b) for general corporate services in the ordinary course of business, including the provision of insurance, (c) transactions between the Borrower and any Subsidiary Guarantor, between Subsidiary Guarantors or between Excluded Subsidiaries, (d) transactions between any Loan Party and any Excluded Subsidiary or any Liberty Subsidiary at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an “arm’s length” basis from unrelated third parties, (e) transactions between any Excluded Subsidiary and any Liberty Subsidiary at prices and on terms and conditions not less favorable to such Excluded Subsidiary than could be obtained on an “arm’s length” basis from unrelated third parties, (f) transactions that are in the ordinary course of business (including the unwinding of Permitted NMTC Transactions) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an “arm’s length” basis from unrelated third parties, and (g) any transaction or series of transactions (including any contract or agreement) with any Liberty Subsidiary contemplated by, or entered into pursuant to or in connection with, the Reorganization Agreement (including any tax sharing arrangement), provided that this Section shall not apply to (x) any Restricted Payment made by the Borrower to its parent to the extent permitted under Section 7.8, (y) any transaction between or among the Borrower and/or any Subsidiary, or between or among the Borrower and/or any Subsidiary and any Liberty Subsidiary (in each case not involving any other Affiliate) to the extent permitted under Sections 7.1, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, or 7.19 or (z) the guaranties permitted under Section 7.1(i).
Section 7.11.    Restrictive Agreements

The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement binding on the Borrower or such Subsidiary Guarantor that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Guarantor to create, incur or permit to exist any Lien (other than Liens prohibited under any cable television Franchise agreement relating to the Borrower or any Subsidiary Guarantor) upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Secured Parties created under the Loan Documents), or (b) the ability of any Subsidiary Guarantor to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary

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Guarantor or to Guarantee Indebtedness of the Borrower or any Subsidiary Guarantor, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.11 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or Liberty Subsidiary or all or substantially all of its assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or the Liberty Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed on any Person that becomes a Subsidiary after the Closing Date, provided that (1) such restrictions and conditions exist at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (2) so long as any such restriction or condition exists, such Person shall be an Excluded Subsidiary, (v) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) the foregoing shall not apply to restrictions and conditions imposed by any agreement, document or instrument relating to any Securitization, and (vii) clause (a) of this Section shall not apply to customary provisions in agreements restricting the assignment of such agreements.
Section 7.12.    Hedging Agreements

The Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.
Section 7.13.    Amendment of Material Documents

The Borrower will not, and will not permit any Subsidiary to, amend, supplement or otherwise modify, or waive any of its rights under its certificate of formation, operating agreement or other organizational documents, in each case other than amendments, modifications or waivers that would not reasonably be expected to adversely affect the Credit Parties, provided that the Borrower shall deliver or cause to be delivered to the Administrative Agent a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof.
Section 7.14.    Ownership of Subsidiaries
The Borrower shall at all times own, directly or indirectly, 100% of the issued and outstanding Equity Interests of each of its Subsidiaries other than Excluded Subsidiaries. No Excluded Subsidiary may own, directly or indirectly, any Equity Interest issued by any Subsidiary Guarantor.
Section 7.15.    Sanctions; Anti-Corruption Laws

The Borrower will not, and will not permit any Subsidiary or Liberty Subsidiary to, directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Sanctioned Country, that, at the time of such funding,

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is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions or Anti‑Corruption Laws.
Section 7.16.    [Reserved]

Section 7.17.    Total Leverage Ratio

Subject to the last paragraph of Article 8, the Borrower will not permit the Total Leverage Ratio to be greater than 6.50:1.00 at any time.
Section 7.18.    Secured Leverage Ratio

Subject to the last paragraph of Article 8, the Borrower will not permit the Secured Leverage Ratio to be greater than 4.00:1.00 at any time.

Section 7.19.    Limitation on Activities of Liberty Subsidiaries

The Borrower shall not permit any Liberty Subsidiary to, directly or indirectly:
(a)    create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness if, on the date of the incurrence of such Indebtedness, after giving effect thereto and the receipt and application of the proceeds thereof, the Consolidated Net Asset Test would be satisfied and (ii) Permitted Liberty Indebtedness;

(b)    (i) make any Restricted Payment of the type specified in clause (i) of the definition thereof if such Liberty Subsidiary is not wholly owned by the Borrower or a Subsidiary, unless after giving effect thereto and the incurrence of any Indebtedness in connection therewith either (A) the Consolidated Net Asset Test would be satisfied or (B) any dividend, distribution or other Restricted Payment to the Borrower or any Subsidiary in an amount that, during any fiscal year, would not exceed the portion of the income taxes payable by the Borrower or GCI in such fiscal year attributable to the Liberty Subsidiaries or (ii) make any Restricted Payments of the type specified in clause (ii), (iii) or (iv) of the definition thereof unless (A) the Consolidated Net Asset Test would be satisfied or (B) with respect to Restricted Payments of the type specified in clause (ii) or (iv), it does not relate to the Equity Interests of the Borrower, the Parent or GCI or the subordinated Indebtedness of the Borrower, any Subsidiary Guarantor, the Parent or GCI (provided that any Liberty Subsidiary that is a Subsidiary Guarantor may make regularly scheduled payments on any of its subordinated Indebtedness);

(c)    sell, transfer, lease or otherwise dispose (including by Division) of any asset (other than Cash and Cash Equivalents) (an “Asset Sale”), provided that a Liberty Subsidiary may (i) consummate any Asset Sale (other than the Equity Interests of GCI Holdings) if on the date thereof and after giving effect thereto and any associated prepayment or repayment of Indebtedness, either (x) the Consolidated Net Asset Test would be satisfied or (y) such Asset Sale would not result in any decrease to the Consolidated Net Assets of the Liberty Subsidiaries, (ii) consummate any Asset Sale solely with

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one or more other Liberty Subsidiaries, (iii) issue Equity Interests to the Borrower, a Subsidiary or another Liberty Subsidiary, (iv) consummate an Asset Sale in the form of or a Restricted Payment permitted to be made pursuant to Section 7.19(b) above, (v) consummate an Asset Sale in the form of an Investment, (vi) consummate an Asset Sale of any capital stock that secures Indebtedness permitted to be incurred by a Liberty Subsidiary pursuant to Section 7.19(a) to satisfy any obligation of such Liberty Subsidiary with respect to such Indebtedness, (vii) consummate a disposition of any capital stock that represents “reference shares” under the Charter Exchangeable Debentures to satisfy GCI’s obligations under or with respect to the Charter Exchangeable Debentures and (viii) consummate any Asset Sale of the type permitted by Section 7.7(a), (d) or (e);

(d)    incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, or any interest therein, or any income or profits therefrom to secure Indebtedness of the Borrower or a Subsidiary Guarantor without making effective provision whereby the Obligations will be secured by such Lien equally and ratably (provided that a Liberty Subsidiary that is a Subsidiary Guarantor may incur or suffer to exist a Lien upon any of its property or assets to secure its own obligations, without making such provision).
In addition, and notwithstanding anything to the contrary set forth herein, neither the Borrower nor any Subsidiary shall sell the Equity Interests of a Liberty Subsidiary unless on the date of any such sale and after giving effect thereto and any associated prepayment or repayment of Indebtedness, the Consolidated Net Asset Test would be satisfied.
ARTICLE 8

EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    the Borrower shall fail to pay any interest on any Loan or on any reimbursement obligation in respect of any LC Disbursement or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party or Liberty Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    (i) any Loan Party or Liberty Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Security Document, in each case to the extent it is

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a party thereto, and such failure shall continue unremedied for a period of 10 days after the earlier to occur of (1) the receipt by such Loan Party or Liberty Subsidiary of written notice thereof from the Administrative Agent or any Lender, or (2) a Responsible Officer of such Loan Party or Liberty Subsidiary obtaining actual knowledge thereof, or (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.3, 6.8, 6.12, 6.13, or 6.14 or in Article 7, or in Article 11, provided that a default under the Financial Covenants shall not constitute an Event of Default with respect to any Non‑Financial Covenant Facility unless and until the Lenders holding more than 50% of the Financial Covenant Credit Exposures of all Lenders shall have accelerated the maturity of any Loan (other than a Loan under a Non‑Financial Covenant Facility) outstanding;

(e)    any Loan Party or Liberty Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after a Responsible Officer shall have obtained actual knowledge thereof;

(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest, and regardless of amount) in respect of any Material Obligations when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)    any event or condition occurs that results in any Material Obligations becoming due prior to their scheduled maturity or payment date, or that enables or permits the holder or holders of any Material Obligations or any trustee or agent on its or their behalf to cause any Material Obligations to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof, prior to their scheduled maturity (in each case after (x) the giving of any applicable notice and (y) giving effect to any applicable grace period), or there shall occur any default, event of default, event of termination or other event that results in, or entitles any person other than the Borrower or a Subsidiary to cause, the acceleration of any Indebtedness, or the early termination of the purchase of accounts receivable, under any Securitization, provided that this paragraph (g) shall not apply to (i) Material Obligations owed by any Excluded Subsidiary that constitutes an Unrestricted Subsidiary (as defined in the indenture for any of the Senior Notes), or (ii) secured Indebtedness that becomes due solely as a result of the voluntary sale, transfer or other disposition of the property or assets securing such Indebtedness;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Borrower or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described

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in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower or any Subsidiary, or any combination thereof (to the extent not fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect;

(m)    any Loan Document shall cease, for any reason, to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party or any Liberty Subsidiary shall so assert in writing;

(n)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or Liberty Subsidiary in writing not to be, a valid and, except to the extent otherwise permitted by the applicable Security Document, perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document or any foreclosure, distraint, sale or similar proceedings have been commenced with respect to any Collateral;

(o)    one or more Authorizations of the Borrower or any of its Subsidiaries to own or operate all or any portion of the Communications Business is not renewed, expires, or is terminated, suspended or revoked, and such nonrenewal, expiration, termination, suspension or revocation would reasonably be expected to have a Material Adverse Effect; or

(p)    a Change in Control shall have occurred;

then, and in every such event (other than an event described in paragraph (h) or (i) of this Article with respect to the Borrower), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of Lenders holding more than 50% of the Total Credit Exposure of all Classes affected thereby, taken as a whole, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) except for Commitments for which

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no Event of Default has occurred terminate the Commitments, and thereupon such Commitments shall terminate immediately and (ii) except for Loans for which no Event of Default has occurred, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party with respect thereto accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Article, such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantors.
In the event the Borrower fails to comply with either or both of the Financial Covenants as of the last day of any fiscal quarter (the “Subject Quarter”), until the tenth day after delivery of the first Compliance Certificate delivered after the end of such fiscal quarter, the Borrower shall have the right to issue securities (such securities issued by Borrower or other equity issued by Borrower having terms reasonably acceptable to Administrative Agent) for cash or otherwise receive cash contributions, and apply the amount of the proceeds thereof to increase Adjusted Operating Cash Flow (solely for purposes of the Financial Covenants, and not for any other covenant or purpose) for the four consecutive fiscal quarters ended on the last day of such Subject Quarter (including for purposes of calculating such four consecutive fiscal quarter Adjusted Operating Cash Flow for the next three quarters) provided that (x) no adjustment to Adjusted Operating Cash Flow shall be permitted to be made for the Initial Capital Contribution and (y) the Borrower shall not be permitted to so increase Adjusted Operating Cash Flow more than two (2) times in respect of any trailing four consecutive fiscal quarter period or more than five (5) times during the term of this Agreement. If, after giving effect to any pro forma adjustment to Adjusted Operating Cash Flow permitted by this paragraph, the Borrower would be in compliance with the Financial Covenants, the Borrower shall be deemed to have previously satisfied the Financial Covenants with the same effect as though there had been no failure to comply, and no Event of Default shall have occurred.
ARTICLE 9
THE ADMINISTRATIVE AGENT

Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money

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to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2 or otherwise in this Agreement), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of the Subsidiaries, any of the Liberty Subsidiaries or any Loan Party that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2 or otherwise in this Agreement) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Credit Party (and, promptly after its receipt of any such notice, it shall give each Credit Party and the Borrower notice thereof), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by any Loan Party of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory

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provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Credit Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), unless an Event of Default shall have occurred and be continuing, in which case no consent of the Borrower shall be required, to appoint a successor from among the Lenders reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent reasonably acceptable to the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), unless an Event of Default shall have occurred and be continuing, in which case no consent of the Borrower shall be required, from among the Lenders or an Affiliate of any such Lender with minimum capital and undivided surplus of not less than $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.
Notwithstanding anything in any Loan Document to the contrary, no Agent (other than the Administrative Agent) or Arranger, in each case acting in such capacity, shall have any duty or obligation under the Loan Documents.
Each Lender and the Issuing Bank irrevocably authorizes the Administrative Agent, at its option and in its discretion (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent or indemnification obligations not then due) and the expiration, termination or cash collateralization of all Letters of Credit, (B) that is sold or otherwise transferred or to be sold or otherwise transferred as part of or in connection with any sale or

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other transfer permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing by the Required Lenders; and (ii) to release any Subsidiary or Liberty Subsidiary from its obligations under the Loan Documents if such Person ceases to be a Subsidiary or Liberty Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party or Liberty Subsidiary from its obligations under the Loan Documents pursuant to this Section.
The use of a Platform in connection with this Agreement or any other Loan Document is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of any electronic communications made on the Platform, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in such electronic communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with such electronic communications or the Platform.
ARTICLE 10
MISCELLANEOUS

Section 10.1.    Notices

Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to the last paragraph of this Section 10.1), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(a)    if to any Loan Party, to it at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attention of Chief Financial Officer (Facsimile No. (907) 868-5676), with a copy to Steven D. Miller, Esq., Sherman & Howard L.L.C., 633 17th Street, Suite 3000, Denver, Colorado 80202, Facsimile No. (303) 298-0940;

(b)    if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to it at 1301 Avenue of the Americas, New York, New York 10019-6022, Attention of: Media & Communications Group (Facsimile No. (212) 261-3288), with a copy to Bryan Cave Leighton Paisner LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention of Matthew P. D’Amico, Esq. (Telephone No. (212) 541-1270, Facsimile No. (212) 904-0502); and

(c)    if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any

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party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Documents required to be delivered pursuant to Section 6.1 and 6.2 may be delivered by e-mail or facsimile. Promptly after receipt thereof by the Administrative Agent, the Administrative Agent shall post such documents electronically with notice of such posting to each Lender and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Platform, if any, to which each Lender has access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent). The Administrative Agent’s obligation to deliver information pursuant to this Section 10.1 may be discharged by posting such information on the Platform in accordance with the remaining provisions of this paragraph. The Loan Parties hereby acknowledge that (i) the Administrative Agent will make available to the Lenders on a confidential basis materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Materials”) by posting the Materials on the Platform and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or any subsidiary thereof) (each, a “Public Lender”). The Borrower shall mark Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously as “PUBLIC.” By designating Materials as “PUBLIC,” the Borrower authorizes such Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to such Person or its securities for purposes of United States Federal and State securities laws. Any Materials not marked “PUBLIC” shall be treated as if it contains material non-public information with respect to the Borrower and the subsidiaries thereof or their securities. Notwithstanding the foregoing, the Borrower is under no obligation to mark any Materials as “PUBLIC.”
Section 10.2.    Waivers; Amendments

(a)    No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b)    Except as provided in Section 2.1(c) and Section 2.1(d) with respect to Add on Term Loans, Section 2.5(d) with respect to additional Revolving Commitments, Section 2.13 with respect to Incremental Term Loans, Section 2.14 with respect to Refinancing Revolving Loans and Refinancing Term Loans and Section 2.15 with respect to Extended Revolving Loans and Extended Term Loans, neither any Loan Document nor any provision thereof may be waived, amended or modified

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except pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower, the Subsidiary Guarantors and the Required Lenders or by the Parent, the Borrower, the Subsidiary Guarantors and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to an LC Disbursement, or reduce the rate of any interest thereon (other than any waiver of default interest payable pursuant to Section 3.1(b)), or reduce any fees payable hereunder, without the written consent of each Credit Party directly and adversely affected thereby, (iii) postpone any scheduled principal payment date (other than mandatory prepayments) or postpone any other payment at stated maturity of any Loan or the date of payment of any reimbursement obligation with respect to an LC Disbursement, any interest (other than any waiver of default interest) or any fees payable hereunder, or reduce (other than any waiver of default interest) the amount of, or waive or excuse any such payment, without the written consent of each Credit Party directly and adversely affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.11(b), the application of mandatory prepayments required by Section 2.7, the application of payments under Section 2.11(b), or the pro rata reduction of Commitments required by Section 2.5(c), without the written consent of each Credit Party directly and adversely affected thereby, provided that, no consent of a Lender shall be required under this clause (iv) if, contemporaneously with the effectiveness of such amendment, the Commitments of such Lender are terminated, and all principal and interest on such Lender’s Loans and all fees and other amounts payable to such Lender hereunder (other than contingent or indemnification obligations not then due) are paid in full, (v) change any of the provisions of this Section or reduce the number or percentage set forth in the definition of the term “Required Lenders” or in any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender in the group of Lenders to which such number or percentage applies (it being understood that an amendment shall not be deemed to change such provisions to the extent it effects an increase or decrease in the commitment of any Lender(s) or in the aggregate amount of the commitments of any Class), (vi) release the Parent or any Subsidiary Guarantor from its Guarantee hereunder (except as expressly provided herein or in the Security Documents), or limit its liability in respect of such Guarantee, without the written consent of each Lender that is a beneficiary of such Guarantee, (vii) release all or substantially all of the Collateral from the Liens of the Loan Documents, without the written consent of each Lender that is a beneficiary of such Collateral, or (viii) expressly change or waive any condition precedent in Section 5.2 to any Revolving Borrowing under a Revolving Facility without the written consent of the Majority Facility Lenders with respect to such Revolving Facility; and provided, further, that, notwithstanding the above provision of this Section 10.2(b), (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, (B) any waiver, amendment or modification of this Agreement that by its terms affects one or more Classes of Lenders (but not of all Classes of Lenders) may be effected by an agreement or agreements in writing entered into by the Parent, the Borrower, the Subsidiary Guarantors and the Lenders holding the requisite percentage in interest of Total Credit Exposures of all affected Classes, taken as a whole, and (C) any waiver, amendment or modification with respect to a Financial Covenant or any amendment or modification of a defined term used in a Financial Covenant to the extent such defined term is utilized solely for purposes of calculating such Financial Covenant shall require the consent only of the Borrower

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and the Lenders holding more than 50% of the Total Credit Exposures of all Classes subject to such Financial Covenant, taken as a whole.

(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (or all Lenders of one or more affected Classes of Lenders), if the consent of the Required Lenders (or the consent of Lenders of the affected Classes holding more than 50% of the Total Credit Exposures of all Lenders of such Classes, taken as a whole) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is so required but not so obtained being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lenders and the Administrative Agent, require each of the Non-Consenting Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and that shall consent to the Proposed Change, provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent(s) shall not unreasonably be withheld, conditioned or delayed, (b) each Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.4(b).

(d)    Notwithstanding anything to the contrary contained in this Section, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower, the Parent and the Subsidiary Guarantors (a) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)    Further, notwithstanding anything to the contrary contained in this Section, if within sixty (60) days following the Fourth Restatement Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of any of the Loan Documents, then the Administrative Agent (acting in its sole discretion) and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

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(f)    Any Lender may authorize the Administrative Agent to sign any amendment, modification or waiver hereto in any authorization form agreed to by the Borrower and the Administrative Agent and no Lender shall be entitled to see any other Lender’s authorization form.

Section 10.3.    Expenses; Indemnity; Damage Waiver

(a)    The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions of any Loan Document, (ii) all reasonable out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of Counsel, in connection with the enforcement or protection of its rights in connection with the Loan Documents during the continuation of an Event of Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiation in respect of such Loans or Letters of Credit. For purposes of this Section 10.3, “Counsel” means (X) in connection with (1) any workout, restructuring or similar negotiation with respect to the Obligations, (2) any Event of Default arising from a failure by the Borrower to pay the principal of, or interest on, any Loan or LC Disbursement when due, (3) any acceleration of the Loans, and/or (4) any filing or proceeding referred to in paragraph (h) or (i) of Article 8, counsel for each Credit Party, or (Y) in all other events, (i) any counsel for the Credit Parties, and (ii) if a conflict exists, reasonably necessary additional counsel for the affected Credit Parties.

(b)    The Borrower shall indemnify each Arranger, each Credit Party and each Related Party of each Arranger and each Credit Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of counsel for the Indemnitees (unless a conflict exists, in which case, reasonable fees, charges and disbursements of reasonably necessary additional counsel for the affected Indemnitees shall be covered), but excluding Taxes which are governed by Section 3.7, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof including any refusal of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any other actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to

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have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or, in the case of clause (iv) immediately above, to have resulted from a material breach of the obligations of such Indemnitee under the Loan Documents. Each Indemnitee shall endeavor to give prompt notice to the Borrower of any claim against such Indemnitee that may give rise to an indemnification claim against the Borrower under this Section 10.3, provided however that such Indemnitee shall have no liability to the Borrower for such the failure to give any such notice.

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is such Lender’s Total Credit Exposure and the denominator of which is the aggregate Total Credit Exposure of all Lenders (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any Total Credit Exposure at such time, as of the last time at which any Lender had a Total Credit Exposure), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Borrower fails to pay any amount required to be paid by it to the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as applicable, an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is such Revolving Lender’s Revolving Credit Exposure plus the unused portion of its Revolving Commitment and the denominator of which is the aggregate Revolving Credit Exposure of all Lenders plus the aggregate unused amount of all Revolving Commitments (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Revolving Lender shall have any Revolving Credit Exposure or unused Revolving Commitment at such time, as of the last time at which any Revolving Lender had any Revolving Credit Exposure or unused Revolving Commitment), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Issuing Bank or the Swingline Lender, as the case may be, in its capacity as such.

(d)    To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or any Letter of Credit or the use of the proceeds thereof.

(e)    All amounts due under this Section shall be payable promptly but in no event later than ten Business Days after written demand therefor.

Section 10.4.    Successors and Assigns

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or

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obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 2.5(d)(E) or in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and obligations in respect of its LC Exposure and Swingline Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans and obligations in respect of its LC Exposure and Swingline Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $2,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, the Borrower consents (in its sole discretion).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among such Loans or Commitments on a non‑pro rata basis.

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(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) an unfunded or revolving facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a funded term facility to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the revolving facility.

(iv)    Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Parties. No such assignment shall be made to any Loan Party, any of its subsidiaries or any of their respective Affiliates.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 10.3 with respect to claims arising from facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or

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obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non‑fiduciary agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, any Loan Party, any of its subsidiaries or any of their respective Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt,

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the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.5 or 3.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.7(e) and (f) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.    Survival

All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under the Loan Documents is outstanding and unpaid (other than contingent or indemnification obligations not then due) or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the LC Disbursements, the expiration or termination of the Letters of Credit and the termination of the Commitments or the termination of this Agreement or any provision hereof.
Section10.6.    Counterparts; Integration; Effectiveness

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to any Credit Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Agreement by facsimile

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transmission or electronic photocopy (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.7.    Severability
In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).
Section 10.8    Right of Setoff
If an Event of Default under Section 8(a) or (f) shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by it, irrespective of whether or not it shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and Affiliate agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each of the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.
Section 10.9.    Governing Law; Waiver of Jury Trial
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR, TO ITS KNOWLEDGE, OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 10.10.    Submission To Jurisdiction; Waivers

Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.1 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 10.11.    Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12.    Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the

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maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 10.13.    Patriot Act

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.
Section 10.14.    Confidentiality

(a)    Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party will be responsible for any disclosure by such Persons), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority having supervisory jurisdiction over such Person), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee under Section 10.4 or pledgee under Section 10.4(f) of or Participant in (or trustee for such assignee, pledge or Participant), or any prospective assignee under Section 10.4 or pledgee under Section 10.4(f) of or Participant in (or trustee for such assignee, pledge or Participant), any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or an agreement described in clause (vi) above or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower and the known Affiliates and representatives thereof (other than a source actually known by such disclosing Person to be bound by confidentiality obligations with respect thereof). For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower relating to the Borrower, any Loan Party or any of their Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent, Issuing Bank or Lender on a non-confidential basis prior to disclosure by or on behalf of the Borrower (other than from a source actually known by such party to be bound by confidentiality obligations). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree

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of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)    EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 10.14 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE LOAN PARTIES AND THEIR AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE LOAN PARTIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR AFFILIATES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE DELIVERED TO THE ADMINISTRATIVE AGENT A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.15.    Amendment and Restatement

The parties to this Agreement agree that, effective upon the Closing Date, the terms and provisions of the Existing Credit Agreement shall be amended, superseded, restated and consolidated in their entirety without a breach in continuity by the terms and provisions of this Agreement and, unless expressly stated to the contrary, each reference to the Existing Credit Agreement in any of the Loan Documents or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the obligations and liabilities thereunder.
Section 10.16.    No Fiduciary Duty

Each Loan Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Loan Party and its Affiliates, on the one hand, and each Agent, each Arranger and each other Credit Party, and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of any Agent, any Arranger or any other Credit Party, or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

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Section 10.17.    Savings Clause

(a)    Each of the Guarantees set forth herein and each Security Document each to the extent amended as provided herein, shall remain in full force and effect and continue to secure the Obligations.

(b)    Nothing in this Agreement shall affect the rights of the Credit Parties to payments under Articles 3 and 11 for the period prior to the Closing Date and such rights shall continue to be governed by the provisions of the Existing Credit Agreement.

Section 10.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any New Refinancing Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.19.    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Arranger, and any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

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(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agents and the Arrangers, each in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Arrangers, and any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that:

(i)    none of the Agents or the Arrangers, or any of their respective Affiliates, is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other Person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

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(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to any Agent or any Arranger, or any Affiliate of any of them, for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)    Each Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 10.20.    CoBank Equity and Security

(a)    The Borrower and CoBank each acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of each of them with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of Borrower’s patronage with CoBank, (ii) Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. The Borrower acknowledges and agrees that CoBank reserves the right to assign or sell participations in all or any part of its (or its affiliate’s) Commitments or outstanding Loans hereunder on a non-patronage basis.

(b)    Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit. The CoBank Equities shall not constitute security for the Obligations due to any

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other Lender. To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to CoBank or its affiliate under this Agreement, whether or not such amounts are currently due and payable. Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of Borrower. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

ARTICLE 11

GUARANTEE

Section 11.1.    Guarantee; Fraudulent Transfer, Etc.; Contribution

(a)    Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the Obligations (other than Obligations which constitute Excluded Swap Obligations). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

(b)    Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.

(c)    Fraudulent Transfer. Anything in this Article 11 to the contrary notwithstanding, (i) the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (A) in respect of intercompany debt owed or owing to the Borrower or Affiliates of the Borrower to the extent that such debt would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (B) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Obligations,

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which Guarantee contains a limitation as to maximum amount similar to that set forth in this clause (i), pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements described in Section 11.1(d)) and (ii) the Borrower expressly subordinates any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim that it may now or hereafter have against any Loan Party, any other guarantor or any other Person directly or contingently liable for the Obligations, or against or with respect to the property of any other Loan Party, such other guarantor or such other Person, arising from the existence or performance hereof, including, but not limited to, in the event that any money or property shall be transferred to any Credit Party by the Borrower pursuant to this Article 11 in reduction of the Obligations or otherwise.

(d)    Contributions. In addition to all rights of indemnity and subrogation the Subsidiary Guarantors may have under applicable law (but subject to this paragraph), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor hereunder, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment, and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of any Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy any claim of any Secured Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to this paragraph) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder or assets of any other Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrower as provided in this paragraph, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 11.9, the date of the Guarantee Supplement executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this paragraph shall be subrogated to the rights of such Claiming Subsidiary Guarantor under this paragraph to the extent of such payment. Notwithstanding any provision of this paragraph to the contrary, all rights of the Subsidiary Guarantors under this paragraph and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by this paragraph (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations

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under this paragraph, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this paragraph.

Section 11.2.    Obligations Not Waived

To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to any Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Article 11, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Article 11, (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Secured Party, or (iv) any other circumstance that would constitute a surety defense (other than payment in full in cash of all of the Obligations).
Section 11.3.    Security

Each Guarantor authorizes the Administrative Agent and each other Secured Party to (i) take and hold security for the payment of the obligations under the provisions of this Article 11 pursuant to the Security Documents and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (iii) release or substitute any one or more endorsees, other Guarantors or other obligors.
Section 11.4    No Discharge or Diminishment of Guarantee

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

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Section 11.5.    Defenses of Borrower Waived

To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any Guarantor or exercise any other right or remedy available to them against the Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as applicable, or any security.

Section 11.6.    Agreement to Pay; Subordination

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation (other than Excluded Swap Obligations) when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of the Obligations. In addition, any debt or Lien of the Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment and priority to the prior payment in full in cash of the Obligations and the Liens created under the Loan Documents (provided that, payments on such debt may be made at any time when no Event of Default has occurred and is continuing). If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of the Borrower or such other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

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Section 11.7.    Information

Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
Section 11.8.    Termination

(a)    The guarantees made hereunder (i) shall terminate when all the Obligations have been paid in full in cash, all Letters of Credit have expired and all LC Disbursements have been reimbursed, and the Lenders have no further commitment to lend or otherwise extend credit under this Agreement and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

(b)    If any Equity Interest in any Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary Guarantor shall no longer be a Subsidiary, then the obligations of such Subsidiary Guarantor under this Article 11 shall be automatically released.

Section 11.9.    Additional Guarantors

Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a Guarantee Supplement, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any Guarantee Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.
Section 11.10.    Keepwell

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its Guarantee obligations under this Article 11 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.10, or its Guarantee obligations under this Article 11, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until such Qualified ECP Guarantor’s obligations under this Article 11 terminate pursuant to Section 11.8. Each Qualified ECP Guarantor intends that this Section 11.10 constitute, and this Section 11.10 shall be deemed to constitute, a “keepwell, support, or other

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agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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List of Omitted Schedules, Exhibits and Annexes

The following schedules and exhibits to the Sixth Amended and Restated Credit Agreement, among GCI, LLC, as Borrower, the Subsidiary Guarantors thereto, the Lenders party thereto, and the other parties thereto, have not been provided herein:

SCHEDULES:
Schedule 1.1A
Schedule 4.6
Schedule 4.8
Schedule 4.13
Schedule 4.14
Schedule 7.1
Schedule 7.2
Schedule 7.4
Schedule 7.10
Schedule 7.11

EXHIBITS:
Exhibit B-1
Exhibit B-3

Annex B to the Amendment Agreement, dated as of December 27, 2018, among GCI, LLC, the Subsidiary Guarantors, Ventures Holdco, LLC, Credit Agricole Corporate and Investment Bank and the Lenders party thereto, also has not been provided herein.

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted schedule, exhibit or annex to the Securities and Exchange Commission upon request.